                                                Filed Pursuant to Rule 424(b)(3)
                                                File Number 333-45195

PROSPECTUS

                            TERRACE HOLDINGS, INC.

  In December, 1995, Terrace Holdings, Inc., a Delaware corporation (the "Company"), sold 1,437,500 redeemable common stock purchase warrants (the "Public Warrants") and certain selling warrantholders sold 200,000 identical warrants, which they had acquired in July 1995 ("Lenders Warrants"), to the public. In August, 1997, the Company consummated a private placement of 1,523,825 units of its securities, including units issued as commissions, each unit consisting of one share of preferred stock, $.001 par value ("Preferred Stock"), each convertible into two shares of Common Stock, and two redeemable common stock purchase warrants (the "Private Placement Warrants"), each to purchase one share of common stock, $.001 par value ("Common Stock"). The Private Placement Warrants are identical in all respects to the Public Warrants, as are warrants to purchase 750,000 shares issued in July, 1997 to Biltmore Securities, Inc., as an investment banking fee ("IB Warrants"). The Public Warrants, Lenders Warrants, Private Placement Warrants and the IB Warrants are sometimes hereinafter collectively referred to as the "Warrants". The Company has temporarily reduced the exercise price of the Warrants from $4.00 to $1.25 for a minimum of 60 calendar days commencing on the date of this Prospectus, to and including 5:00 p.m., New York time, on December 4, 1998, subject to extension in the sole discretion of the Company ("Temporary Exercise Period"). After the expiration of the Temporary Exercise Period, the exercise price of the Warrants will return to the original $4.00 per share. This Prospectus covers the offer and sale of up to (1) 4,518,950 shares of Common Stock reserved for issuance upon exercise of Warrants (of which (i) 1,637,500 shares of Common Stock are being registered for original issuance and (ii) 2,881,450 shares reserved for issuance on exercise of the Private Placement Warrants and the IB Warrants are for resale), and (2) 1,984,150 shares of Common Stock, including 1,784,150 shares issued upon automatic conversion of the Preferred Stock on July 31, 1998, and up to an additional 200,000 shares of Common Stock, for resale. All of the Warrants are exercisable at $4.00 per share. See "Description of Securities--Warrants," "Price Range of Securities," "Business--Recent Financing," "Plan of Distribution" and "Selling Securities Holders."
                                                  (Continued on following page)

  AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION OF THE BOOK VALUE OF THE COMMON STOCK INCLUDED IN THE UNITS AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 6 AND "DILUTION."


THESE SECURITIES HAVE  NOT BEEN APPROVED OR DISAPPROVED BY  THE SECURITIES AND
 EXCHANGE  COMMISSION  OR  ANY  STATE   SECURITIES  COMMISSION  NOR  HAS  THE
  SECURITIES AND  EXCHANGE  COMMISSION  OR ANY  STATE  SECURITIES  COMMISSION
  PASSED   UPON  THE   ACCURACY  OR   ADEQUACY  OR   THIS  PROSPECTUS.   ANY
   REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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                                         TEMPORARY     SOLICITATION                  PROCEEDS TO
                                       EXERCISE PRICE      FEE                         SELLING
                                        OR PRICE TO      OR SALES      PROCEEDS TO    SECURITIES
                                           PUBLIC      COMMISSIONS     COMPANY(3)      HOLDERS
------------------------------------------------------------------------------------------------
Per Warrant(2)........................    $1.25(1)         $.05          $1.20           -0-
------------------------------------------------------------------------------------------------
Per Share(2)..........................   various(2)     various(2)        -0-         various(2)
------------------------------------------------------------------------------------------------
TOTAL(4)..............................   $5,648,687      $225,948      $5,422,740     various(2)
------------------------------------------------------------------------------------------------

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(1) Holders of Warrants may exercise them at the $1.25 temporary exercise price until December 4, 1998, (60 calendar days after the date of this Prospectus), subject to extension in the sole discretion of the Company until December 31, 1998, after which the exercise price will return to the $4.00 per share exercise price stated in the Warrants. See "Description of Securities--Warrants."
(2) Certain holders of the Company's securities ("Selling Securities Holders") may sell their shares of Common Stock, Warrants, or other warrants at any time at varying market prices and pay their respective brokers various sales commissions charged by such brokers. The Company will not receive any proceeds from such sales and will not pay any of the associated brokerage commissions.
(3) Before deducting expenses of the offering payable by the Company estimated at $120,000. See "Use of Proceeds."
(4) Assumes all 4,518,950 Warrants are exercised at the $1.25 temporary exercise price. See "Use of Proceeds."

                The Date of this Prospectus is October 5, 1998

(Continued from previous page)


  This Prospectus also covers the offer and sale by the holders thereof of the 2,131,450 Private Placement Warrants. See "Selling Securities Holders." Up to 570,000 additional shares of Common Stock reserved for issuance upon exercise of warrants issued to (i) Midas Investment Group, Inc. d/b/a Biltmore Securities, Inc., the Company's initial underwriter (250,000 shares), (ii) the former members of DownEast Frozen Desserts, LLC, in connection with the Company's acquisition of Deering Ice Cream, Inc. (250,000 shares), and (iii) one of its former directors (70,000 shares), are being registered for resale so that if and when such warrants are exercised such shares may be offered and resold to the public.

  The Company will receive payments of the exercise prices of the Warrants or its other outstanding warrants to the extent any of them are exercised. See "Use of Proceeds from Warrant Exercises." There is no assurance, however, that any of them will be exercised. Midas Investment Group Inc. d/b/a Biltmore Securities, Inc., (the "Soliciting Agent"), will be paid a warrant solicitation fee equal to 4% of the exercise price of Warrants with respect to any Warrants exercised as a result of solicitation of the Warrant holders by the Soliciting Agent, provided that such solicitation is in compliance with applicable rules of the National Association of Securities Dealers, Inc.. See "Use of Proceeds from Warrant Exercises," and "The Soliciting Agent." The Company will not receive proceeds from resales of Warrants or shares of Common Stock issued on exercises of the Warrants or its other warrants, although costs incurred in connection with their registration for resale are being borne by the Company. See "Selling Securities Holders."

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files annual and quarterly reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the offices of the Commission's New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048 and the Chicago Regional Office at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of these materials may be obtained from the Public Reference Section of the Commission, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. In addition, the Commission maintains a website that contains reports, proxy and information statements and other information regarding issuers such as the Company that file electronically with the Commission. The address of such site is http://www.sec.gov.

  This Prospectus constitutes a part of a Registration Statement on Form SB-2 which the Company has filed with the Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the Company's securities (referred to herein, together with amendments and exhibits, as the "Registration Statement"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the securities offered hereby, reference is hereby made to the Registration Statement. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to such exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its "entirety" by such reference. Copies of the Registration Statement and the exhibits may be inspected, without charge, at the offices of the Commission, or obtained at prescribed rates from the Public Reference Section of the Commission at the address set forth above.

                               TABLE OF CONTENTS

                              PAGE
                              ----
Prospectus Summary...........   3
Risk Factors.................   6
Price Range of Securities....  12
Dilution.....................  13
Use of Proceeds..............  13
Capitalization...............  14
Dividend Policy..............  14
Selected Financial Data......  15
Management's Discussion and
 Analysis....................  16
Business.....................  20

                                    PAGE
                                    ----
Management.........................  27
Certain Relationships and Related
 Transactions......................  33
Selling Securities Holders.........  35
Description of Securities..........  36
Plan of Distribution...............  39
Experts............................  40
Legal Matters......................  40
Additional Information.............  40
Index to Financial Statements...... F-1

                               PROSPECTUS SUMMARY

  The following is a summary of certain information contained in this Prospectus and is qualified in its entirety by reference to the more detailed information and the financial statements and notes thereto appearing elsewhere herein. Unless otherwise specified, all information in this Prospectus assumes no exercise of the Warrants or any other Warrants. See "Description of Securities," "Underwriting" and "Management--Employment Agreements." Each prospective investor is urged to carefully read this Prospectus in its entirety, including but not limited to the Risk Factors.

THE COMPANY

  Terrace Holdings, Inc., (the "Company"), was incorporated under the laws of the State of Delaware on June 15, 1995, to change the state of incorporation of Bon Adventure Kosher Tours, Inc., a Florida corporation, formerly known as Embassy Kosher Tours of South Florida, Inc. The Company currently has three wholly-owned operating subsidiaries, having recently sold the "hospitality" group, in "food services and distribution." The sold hospitality subsidiaries are A&E Management Corp., which manages the food and beverage operations of a non-kosher restaurant and catering operation at The Club at Emerald Hills in Hollywood, Florida, and The Lasko Family Kosher Tours, Inc., which operates Passover holiday vacations at three locations within the United States and the Lasko Companies, Inc., which owns and operates on leased property the Company's kosher, casual dining restaurant. See "Business--Hospitality."

  The food services and distribution subsidiaries are: A-One-A Produce & Provisions, Inc. which is a Pompano Beach, Florida based produce distributor that sells and distributes fresh fruit and vegetable, dairy and grocery products to hotels, restaurants and other businesses in the south Florida region; and Terrace Fresh Inc., which as an affiliate of A-One-A Produce & Provisions, Inc., processes and sells fresh produce. See "Business--Food Services and Distribution." On July 15, 1998, the Company added Banner Beef and Seafood Co., Inc., a Miami based custom value-added processor of meat, seafood and poultry as a subsidiary. See "Business--Recent Acquisition."

  In December, 1997, the Company consummated the sale of the assets and related liabilities of its wholly-owned subsidiary, Deering Ice Cream, Inc. for $1,000,000, subject to later adjustment, in cash and certain royalty payments over four years. At the closing of the sale, the purchase price was adjusted down, as a result of working capital deterioration, to approximately $613,000. Further, based on post-closing accounting, the Company has released to the buyer the $200,000 of the purchase price held in escrow further reducing the purchase price, and is in discussions with the buyer to finalize the purchase price. As of the date of this Prospectus, the parties are still in final negotiation over the assumption of certain liabilities and the Company estimates it may have to refund up to an additional approximately $50,000 to the buyer. While the Company believes such sale will not have a material adverse effect on its longer term growth or ultimate profitability, there is no assurance that the Company's belief will be borne out. See "Business--Frozen Desserts."

  On August 26, 1998, shareholders approved a change in the Company's name to Terrace Food Group, Inc. The purpose of the change is to better reflect the Company's current business and operations. The name change will be effectuated as soon as practicable consistent with the requirement of Delaware law and of the NASDAQ Stock Market.

  The Company's executive offices are located at 1351 N.W. 22nd Street, Pompano Beach, Florida 33069. Its telephone number is 954-917-7272.

SECURITIES

Common Stock to be Issued by the Company
 Upon the the Exercise of the
 Warrants(1)............................. 4,518,950 shares
Other Securities Offered by Securities
 Holders................................. 200,000 shares of Common Stock
                                          2,131,450 Private Placement Warrants
                                          570,000 shares of Common Stock(2)

Securities Outstanding Prior to
 this Prospectus
  Common Stock(3)(5)............... 8,397,998 Shares
  Warrants (4)(5).................. 6,258,950
NASDAQ SmallCap Marketsm Symbols... Common Stock--THIS; Warrants--THISW
Use of Net Proceeds from exercise   For working capital and potential
 of Warrants and other warrants.... acquisitions
Risk Factors....................... The securities offered hereby are highly speculative and involve a high degree of
                                    risk and should be purchased only by
                                    investors that can afford the loss of their
                                    entire investment. See "Risk Factors." In
                                    addition, there is immediate substantial
                                    dilution. See "Dilution."

--------

(1) Of the 4,518,950 shares, 2,881,450 shares are registered for resale by holders of the Private Placement Warrants and IB Warrants. See the Cover Page of this Prospectus.
(2) To be issued upon exercise of certain warrants. See the Cover Page of this Prospectus.

(3) Assumes that all of the Warrants and other warrants are not exercised and includes the Preferred Stock which automatically converted into shares of Common Stock on July 31, 1998.

(4) Includes 2,131,450 Private Placement Warrants and (i) 750,000 shares of Common Stock issuable upon exercise of warrants issued to two executive officers of the Company; (ii) 1,437,500 shares of Common Stock reserved for issuance upon exercise of the Public Warrants; (iii) 250,000 shares of Common Stock issuable upon exercise of warrants issued in connection with the acquisition of DownEast Frozen Desserts, LLC; (iv) 90,000 shares of Common Stock issuable upon exercise of warrants issued to two directors of the Company; (v) 1,000,000 shares of Common Stock issuable upon the exercise of warrants issued to an investment banking firm which was the underwriter of the Company's initial public offering; and (vi) 200,000 shares of Common Stock issuable upon exercise of warrants acquired in July, 1995, by certain warrantholders prior to the Company's public offering and resold subsequent to that offering. Does not include the possible issuance of (i) 141,500 shares of Common Stock issuable upon exercise of an option (the "Underwriter's Option") to purchase securities of the Company sold to the Soliciting Agent in connection with the Company's initial public offering in December, 1995 ("Initial Public Offering"); (ii) 125,000 shares of Common Stock issuable upon exercise of the warrants included in the Underwriter's Option; (iii) 200,000 shares of Common Stock issuable upon exercise of warrants ("Class B Warrants") which were issued immediately following the effective date of the Company's Initial Public Offering (the terms and conditions of the Class B Warrants are identical to the Warrants except that the exercise price of the Class B Warrants is $10.00);
    (iv)400,000 shares of Common Stock issuable upon exercising of warrants ("Fund Warrants") which were issued in connection with the Company's 12% Convertible Subordinated Notes in favor of a private investor on June 25, 1998 (the terms and conditions of the Fund Warrants are identical to the Warrants except that the exercise price of the Fund Warrants is $1.25).

(5) Assuming the exercise of all of the Company's warrants listed in footnote 4 above and including the Class B Warrants and the Fund Warrants, the Company will have outstanding 14,656,948 shares of Common Stock. This includes the automatic conversion of the Company's outstanding shares of Preferred Stock which occurred on July 31, 1998. See "Description of Securities--Preferred Stock."

SUMMARY FINANCIAL INFORMATION

  The financial data set forth below is derived from, should be read in conjunction with and is qualified in its entirety by the more detailed financial statements and notes thereto, and should be read in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations, appearing elsewhere in this Prospectus.

STATEMENT OF OPERATIONS DATA:

                                      CONSOLIDATED FOR
                                   YEAR ENDED DECEMBER 31,   PRO FORMA COMBINED
                                   ------------------------  FOR THE YEAR ENDED
                                     1997(1)      1996(1)       12/31/97(2)
                                   -----------  -----------  ------------------
Revenues.......................... $ 8,929,464  $       --      $23,192,237
Gross Profit......................   2,075,957          --        5,182,590
Operating Expenses................   3,430,480      478,265       6,868,146
Loss from Continuing Operations...  (1,411,516)    (458,927)     (2,042,745)
Income (Loss) from Discontinued
 Operations.......................  (2,940,537)    (697,100)            --
Net Loss.......................... $(4,352,053) $(1,156,027)            --
Net Loss per Share................ $      (.98) $      (.35)    $      (.46)
Weighted Average of Common Shares
 Outstanding......................   4,454,034    3,312,500       4,454,034

                                                                  PRO FORMA
                                       CONSOLIDATED FOR SIX        COMBINED
                                      MONTHS ENDED JUNE 30,     FOR SIX MONTHS
                                      -----------------------       ENDED
                                         1998         1997     JUNE 30, 1998(3)
                                      -----------  ----------  ----------------
Revenues............................. $13,429,518  $      -0-    $16,250,821
Gross Profit.........................   3,704,340         -0-      3,975,052
Operating Expenses...................   3,669,321     411,651      4,266,855
Loss from Continuing Operations......     (95,726)   (389,939)      (532,336)
Income (Loss) from Discontinued
 Operations..........................          29     189,568            --
Net Loss............................. $   (95,697) $ (200,371)           --
Net Loss per Share................... $      (.02) $     (.05)   $      (.10)
Weighted Average of Common Shares
 Outstanding.........................   5,187,161   4,306,400      5,187,161

                                   CONSOLIDATED FOR SIX
                                   MONTHS ENDED JUNE 30,  PRO FORMA COMBINED FOR
                                  -----------------------    SIX MONTHS ENDED
                                     1998        1997        JUNE 30, 1998(3)
                                  ----------- ----------- ----------------------
BALANCE SHEET DATA:
Working Capital (Deficit)........ $     9,075 $   259,560      $(1,049,605)
Total Assets.....................  12,983,930  10,191,769        6,927,342
Long-Term Debt...................   4,106,601   2,834,745           81,380
Total Liabilities................   9,464,951   6,672,790        3,738,917
Shareholders' Equity............. $ 3,518,979 $ 3,518,979      $ 3,188,425

--------
(1) Only two years are presented since all prior years' assets relate to discontinued operations.

(2) Represents combined operations of Terrace Holdings, Inc., A-One-A Produce and Provisions, Inc. and Banner Beef and Seafood Co., Inc. treating the latter two as if they were subsidiaries of Terrace for the full period then ended.

(3) Represents combined Terrace Holdings, Inc. and subsidiaries and Banner Beef and Seafood Co. Inc., acquired on July 15, 1998.

  UNLESS THE CONTEXT INDICATES OTHERWISE, ANY REFERENCE IN THIS PROSPECTUS TO THE "COMPANY" MEANS AND REFERS TO THE COMPANY AND ITS WHOLLY-OWNED SUBSIDIARIES.

                                 RISK FACTORS

  THE PURCHASE OF THE SECURITIES BEING OFFERED HEREBY IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK AND SUBSTANTIAL DILUTION. THE PURCHASE OF THESE SECURITIES SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD TO SUSTAIN A TOTAL LOSS OF THEIR INVESTMENT IN THE COMPANY. PROSPECTIVE INVESTORS, PRIOR TO ANY PURCHASE, SHOULD CAREFULLY CONSIDER ALL OF THE INFORMATION CONTAINED IN THIS PROSPECTUS AND, IN PARTICULAR, THE FOLLOWING FACTORS WHICH COULD MATERIALLY AND ADVERSELY AFFECT THE OPERATIONS AND PROSPECTS OF THE COMPANY OR AN INVESTMENT THEREIN, BEFORE MAKING A DECISION TO PURCHASE THE SECURITIES BEING OFFERED HEREBY. THE FOLLOWING IS NOT INTENDED AS, AND SHOULD NOT BE CONSIDERED, AN EXHAUSTIVE LIST.

  1. No Assurance of Profitability. To date, the Company has generated net losses. The total amount of the Company's accumulated deficit as of December 31, 1997, was $5,893,448. The Company's net losses from continuing operations for each of the last three fiscal years were, $1,411,516, $458,927 and $591,154, respectively. At December 31, 1997, the Company had a deficit in cash and working capital of approximately $235,000 and $1,050,000 respectively. There is no assurance that the future operations of the Company will result in revenues or will be profitable. Should the operations of the Company be profitable, it is anticipated that the Company would retain all of its earnings in order to finance future growth and expansion. See "Liquidity and Capital Resources" "Dividend Policy" "Business" and "Financial Statements."

  2. No Dividends on Common Stock. The Company does not anticipate payment of any cash dividends on its Common Stock for the foreseeable future; it being anticipated that any earnings would be retained by the Company to finance its operations and future growth and expansion. See "Dividend Policy."

  3. Proposed Expansion. The Company intends to continue to pursue a strategy of growth by acquisition. To date, it has made four material acquisitions: the purchase, in January, 1996, of three additional Passover vacation venues (one of which was not operated after 1996), the acquisition, in February, 1997, of Deering Ice Cream, Inc. ("Deering"), the assets of which were sold in December, 1997, the acquisition, in July, 1997, of A-One-A Wholesale Produce, Inc. and the acquisition, on July 15, 1998, of Banner Beef and Seafood Co., Inc. ("Banner"). There can be no assurance that the Company will make any additional acquisitions in the near future, or if made, that any such acquisitions will add profitability to the Company. The Company has determined to seek growth by acquisition of existing food and food related operations. There is no assurance any such acquisitions will be available to the Company or that its acquiring such operations will add to the Company's profitability. Furthermore, competition in the Company's principal businesses could significantly increase. See "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

  4. Dependence on Proceeds of Warrant Exercises. The Company is dependent on and intends to use a significant portion of the proceeds received upon exercise of the Warrants and other warrants for working capital which may include expansion plans. The Company anticipates the proceeds of the exercise of the Warrants and other warrants, together with projected cash flow from operations, will be sufficient to fund the Company's operations, including any potential proposed expansion, during the twelve months following the date of this Prospectus, although there cannot be any assurance of this. Since any proceeds in connection with this offering are dependent on the exercise of the Warrants and other warrants, there can be no assurance that this offering will benefit the Company financially. See "Use of Proceeds."

  5. Board Discretion in Application of Proceeds. The management of the Company has broad discretion to adjust the application and allocation of the net proceeds from exercise of the Warrants and other warrants, if any, which proceeds will be added to the Company's working capital. As a result of the foregoing, the success of the Company is substantially dependent upon the discretion and judgment of the management of the Company with respect to the application and allocation of such net proceeds. See "Use of Proceeds."

  6. Possible Need for Additional Financing; Possible Loss of Entire Investment. In the event that the Company's plans change, its projections prove to be inaccurate or the proceeds from the exercise of the Warrants and other warrants prove to be insufficient, the Company may be required to seek additional financing or curtail any potential expansion plans. In such case, the Company will generally be required to seek additional debt or equity financing to fund the costs of continuing operations or to expand its operations. On July 15, 1998, the Company received funding from an institutional lender to provide to the Company and its wholly-owned subsidiaries an aggregate of up to $6,000,000 in senior secured financing, the proceeds of which were or will be used for (i) repayment of indebtedness, (ii) the Banner acquisition, and (iii) ongoing working capital. Prospective investors should be aware that if the Company is not successful in its operations, future acquisitions or facilities that it establishes, their entire investment in the Company could become worthless. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Results of Operations--Liquidity and Capital Resources," "Use of Proceeds" and "Business."

  7. Competition. The produce, dairy and grocery distribution and food processing businesses are highly competitive and there are numerous well-established competitors possessing substantially greater financial, marketing, personnel and other resources than the Company. These competitors include national, regional and local firms. There can be no assurance that consumers will regard the Company's products and services as significantly distinguishable from competitive products and services, or that substantially equivalent products will not be introduced by the Company's competitors or that the Company will be able to compete successfully. See "Business-- Competition."

  8. Sale of Subsidiaries. In February, 1997, the Company entered into an Option Agreement with Samuel H. Lasko, then President, Treasurer and a director of the Company, and Jonathan S. Lasko, the Executive Vice-President, Secretary, Chief Operating Officer and a director of the Company, which gave the Laskos, individually or collectively, the option to purchase all of the stock or the assets, at their respective fair price, of The Lasko Companies, Inc., A & E Management Corp., and The Lasko Family Kosher Tours, Inc., each of which was a wholly-owned subsidiary of the Company. The fair price was determined by an independent valuation and was approved by a committee of disinterested directors, and is subject to ratification by the stockholders of the Company. Samuel H. Lasko indicated to the Company that he intended to exercise this option on the first date that it was exercisable in accordance with the Option Agreement. As of March 13, 1998, Samuel H. Lasko purchased The Lasko Family Kosher Tours, Inc. and A&E Management Corp. for consideration equal to approximately $575,000, the independently determined fair market value of them. The sale of The Lasko Companies, Inc. to an unaffiliated third party for a total purchase price of $90,000, was consummated on May 29, 1998. Jonathan S. Lasko did not participate in the purchases. As indicated elsewhere in this Prospectus, the Company has recently disposed of its frozen dessert business and its foodservice and vacation businesses to concentrate on its food and produce distribution and processing operations. There is no assurance that such dispositions will cause the Company to become profitable. See "Business." Management of the Company believes, although such sales may have a material short term adverse effect on the Company, there will not be material long term effects from such sales. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Results of Operations-- Hospitality," and "Business--Hospitality."

  9. Resignation of Dr. Lasko. In connection with the sale of the hospitality businesses, Samuel H. Lasko, an officer and director of the Company since its inception, resigned as an officer of the Company effective on August 26, 1998, the date of the ratification of the sale by the Company's shareholders. Dr. Lasko did not stand for re-election as a Director at that time. No assurance can be given that such resignation will not have an adverse effect upon the Company.

  10. Changes and Other Factors Affecting Business. The produce, dairy and grocery distribution and food processing industries are often affected by changes in consumer tastes, national, regional and local economic conditions, demographic trends, traffic patterns and the type, number and location of competing facilities. In addition, the labor intensiveness of these businesses, as well as factors such as inflation, increased food, labor and employee benefit costs and availability of experienced management and hourly employees may also adversely affect the Company's operations. See "Business--Competition."

  11. Current Seasonal Nature of Certain Operations. The Company's current operations are located in south Florida and are seasonal in nature since such operations rely, to a certain degree, on tourism in the winter months to sustain them. See "Business."

  12. Government Regulation. Food businesses are subject to various federal, state and local laws and regulations. The failure to obtain and retain licenses or any other governmental approvals or to pass periodic governmental inspections would have a material adverse effect on the Company. In addition, food processing and other operating costs are affected by increases in the minimum hourly wage, unemployment tax rates, sales taxes and similar matters over which the Company has no control. See "Business--Government Regulation."

  13. PACA Licenses. The Company's A-One-A Produce & Provisions, Inc. subsidiary and its affiliate, Terrace Fresh, Inc., are subject to The Perishable Agricultural Commodities Act ("PACA") which regulates "commission merchants," "brokers" and "dealers" engaged in the business of shipping or receiving perishable agricultural commodities in interstate commerce. A-One-A Produce and Terrace Fresh currently maintain PACA licenses to distribute fresh produce, fruits and vegetables. The ability of the Company to continue successful distribution and sales of its fresh produce, fruits and vegetables is dependent upon its continued compliance with PACA. Loss of its PACA license would have a materially adverse effect on the Company. See "Business."

  14. Dependence on Key Personnel. The Company's success depends to a significant extent on the continued service of certain key management personnel, in particular, Steven Shulman, the Company's President and Chief Executive Officer. The loss or interruption of Mr. Shulman's services, for whatever reason, would have a material adverse affect on the Company. The loss of Jonathan S. Lasko, Executive Vice President of the Company and its Chief Operating Officer would materially adversely affect the Company's operations. The Company maintains key-man life insurance for Jonathan S. Lasko but not on any of its other executive personnel. See "Business."

  15. Potential Liability and Possible Insufficiency of Insurance; No Key-Man Life Insurance. The Company's operations involve the offering of consumer products and services to the public. The Company therefore may be exposed to a significant risk of liability for property damage or personal injury. The Company maintains general liability insurance (in the aggregate or per claim) for its various businesses. The Company endeavors to contractually limit its potential liability to the amount and terms of its insurance policies. However, the Company is not always able to obtain such limitations on liability, and such provisions, when obtained, may not adequately shelter the Company from liability. Consequently, a partially or completely uninsured claim, if successful and of sufficient magnitude, may have a material adverse effect on the Company and its financial condition. See "Business."

  16. Risk Borne by Public Shareholders Disproportionate to Risk Borne by Present Shareholders. Investors through this offering may have paid substantially more than the initial or present shareholders, and, accordingly, bear a disproportionate amount of risk because of the disparity in purchase price. See "Dilution."

  17. Immediate and Substantial Dilution. An investor exercising the Warrants, at the temporary exercise reduced price, may experience immediate and substantial dilution of $.92, or approximately 74%, per share because the exercise price of the Warrants exceeds the pro forma net tangible book value per share of the Company after giving effect to the exercises, purchases and divestitures. See "Dilution."

  18. No Assurance of Continued Public Trading Market or Continued Qualification for NASDAQ Inclusion. Until the close of business September 29, 1998, the Company's Common Stock and Warrants were listed on the NASDAQ SmallCapsm Market ("NASDAQ"). The Company has requested a review of such delisting decision. As of September 30, 1998 the Company's securities have been traded on the NASDAQ Electronic Bulletin Board. If a public trading market does not continue for the Company's securities, purchasers of the Company's securities may have difficulty selling their securities should they desire to do so. If the Company is unable to be relisted for continued quotation on NASDAQ, trading, if any, in the securities offered hereby would continue to be conducted in the over-the-counter market in what are commonly referred to as the "pink sheets" or on the NASDAQ OTC Electronic Bulletin Board and may become subject to the Commission's "Penny Stock" regulations. See "Risk Factors--Penny Stock Regulations."As a result, an investor may find it more difficult to dispose or to obtain accurate quotations as to the price of the securities offered hereby. The above-described rules may materially adversely affect the liquidity of the market for the Company's securities. See "Price Range of Securities" and "Description of Securities."

  19. Rule 144 Sales; Future Sales of Common Stock. 2,537,848 of the Company's presently outstanding 8,397,998 shares of Common Stock are "restricted securities" as that term is defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to a registered offering or in accordance with applicable exemptions from the registration requirements of the Securities Act. Rule 144 provides for the sale of limited quantities of restricted securities without registration under the Securities Act. In general, under Rule 144, a person (or person whose shares are aggregated) who has satisfied a one year holding period may, under certain circumstances, sell, within any three month period, a number of shares which does not exceed the greater of 1% of the then outstanding shares of Common Stock or the average weekly trading volume during the four calendar weeks prior to such sale. Rule 144(k) also permits, under certain circumstances, the sale of shares without any quantity limitation by a person who is not an affiliate of the Company and who has satisfied a two-year holding period. The Company is unable to predict the effects that future sales under Rule 144 may have on the then prevailing market price of the Company's securities. Possible or actual sales of the Company's outstanding Common Stock by certain of the present shareholders under Rule 144 may, in the future, have a depressive effect on the price of the Company's securities.

  Prospective investors should be aware that the possibility of sales may, in the future, have a depressive effect on the price of the Company's Common Stock in any market and, therefore, the ability of any investor to sell his securities may be dependent directly upon the number of securities that are offered and sold. Affiliates of the Company may sell their securities during a favorable movement in the market price of the Company's Common Stock which may have a depressive effect on its price per share. See "Description of Securities."

  20. Future Issuances of Stock by the Company Without Shareholder Approval. Assuming the exercise of all of the Company's Warrants it's other warrants and including the recent automatic conversion of the Preferred Stock, the Company will have outstanding 14,656,948 shares of Common Stock out of a total of 25,000,000 shares of Common Stock authorized. The Company also has 10,000,000 shares of Preferred Stock authorized, the rights, preferences, conversions, terms and conditions of which may be set, from time to time, by the Board of Directors. The 1,523,825 shares of Preferred Stock, each automatically converted into two shares of Common Stock, or an aggregate of 3,047,650 shares on July 31, 1998. The remaining shares of Common Stock not issued or reserved for specific purposes and the remaining shares of Preferred Stock may be issued without any action or approval of the Company's shareholders. Although there are no present plans, agreements or undertakings involving the issuance of such shares, except as disclosed in this Prospectus, any such issuance could be used as a method of discouraging, delaying or preventing a change in control of the Company or could significantly dilute the public ownership of the Company, which could adversely affect the market. There can be no assurance that the Company will not undertake to issue such shares if it deems it appropriate to do so. On June 25, 1998, the Company issued to a private investor $2,625,000 principal amount of 12% Convertible Subordinated Notes which, to the extent not repaid with the proceeds of Warrant exercises covered by this Prospectus, will be converted to up to 2,100,000 shares of a new series of Redeemable Convertible 8% Cumulative Preferred Stock. See "Dilution," "Business--Recent Financing," "Description of Securities" and "Plan of Distribution."

  21. Exercise of Warrants May Have Dilutive Effect on Market. The Warrants and the Company's other warrants provide, during their term, an opportunity for the holder to profit from a rise in the market price, of which there is no assurance, with resulting dilution in the ownership interest in the Company held by the then present shareholders. Holders of the Warrants and the Company's other warrants most likely would exercise them and purchase the underlying Common Stock at a time when the Company may be able to obtain capital by a new offering of securities on terms more favorable than those provided by such securities, in which event the terms on which the Company may be able to obtain additional capital would be affected adversely. See "Description of Securities."

  22. Current Prospectus and State Blue Sky Registration Required to Exercise Warrants. The Company is able to issue shares of its Common Stock upon the exercise of Warrants only if there is a current prospectus relating to the Common Stock issuable upon the exercise of the Warrants under an effective registration statement filed with the Commission and such Common Stock is then qualified for sale or exempt therefrom under applicable state securities laws of the jurisdictions in which the various holders of Warrants reside. There can be no assurance, however, that the Company will be successful in maintaining a current registration statement. After a registration statement becomes effective, it may require updating by the filing of a post-effective amendment. A post-effective amendment is required (i) any time after nine months subsequent to the effective date of the prospectus when any financial information contained in the prospectus is over sixteen months old, (ii) when facts or events have occurred which represent a fundamental change in the information contained in the registration statement, or (iii) when any material change occurs in the information relating to the plan or distribution of the securities registered by such registration statement. The Company anticipates that the Registration Statement, of which this Prospectus is a part, will remain effective for not more than nine months following the date of this Prospectus, assuming a post-effective amendment is not filed by the Company. The Company intends to qualify the securities in a limited number of states, although certain exemptions under certain state securities ("blue sky") laws may permit the securities to be transferred to purchasers in states other than those in which they were initially qualified. The Company will be prevented, however, from issuing Common Stock upon exercise of the Warrants in those states where exemptions are unavailable and the Company has failed to qualify the Common Stock issuable upon exercise of the Warrants. The Company may decide not to seek, or may not be able to obtain, qualification of the issuance of such Common Stock in all of the states in which the ultimate purchasers of the Warrants reside. In such a case, the Warrants of those purchasers will expire and have no value if such Warrants cannot be sold. Accordingly, the market for the Warrants may be limited because of the Company's obligation to fulfill the foregoing requirements. See "Description of Securities."

  23. Warrants Subject to Redemption; Temporary Exercise Price. The Warrants are immediately exercisable. Each such Warrant entitles the holder to purchase one share of Common Stock at $4.00 per share until December 5, 2000. The Warrants are redeemable by the Company for $.05 per Warrant, at any time, upon thirty days' prior written notice, if the last reported sale price or the average closing bid price of the Common Stock, as reported by the principal exchange on which the Common Stock is quoted, the NASDAQ or the National Quotation Bureau Incorporated, as the case may be, equals or exceeds $9.00 per share, for any twenty consecutive trading days ending within ten days of the notice of redemption. Upon thirty days' written notice to all holders of the Warrants, the Company shall have the right to reduce the exercise price or extend the term of the Warrants, subject to the Company complying with applicable Commission rules. Notice of the redemption of the Warrants could force the holders thereof to exercise the Warrants and pay the exercise price at a time when it may be disadvantageous for them to do so, to sell the Warrants at the current market price when they might otherwise wish to hold them or to accept the redemption price which is likely to be substantially less than the market value of the Warrants at the time of redemption. See "Price Range of Securities, and Description of Securities--Warrants."

  During the sixty day period commencing on the date of this Prospectus to and including 5:00 p.m. New York time on December 4, 1998, subject to extension in the sole discretion of the Company ("Temporary Exercise Period"), the Company has temporarily reduced the exercise price of the Warrants from $4.00 to $1.25. After the expiration of the Temporary Exercise Period, the exercise price of the Warrants will return to the original $4.00 per share. See "Price Range of Securities, and Description of Securities--Warrants."

  24. Soliciting Agent's Influence on the Market. A significant amount of securities of the Company are held by customers of the Soliciting Agent. Such customers may engage in transactions for the sale or purchase of such securities through or with the Soliciting Agent. Although it has no obligation to do so, the Soliciting Agent may make a market in the Company's securities and may otherwise effect transactions in such securities. If it participates in the market, the Soliciting Agent may exert a dominating influence on the market for the securities of the Company. Such market activity may be discontinued at any time. The price and liquidity of the Company's securities may be significantly affected by the degree, if any, of the Soliciting Agent's participation in such market.

  25. Relationship of Soliciting Agent to Trading. The Soliciting Agent may act in a brokerage capacity with respect to the purchase or sale of the Company's securities in the over-the-counter market. Unless exempt under Regulation M promulgated by the Securities and Exchange Commission, the Soliciting Agent, while engaged in any distribution of the Company's securities, will be prohibited from engaging in any market making activity or soliciting brokerage activities with regard to the Company's securities during a period beginning five business days prior to the commencement of any such activity and ending when its participation in such distribution ends. As a result, the Soliciting Agent may be unable to continue to make a market for the Company's securities during certain periods when the Warrants are exercisable. Such a limitation, while in effect, could impair the liquidity and market price of these securities.

  26. "Penny Stock" Regulations. Securities laws require certain disclosures in connection with trades in any stock defined as a "penny stock." Commission regulations generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such exceptions include any equity security listed on NASDAQ. Unless an exception is available, Commission regulations require the broker/dealer to deliver, prior to effecting any transaction involving a penny stock, certain information and disclosures regarding the penny stock market and the risks associated therewith.

  In addition, applicable Commission regulations provide that unless the transaction involving a penny stock is exempt under the regulations, a broker/dealer cannot effect a transaction in the penny stock unless certain sales practice requirements are met, which include the determination by the broker/dealer that transactions in penny stocks are suitable investments for the prospective purchaser and receipt by the broker/dealer from such person of a written agreement to the transaction.

  As of the date of this Prospectus, by reason of inclusion on NASDAQ, the Company's securities are exempt from the definition of penny stock. If any of the Company's securities were subsequently to become characterized as a penny stock, the market liquidity for the Company's securities could be severely affected. In such an event, the regulations on penny stocks could limit the ability of broker/dealers to sell the Company's securities and thus the ability of purchasers of the Company's securities in this offering to sell their securities in the secondary market.

  27. Limitation on Director Liability. As permitted by the Delaware General Corporation Law, the Company's Certificate of Incorporation limits the liability of directors to the Company or its shareholders for monetary damages for breach of a director's fiduciary duty except for liability for (i) any breach of the director's duty of loyalty to the Company or its shareholders,
(ii) acts or omissions not in good faith or which involved intentional misconduct or knowing violation of law, (iii) unlawful payments of dividends or unlawful stock purchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) any transaction from which the director derived an improper personal benefit. As a result of the Company's charter provision and Delaware law, shareholders may have more limited rights to recover against directors for breach of fiduciary duty. See "Management-- Limitation of Liability and Indemnification of Directors."

  FOR ALL OF THE AFORESAID REASONS, AND OTHERS SET FORTH HEREIN, THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK. ANY PERSON CONSIDERING AN INVESTMENT IN THE SECURITIES OFFERED SHOULD BE AWARE OF THESE AND OTHER FACTORS SET FORTH IN THIS PROSPECTUS. THESE SECURITIES SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD A TOTAL LOSS OF THEIR ENTIRE INVESTMENT IN THE COMPANY AND HAVE NO IMMEDIATE NEED FOR A RETURN OF THEIR INVESTMENT.

                           PRICE RANGE OF SECURITIES

MARKET INFORMATION

  Since the Company's initial public offering in early December, 1995, the Company's Common Stock and Warrants have been traded on the NASDAQ SmallCap Market. As of the close of business on September 29, 1998, the Company was notified of its delisting from the NASDAQ SmallCap Market. The Company's Common Stock and Warrants currently are being traded on the NASDAQ Over-the-Counter Bulletin Board. The Company has requested a review by the NASDAQ Review Council to reverse the delisting of its securities. See "Risk Factors-- No Assurance of Continued Public Trading Market or Continued Qualification for NASDAQ Inclusion."

  Set forth below is the range of high and low sales prices of the Common Stock and Warrants for each quarter within the last two fiscal years as reported by NASDAQ for those periods. The prices represent quotations between dealers. The quotations do not include retail markups, markdowns, or commissions and may not represent actual transactions.

TYPE OF SECURITY                              QUARTER ENDED
----------------                              -------------
Common Stock.................................
                                                                 HIGH      LOW
                                                                 ------- -------
                                              March 31, 1996     6 3/4   4 1/4
                                              June 30, 1996      4 5/8   3
                                              September 30, 1996 4 1/2   2 3/4
                                              December 31, 1996  2 7/8     7/8
                                              March 31, 1997     2 3/8   1
                                              June 30, 1997      2 1/8   1 1/4
                                              September 30, 1997 3 1/2   1 1/2
                                              December 31, 1997  2 11/16 1 1/8
                                              March 31, 1998     3 1/4   1 1/16
                                              June 30, 1998      2 1/2     7/8
                                              September 1, 1998* 1 3/4   1 1/8
                                              QUARTER ENDED
                                              -------------      --- --- --- ---
Warrants.....................................
                                                                  HIGH     LOW
                                                                 ------- -------
                                              March 31, 1996     2 1/2   1 1/4
                                              June 30, 1996      1 3/4   1
                                              September 30, 1996 1 5/8     1/2
                                              December 31, 1996    3/4     5/16
                                              March 31, 1997       15/16   5/16
                                              June 30, 1997      1         5/8
                                              September 30, 1997 2 5/16    3/4
                                              December 31, 1997  2 1/8   1
                                              March 31, 1998     1 3/4   1
                                              June 30, 1998      1 1/2     3/16
                                              September 1, 1998*   7/8     3/8

--------

   *Represents the period from July 1, 1998 to September 1, 1998.

HOLDERS

  As of September 1, 1998, there were 82 and 36 holders of record of the Company's Common Stock and publicly-traded Warrants, respectively. The Company believes that it has a substantially greater number of shareholders and Public Warrant holders because the Company believes that a substantial amount of its Common Stock and Public Warrants are held of record in street name by broker-dealers for their customers.

DIVIDENDS

  The Company has not paid any dividends on its Common Stock and does not expect to pay a cash dividend in the foreseeable future, but intends to devote all funds to the operation of its business.

                                   DILUTION

  As of June 30, 1998, the net tangible negative book value of the Company was $(1,018,832). Net tangible book value per share consists of total assets less intangible assets and liabilities, divided by the total number of shares of Common Stock outstanding. On July 31, 1998, all of the then outstanding shares of Convertible Preferred Stock, by the terms thereof converted to Common Stock. As a result, 3,047,650 additional shares of Common Stock were outstanding. Giving effect to this issuance, the net tangible negative book value per share was approximately $(.12) as of June 30, 1998. By giving effect to the exercise, at an assumed exercise price of $1.25 per share, of the 4,518,950 shares of Common Stock issuable upon exercise of the Warrants (resulting in net proceeds to the Company estimated to be $5,302,741 the adjusted net tangible book value at June 30, 1998 would have been $4,283,909, or approximately $.33 per share. Thus, as of June 30, 1998, the adjusted pro forma net tangible book value per share of Common Stock owned by the Company's current shareholders would have increased by approximately $.45 without any additional investment on their part. Exercise of the Warrants will result in an immediate dilution of approximately $.92 per share from the exercise price.(1) "Dilution" means the difference between the exercise price of the Warrants and the adjusted net tangible book value per share after giving effect to the offering. Holders of Common Stock may be subjected to additional dilution if (i) any additional securities are issued as compensation or to raise additional financing, or (ii) any of the securities set forth in footnote (1) below are issued. The following table illustrates the dilution which investors participating in this offering will incur and the benefit to current shareholders as a result of this offering.

   Exercise price of the Warrants.................................         $1.25
     Net tangible negative book value per share before offering...  $(.12)
     Increase in pro forma net tangible book value per share
      attributable to Common Stock issued on exercise of Warrants.  $ .45
                                                                    -----
   Net tangible book value per share after offering...............         $ .33
                                                                           -----
   Dilution of net tangible book value per share to purchasers
    exercising their Warrants(2)..................................         $ .92
                                                                           =====

--------

(1) Does not reflect (i) 141,500 shares of Common Stock issuable upon exercise of the Underwriter's Option; (ii) 125,000 shares of Common Stock issuable upon exercise of the Warrants included in the Underwriter's Option; (iii) 200,000 shares of Common Stock issuable upon exercise of the Class B Warrants; (iv) 400,000 shares of Common Stock issuable upon exercise of the Fund Warrants; or (v) the issuance of any Options under the 1997 Stock Option Plan. See "Description of Securities", "Certain Transactions" and "Management".

(2) Assuming no exercise of the Underwriter's Option, the Warrants, the Class B Warrants, the Fund Warrants, or the issuance of any Options under the 1997 Stock Option Plan. See "Underwriting" and "Description of Securities".

                                USE OF PROCEEDS

  The Company will not receive any of the proceeds from the resale of any of the Common Stock, Warrants or the Company's other warrants offered under this Prospectus by the Selling Securities Holders. However, if all of the Warrants or the Company's other warrants to purchase Common Stock are exercised in full, at the $1.25 temporary exercise price which expires 60 calendar days after the date of this Prospectus, subject to extension in the sole discretion of the Company, the Company may receive net proceeds of $5,302,741, after deducting the Soliciting Agent's 4% Solicitation Fee ($225,947) and the estimated other expenses of this offering ($120,000). The first $2,625,000 of such proceeds will be used to repay the Company's 12% Convertible Subordinated Notes. See "Business--Recent Financing." The balance of such net proceeds will be added to the working capital of the Company. After expiration of the Temporary Exercise Period, the exercise price of the Warrants will return to the original $4.00 per share. There is no assurance, however, that any of the Warrants or the Company's other warrants will be exercised. See "Risk Factors--Dependence on Proceeds of Warrant Exercises," "Warrants Subject to Redemption; Temporary Exercise Price" and "Broad Discretion in Application of Proceeds."

                                CAPITALIZATION

  The following table sets forth the capitalization of the Company at June 30, 1998. This table should be read in conjunction with the financial statements and notes thereto included elsewhere in this Prospectus.

                                                                    PRO FORMA,
                                                                        AS
                                                                    ADJUSTED*
                                                                    ----------
Long-Term Debt........................................ $ 2,834,745  $4,106,601
Shareholders' Equity:
  Convertible Preferred Stock.........................       1,524         --
  Common Stock, 25,000,000 shares authorized, $.001
   par value, 5,270,348 shares issued; 8,317,998 as
   adjusted...........................................       5,270       8,318
  Additional Paid-in Capital..........................   9,501,330   9,499,806
  Retained Earnings (Deficit).........................  (5,989,145) (5,989,145)
                                                       -----------  ----------
    Total Shareholders' Equity........................   3,518,979   3,518,979
                                                       -----------  ----------
    Total Capitalization.............................. $ 6,353,724  $7,958,560
                                                       ===========  ==========

--------

   * Represents combined Terrace Holdings, Inc. and subsidiaries and Banner Beef and Seafood Co., Inc., acquired on July 15, 1998, and the conversion of Convertible Preferred Stock, by the terms thereof, to Common Stock on July 31, 1998.

                                DIVIDEND POLICY

  Holders of the Company's Common Stock are entitled to dividends when, as and if declared by the Board of Directors out of funds legally available therefor. The Company has not paid and does not intend to pay cash dividends in the foreseeable future on the shares of Common Stock. Cash dividends, if any, that may be paid in the future to holders of Common Stock will be payable when, as and if declared by the Board of Directors of the Company, based upon the Board's assessment of the financial condition of the Company, its earnings, need for funds, capital requirements, and other factors, including any applicable laws. The Company intends to retain earnings, if any, to finance its operations as well as the development and expansion of its business. In addition, any financing which the Company may obtain in the future may contain provisions restricting the Company's ability to pay dividends. Accordingly, there can be no assurance that dividends of any kind or amount will ever be paid in the future. Investors needing immediate or future income by way of dividends should not purchase the securities of the Company. The Company currently is restricted from the payment of dividends under its financing agreements with IBJ Schroder Business Credit Corp. and there is no assurance that the Company can or will attempt to renegotiate such restrictions in the foreseeable future.

                            SELECTED FINANCIAL DATA

  The financial data set forth below is derived from, should be read in conjunction with and is qualified in its entirety by the more detailed financial statements and notes thereto, and should be read in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations, appearing elsewhere in this Prospectus.

STATEMENT OF OPERATIONS DATA:

                                       CONSOLIDATED FOR
                                   YEAR ENDED DECEMBER 31,    PRO FORMA COMBINED
                                   -------------------------  FOR THE YEAR ENDED
                                     1997(1)      1996(1)        12/31/97(2)
                                   -----------  ------------  ------------------
Revenues.........................  $ 8,929,464  $        --      $23,192,237
Gross Profit.....................    2,075,957           --        5,182,590
Operating Expenses...............    3,430,480       478,265       6,868,146
Loss from Continuing Operations..   (1,411,516)     (458,927)     (2,042,745)
Income (Loss) from Discontinued
 Operations......................   (2,940,537)     (697,100)            --
Net Loss.........................  $(4,352,053) $ (1,156,027)            --
Net Loss per Share...............  $      (.98) $       (.35)    $      (.46)
Weighted Average of Common Shares
 Outstanding.....................    4,454,034     3,312,500       4,454,034

                                      CONSOLIDATED FOR
                                   SIX MONTHS ENDED JUNE         PRO FORMA
                                            30,                   COMBINED
                                   -----------------------  FOR SIX MONTHS ENDED
                                      1998         1997       JUNE 30, 1998(3)
                                   -----------  ----------  --------------------
Revenues.........................  $13,429,518         -0-      $16,250,821
Gross Profit.....................    3,704,340         -0-        3,975,052
Operating Expenses...............    3,669,321     411,651        4,266,855
Loss from Continuing Operations..      (95,726)   (389,939)        (532,336)
Income (Loss) from Discontinued
 Operations......................           29     189,568              --
Net Loss.........................  $   (95,697) $ (200,321)             --
Net Loss per Share...............  $      (.02) $     (.05)     $      (.10)
Weighted Average of Common Shares
 Outstanding.....................    5,187,161   4,306,400        5,187,161

                                           PRO FORMA
                                           COMBINED   CONSOLIDATED CONSOLIDATED
                                           JUNE 30,     JUNE 30,   DECEMBER 31,
                                            1998(3)       1998        1997
                                          ----------- ------------ ------------
BALANCE SHEET DATA:
Working Capital (Deficit)................ $     9,075     259,560  $(1,049,605)
Total Assets.............................  12,938,930  10,191,769    6,927,342
Long-Term Debt...........................   4,106,601   2,834,745       81,380
Total Liabilities........................   9,464,951   6,672,790    3,738,917
Shareholders' Equity..................... $ 3,518,979   3,518,979  $ 3,188,425

--------
(1) Only two years are presented since all prior years' assets relate to discontinued operations.

(2) Represents combined operations of Terrace Holdings, Inc., A-One-A Produce and Provisions, Inc. and Banner Beef and Seafood Co., Inc. treating the latter two as if there were subsidiaries of Terrace for the full period then ended.

(3) Represents combined Terrace Holdings, Inc. and subsidiaries and Banner Beef and Seafood Co. Inc., acquired on July 15, 1998.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

  The following discussion and analysis should be read in conjunction with the historical financial statements and footnotes thereto and with the Pro Forma Combined Financial Statements of the Company and notes thereto included elsewhere in this Prospectus.

                             RESULTS OF OPERATIONS

TERRACE HOLDINGS, INC. (CONSOLIDATED)

  The Company's consolidated net loss for 1997 was approximately $4,352,000, compared to a net loss of approximately $1,156,000 for 1996. The substantial increase was due to several factors. The primary factor was the loss on the disposition of several of the Company's operating subsidiaries. In November, 1997, Management and the Board of Directors restructured the focus and objective of the Company. A major part of this restructuring included the concentration on the processing and distribution of produce and other food related items. The Company's plan called for the sale of its ice cream and hospitality units. For the year ended December 31, 1997, the sale of these operations resulted in losses on disposal of approximately $2,127,000. The balance of the operating losses primarily resulted from the underperfomance of the ice cream unit due to increased cost associated with production as well as increased selling, general, and administrative costs.

  In November of 1997, the Company determined to focus its resources on its distribution and processing operations. The Company's continuing operations distribute produce, dairy and grocery items to food service customers in the south Florida area. In addition, the Company's subsidiary, Fresh, Inc. operates a "value added" precut produce operation which sells prepared, ready to use products to the food service sector. In January 1998, the Company purchased a customer list and certain inventory for retail distribution and has since consolidated all of its distribution operations into its warehouse facility in Pompano Beach, Florida. The Company intends to continue its growth as a distributor and value added processing company. The Company's consolidated revenues from continuing operations for the six months ended June 30, 1998, were approximately $13,430,000 and its consolidated loss from continuing operations was approximately $96,000.

  The Company incurred operating losses principally from its A-One-A Produce and Provisions, Inc. subsidiary in the six-months it was owned by the Company in 1997 and for the six month period ended June 30, 1998. Costs associated with its moving into its new facility, increased labor costs, several equipment and technological upgrades and increase in selling, general, and administrative expenses contributed to such losses. See Below.

 Continuing Operations:

  A-One-A Produce and Provisions, Inc., the Company's largest operating subsidiary with respect to sales volume, that distributes produce, dairy, and other grocery items, operates in Pompano Beach, Florida, out of its 55,000 sq. ft. warehouse. There are no comparable results for 1996, as A-One-A Produce & Provisions, Inc. was not part of the Company's organization. For the six-month period ended December 31, 1997, A-One-A Produce and Provisions, Inc. sustained a loss of approximately $437,000. This loss, was primarily due to costs associated with moving into its new facility, increased labor costs and the increased cost in selling, general, and administrative expenses due to the Company's plan to develop the business in a very aggressive manner. The Company has taken steps to increase efficiency, including technological upgrades, to overcome initial inefficiencies and realize greater profitability from its distribution sector.

  During the second quarter of 1998, the Company implemented a new computer system for its warehouse, distribution and processing operations. In addition to the capital investment for the technology upgrade, substantial training and initial operational start-up expense was incurred. This computer implementation has been completed and management believes efficiencies from the computer system will be realized. In addition, the Company took measures to realize greater efficiencies in the warehousing and distribution of products. The 55,000 square foot facility was slotted by pallet location to properly receive, store and ship merchandise for its produce and dairy operations. This locating system is intended to reduce mispulls and misrotation of product and should reduce the cost of redistribution caused by warehousing errors. The Company also purchased logistics software, which is specially formatted to route the distribution fleet in a more efficient manner. As the Company continues to refine this software use to its specifications, further expense reduction should be realized.

  In the first quarter of 1998, the Company began the operation of the foodservice and export dairy division. Management with expertise in this specific segment of the industry was hired. Sales for this new division were approximately $1,000,000 for the first six months of 1998. In order to continue to properly maintain the appropriate distribution temperature for both dairy and produce, the Company is in the process of upgrading its fleet of distribution vehicles. The upgrade process should be completed by the end of 1998. This fleet upgrade should position the Company for continued growth in the perishable commodity distribution arena.

  During the quarter ended June 30, 1998, exclusive of amortization, intangible assets increased approximately $433,000. Of this amount $204,000 related to a final review of the cost of the acquisition of A-One-A, approximately $139,000 of costs related to the impending acquisition of the assets of Banner Beef and Seafood, Inc., and approximately $85,000 of deferred financing costs related to a new financing arrangement to provide up to $6,000,000 in senior secured financing, which will be amortized over the life of that arrangement.

  In addition, during the second quarter of 1998, the Company increased its provision for doubtful accounts by approximately $100,000 in order to provide for a number of dry grocery accounts. Management believes that this provision is sufficient to cover these accounts and going forward this account will be reduced to lower historical rates as greater credit control standards are put into place.

  Terrace Fresh, Inc. ("Fresh") is the Company's value added produce processing subsidiary. The Company purchased Fresh in January, 1998, and its financial results are included in the first quarter unaudited consolidated results. Fresh manufactures custom cut produce that is cleaned, processed and packaged in a ready to use form for its customers. This higher margin sector of the produce industry is rapidly growing as food service establishments attempt to cut labor expenses as well as the associated costs. Fresh maintains its own customers and also sells through A-One-A's distribution system to A-One-A's accounts. Fresh's revenues for the period ended June 30, 1998, were approximately $783,000 with operating income of approximately $54,000. Management believes that Fresh, Inc. will continue to experience internal sales growth and will benefit from the apparent continued industry move toward processed, "ready to use" produce. Management also believes that as it continues to attempt to increase value, both through increased produce sales as well as varying its product lines, the Company will realize greater profitability.

 Discontinued Operations:

 Passover Holiday Segments:

  For the Passover season in 1997, the Company operated three venues, the Registry Resort & Spa in Fort Lauderdale, Florida, the Fountainbleau Hotel in Miami Beach, Florida, and the Rye Town Hilton in Westchester, New York. Revenue for this segment was approximately $3,475,000, in 1997 compared to $3,750,000 in 1996. The Company originally acquired the contracts to operate vacation venues at the Fountainbleau, Rye Town Hilton and Tamiment Resort in 1996 for $675,000. The full amount was recorded as intangible assets. The decrease in revenue was a result of the Company's decision not to renew 1997 operations at the Tamiment Hotel in Pennsylvania. As a result of non-operation at this facility, the Company expensed the remainder of the amortized value directly associated with that hotel. Management decided that the growth and income trend of this segment was not in the ultimate plans of the Company, and accordingly decided to exit this segment of the Company's business. Subsequent to the year ended December 31, 1997, the Company sold these operations retroactive to the beginning of 1998 and subject to shareholder ratification. These operations and one of the food services subsidiaries were sold to Samuel
H. Lasko, President, pursuant to Mr. Lasko's exercise of his option to purchase the hospitality subsidiaries for an aggregate purchase price of $575,000, which is the value of the businesses as determined by an independent fairness opinion.

 Food Service Segment

  The Company decided in November, 1997 to discontinue its food service units. For 1997, the Company's reported loss for its A & E Management Corp. and The Lasko Companies, Inc. subsidiaries was approximately $98,000 compared to a loss of approximately $189,000 in 1996. The substantial decrease was due primarily to cost cutting measures taken by the Company at the end of 1996. The Company's decision to discontinue these operations was primarily a result of Management's belief that it would be unable to reach a level of profitability in either 1998 or 1999. In addition, the Company has also sold the Terrace Oceanside Restaurant (the "Restaurant"), which is the only business of The Lasko Companies, Inc. subsidiary, to an unaffiliated third party for total purchase price of $90,000. This sale took place on May 29, 1998.

  Revenues for The Lasko Companies, Inc. for the period ended March 31, 1998, were $199,421 compared to approximately $272,600 for the same period in 1997. Net income for the period ended March 31, 1998, was approximately $7,500 compared to $48,000 for the same period in 1997. The substantial decrease in both revenues and net income was due to a poor winter season in south Florida. The Lasko Companies, Inc. experienced approximately a 20% decrease in customers in the Restaurant and Management believes this to be a major factor in the decrease in revenues as well as net income.

 Deering Ice Cream, Inc.

  In February, 1997, the Company purchased the assets and related liabilities of DownEast Frozen Desserts, LLC. The loss incurred for the year ended December 31, 1997, was approximately $738,000. The losses were incurred from operations as well as from the disposal of the ice cream business. Management decided to dispose of this segment because the revenues in the ice cream subsidiary took a downturn. As a result, profitability was not obtained. Management of the Company believed it would have had to infuse substantial funding to compete with some of the larger competition, whether in the form of equity capital or debt financing. Such financing did not appear to be reasonably available. See "Prospectus Summary--The Company."

  The Company's Management believes that with the 1997 year end and early 1998 dispositions of its non-core subsidiaries and with its organizational restructuring now basically complete, the Company is positioned to continue its projected profitability through 1998, although there is no assurance that this will occur.

LIQUIDITY AND CAPITAL RESOURCES

  At December 31, 1997, the Company had a deficit in cash and working capital of approximately $(372,000) and $(1,050,000), respectively. At June 30, 1998, there was no cash deficit, and working capital was approximately $260,000. The Company, A-One-A Produce & Provisions, Inc. and Terrace Fresh, Inc. have relied principally on internally generated funds and bank financing to fund their working capital needs.

  On July 15, 1998, the Company executed a funding agreement with an institutional lender providing the Company and its wholly-owned subsidiaries an aggregate of up to $6,000,000 in senior secured financing, the proceeds of which have been and will be used for (i) repayment of senior indebtedness,
(ii) the acquisition of Banner Beef and Seafood Co., Inc. (see "Business-- Recent Acquisition"), and (iii) ongoing working capital.

  The Company, by this Prospectus is offering to its Warrantholders the opportunity to exercise their Warrants and purchase common stock at a temporarily reduced exercise price.

  In addition, as of June 25, 1998, the Company issued to a private investor $2,625,000 principal amount of 12% Convertible Subordinated Notes ("Notes"), and warrants to purchase 400,000 shares of Common Stock of the Company. The Notes convert into 8% Convertible Preferred Stock and the warrants are exercisable into Common Stock at $1.25 per share. The funds evidenced by the Note will be used for working capital and will be repaid if sufficient proceeds are realized by the Company from the warrant exercises. If the Note is not repaid it will be converted into preferred stock. See "Business--Recent Financing."

  Management believes that actions presently being taken to revise the Company's operating and financial requirements provide the opportunity for the Company to continue as a going concern. However, the success of Management's plans is not assured.

SEASONALITY

  The continuing operations of the Company are seasonal due to the increased business in south Florida during the winter months. However, the Company's Management believes that continuing operations will be less seasonal than the hospitality and ice cream units have been. Additionally, Management believes that through additional acquisitions in the food processing and distribution areas it may minimize these seasonal effects, though there is no assurance that any further acquisitions will be successfully made or that less seasonal effects will be accomplished.

OTHER INFORMATION

  The Company has assessed its readiness for year 2000 in terms of its current computer hardware and software and the capabilities of its major suppliers. Based on this assessment the Company does not believe that year 2000, and the Company's preparation for year 2000, will have a material effect on its operations.

                                   BUSINESS

                                    GENERAL

  Terrace Holdings, Inc., was incorporated under the laws of the State of Delaware on June 15, 1995, to change the state of incorporation of Bon Adventure Kosher Tours, Inc., a Florida corporation, formerly known as Embassy Kosher Tours of South Florida, Inc. The Company currently has three wholly-owned operating subsidiaries, having recently sold three in the "hospitality" group and two in the "food services and distribution" group. The sold hospitality subsidiaries are A&E Management Corp., which manages the food and beverage operations of a non-kosher restaurant and catering operation at The Club at Emerald Hills in Hollywood, Florida; The Lasko Family Kosher Tours, Inc., which operates Passover holiday vacations at three locations within the United States; and The Lasko Companies, Inc., which owns and operates on leased property a kosher, casual dining restaurant, Terrace Oceanside Restaurant, in Hallandale, Florida. See "Hospitality." The food services and distribution subsidiaries are: A-One-A Produce & Provisions, Inc. which is a Pompano Beach, Florida based produce distributor that sells and distributes fresh fruit and vegetable, "dry" grocery and dairy products to hotels, restaurants and other businesses in the southern Florida region; Terrace Fresh Inc., which operates as an affiliate of Terrace's A-One-A Produce & Provisions, Inc. subsidiary; and Banner Beef and Seafood Co., Inc., acquired on July 15, 1998. In December, 1997, the Company disposed of its frozen desserts manufacturing business. See "Frozen Desserts."

FOOD SERVICES AND DISTRIBUTION

  Produce. In August, 1997, but effective as of July 1, 1997, the Company's wholly-owned subsidiary, A-One-A Produce & Provisions, Inc. ("A-One-A Produce") acquired the assets and related liabilities of A-One-A Wholesale Produce, Inc. ("A-One-A Wholesale"). Effective January, 1998, the Company acquired the assets and related liabilities of A One A Wholesale's affiliate, Fresh, Inc. Both corporations were unaffiliated with the Company. A-One-A Produce distributes fresh fruits, vegetables and dairy products to restaurants, country clubs, hotels, airline foodservice, and other institutional foodservice providers in the south Florida region. A-One-A Produce's warehouse encompasses 55,000 square feet on 3.5 acres, with 24 loading docks, 1,700 pallet locations and includes 30,000 square feet of refrigerated warehouse space. A-One-A Produce also operates a fleet of 31 refrigerated delivery trucks.

  Frozen Desserts. In February, 1997, in consideration of the issuance of 918,900 shares of the Company's Common Stock, warrants to purchase an additional 250,000 shares of Common Stock at $1.1875 per share and approximately $114,000 in cash, the Company's wholly owned subsidiary, Deering Ice Cream, Inc., acquired all of the assets and related liabilities of DownEast Frozen Desserts, LLC, a Delaware limited liability company unaffiliated with the Company, which manufactured and marketed frozen desserts under the names Deering Ice Cream and Howard Johnson, as well as co-packing for approximately 15 other unaffiliated companies. The Company also issued warrants to purchase 250,000 shares at $1.1875 to Midas Investment Group, Inc. d/b/a Biltmore Securities, Inc., and 75,000 shares of Common Stock to Barclay Partners, L.L.C. as investment banking and finder's fees, and warrants to purchase 50,000 shares at $1.1875 to Bruce S. Phillips, a director of the Company, in recognition of his efforts successfully to negotiate and consummate the acquisition. In December, 1997, the Company consummated the sale of the assets and certain liabilities of its wholly-owned subsidiary, Deering Ice Cream, Inc. to a subsidiary of Fieldbrook Farms, Inc., Dunkirk, New York, for approximately $613,000 cash at closing, subject to later adjustment, plus certain royalties over four years. See "Prospectus Summary-- The Company." During the relatively short period in which the Company owned and operated Deering Ice Cream, Inc., it became evident that the Company could not effect profitable operations without a substantial increase of financial resources to frozen dessert manufacturing, which resources have not been available to the Company. Additionally, the Company's management determined that concentrating on food distribution and processing would better serve its overall goals over time. Accordingly, the Company determined to dispose of its frozen dessert manufacturing operations and concentrate on its food distribution businesses in an attempt to enhance shareholder value over the longer term. There is no assurance, however, that the Company will be successful in accomplishing this.

  Food Processing. On July 15, 1998 the Company acquired the business of Banner Beef and Seafood Co., Inc., a manufacturer of food products customized to customer specifications, for $1,800,000. See "Recent Acquisition."

HOSPITALITY

  Restaurant. From October, 1993 through May, 1995, the founders of the Company owned and operated the Terrace-on-the-Lake Restaurant, a casual, upscale kosher restaurant in Hollywood, Florida. In its short existence, Terrace-on-the-Lake developed a following among tourists visiting south Florida who observe the Jewish dietary laws. Because both the kitchen and the facilities were not large enough to serve adequately the needs of this restaurant, it was closed at the end of May, 1995, and in October, 1995, the Company opened a new restaurant, "Terrace Oceanside Restaurant", in Hallandale, Florida (the "Restaurant"). The Company's initial plan was to establish a chain of kosher restaurants, which were to be called Terrace restaurants, along the Eastern seaboard and possibly later in the Midwestern United States. During 1996, however, Management of the Company determined that the proposed expansion by establishing additional kosher Terrace restaurants would entail substantial financial costs and additional personnel, and determined, instead, to seek possible acquisitions of going concerns in the food--or food distribution--related industries.

  On May 29, 1998, the restaurant business was sold to an unaffiliated third party for an aggregate purchase price of $90,000. See "Sale of Hospitality Segments."

  Food and Beverage Management. The Company, until March 13, 1998, through its wholly-owned subsidiary, A&E Management Corp., managed a non-kosher restaurant and catering operation at The Club at Emerald Hills, an upscale country club in Hollywood, Florida. See "Sale of Hospitality Segments."

  Holiday Vacations. The Company, until March 13, 1998, through its wholly-owned subsidiary, The Lasko Family Kosher Tours, Inc., operated kosher Passover holiday vacation venues. Passover occurs each spring. See "Sale of Hospitality Segments."

  In January, 1996, the Company consummated an agreement with an unaffiliated entity, to assume operation of the annual Passover vacation venues at the Fontainebleau Hilton Hotel, Miami Beach, the Rye Town Hilton Hotel, Rye, New York, and the Tamiment Resort & Conference Center, Tamiment, Pennsylvania. As a result, for the 1996 Passover holiday, the Company operated holiday vacations at four different locations. The contract to operate a Passover vacation at the Tamiment Hotel expired after the 1996 Passover holiday and was not renewed for the 1997 Passover holiday.

  Sale of Hospitality Segments. In November, 1997, Samuel H. Lasko, President, notified the Company of his intention to exercise his option to purchase the hospitality subsidiaries of the Company at a purchase price equal to the "fair value" of the subsidiaries. Dr. Lasko's exercise of his option was subject to the Company securing an independent fair value opinion and the affirmative vote of the majority of the Company's shareholders. A committee of disinterested members of the Board of Directors retained an independent consulting and valuation firm to render such an opinion and that opinion was acceptable to Dr. Lasko and the Board of Directors deemed it fair to the Company's unaffiliated shareholders. Accordingly, on March 13, 1998, the A&E Management, Corp., ("A&E") and The Lasko Family Kosher Tours, Inc. ("LFKT") subsidiaries of the Company were sold to him effective as of January 1, 1998, subject to the affirmative shareholder vote required, for consideration aggregating $575,000 in accordance with the independent fair value opinion received by the Company. The sale was ratified by the shareholders at the 1998 Annual Meeting on August 26, 1998. Additionally, on May 29, 1998, the Company consummated an agreement for the sale of the business assets and lease of The Lasko Companies, Inc. ("TLC") (The Terrace Oceanside Restaurant) with Steven Newman, an unaffiliated third party, for an aggregate sales price of $90,000 in cash.

  The Durkin Company ("Durkin") was retained to estimate the fair market value of a 100% interest in TLC, LFKT, and A&E as of December 31, 1997. Durkin was also asked to estimate the value of the employment agreement between Dr. Samuel Lasko and the Company, and the value of warrants owned by Dr. Lasko.

  In rendering its opinion, Durkin analyzed and relied on a variety of financial reports and other relevant material including (i) the business history of the Company, LFKT, and A&E; (ii) audited financial statements of the Company and internally prepared financial reports concerning the operations of LFKT and A&E; (iii) information on publicly traded comparable companies; (iv) discussions with members of management with respect to the Company's operations, current products, future prospects and opportunities;
(v) the historical and current prices of the warrants; and (vi) other financial analysis, studies and investigations as deemed appropriate.

  Durkin considered several approaches in the process of estimating the fair market value of these entities. The asset approach was considered to be the most appropriate for TLC and A&E. The income approach was selected as being the most appropriate method for LFKT. Durkin estimated that the liquidation value of A&E was $22,000 and the liquidation value of TLC was $88,000 as of December 31, 1997. Durkin capitalized a weighted average of the cash flows of LFKT. A "key person" discount was applied to this value. Based upon the results of the above analysis and other relevant factors, the fair market value of LFKT was $553,000 as of December 31, 1997.

  Dr. Lasko's five year employment agreement with the Company was for the period September 1, 1995, through August 31, 2000. Dr. Lasko received an annual salary of $95,000 for the first two years of the agreement, and $125,000, $150,000 and $175,000 for the third, fourth and five years respectively. In addition, Dr. Lasko was entitled to receive a variety of fringe benefits which included health and group life insurance, automobile, etc. Based on this, Durkin's appraisal report indicated that the fair market value of Dr. Lasko's employment agreement was $417,807, as of December 31, 1997.

  Upon reviewing the Durkin opinions and report, it was determined that Durkin's independent valuation of Dr. Lasko's warrants was based in part upon Durkin's mistaken assumption that Dr. Lasko's warrants were publicly tradeable. The terms of the original agreement were amended. The Company agreed to accept from Dr. Lasko $159,000 evidenced by his three year Promissory Note for such amount, bearing interest at 8% per annum and payable in three equal installments on or before April 30, 1999, 2000 and 2001. Due to the modification of the terms of the sale of the "hospitality" business to Dr. Lasko, the loss to be recognized by the Company will be reduced by $159,000 (to $464,000), and that adjustment was recorded in the Company's financial statements for the quarter ended June 30, 1998.

  As disclosed elsewhere in this Prospectus, during the second half of 1997, the Board of Directors of the Company determined that its initial strategy of attempting to expand by establishing additional kosher dining facilities and Passover vacation venues geographically dispersed would entail substantial financial costs and additional personnel. Accordingly, the Board of Directors determined to seek Company growth by acquisition of existing food services and distribution operations. Thus, on November 12, 1997, the Board of Directors determined to discontinue the "hospitality" segments of its business and shortly thereafter Dr. Lasko notified the Board of Directors of his intention to acquire those segments. In connection with that transaction, Dr. Lasko submitted his resignation as President of the Company effective immediately upon the affirmative vote of the Company's stockholders at its August 26, 1998 Annual Meeting ratifying the transaction. In accordance with the agreement, Dr. Lasko ceased drawing salary from the Company effective as of January 1, 1998. See "Management--Directors and Officers."

FOOD SERVICES AND DISTRIBUTION

  A-One-A Produce & Provisions, Inc. Effective July 1, 1997, the Company's wholly-owned subsidiary, A-One-A Produce acquired the assets and related liabilities of A-One-A Wholesale for a purchase price of $3,100,000 in cash and the issuance of a total of 500,000 shares of Common Stock to the two shareholders of A-One-A Wholesale. Effective January, 1998, the Company acquired the assets and related liabilities of A-One-A Wholesale's affiliate, Fresh, Inc. for a purchase price of $105,000 and the issuance of a total of 138,948 shares of Common Stock. Both corporations were unaffiliated with the Company. A-One-A Produce distributes fresh fruits, vegetables and dairy products to restaurants, country clubs, hotels, airline foodservice, and other institutional foodservice providers in the South Florida region.

  A-One-A Wholesale was founded in 1987 by Virgil D. Scarbrough and Scott Davis. Messrs. Scarbrough and Davis are now senior executives of A-One-A Produce under employment agreements expiring on June 30, 2002. See "Management--Employment Agreements and Aggregate Options Holdings." The business is located in Pompano Beach, Florida and is currently housed in 55,000 square feet of rented space. In addition, the Company incorporated Terrace Fresh, Inc. to operate the business of A-One-A Wholesale's affiliate, Fresh, Inc. Revenue in 1996, prior to the Company's acquisition, for A-One-A Wholesale was approximately $14.5 million dollars. A-One-A Produce employs approximately 105 people.

  A-One-A Produce delivers seven days per week and its customers rely on daily deliveries. The served area reaches southward to Homestead, Florida, and as far as Jupiter, Florida, to the north, principally on the east coast of the state. Service is a major component of the business' competitive strength. A-One-A Produce does not attempt to be the low cost provider, but, rather, seeks to distinguish itself as a provider of high quality products and exceptional service. Most orders are received in the afternoon and delivered the next morning. Customers are supported by a sales manager and nine regional sales representatives to ensure optimum service and communication. A-One-A Produce operates a fleet of 31 delivery trucks, all of which are refrigerated and equipped with two-way radios.

  Mr. Davis is primarily responsible for buying produce, pricing the produce to the customers and identifying and selling the new larger accounts. Mr. Scarbrough generally is responsible for office administration, personnel, warehouse and delivery operations. For the most part, each of Messrs. Davis and Scarbrough is capable of performing the other's basic day-to-day duties. Jonathan S. Lasko, Executive Vice-President and Chief Operating Officer of the Company is the President and Chief Executive Officer of A-One-A Produce.

  Produce is purchased through approximately six brokers. The Company has also recently joined a produce buying co-operative, Pro*Act, and is currently buying a substantial portion of its requirements through it. The Company also purchases directly from farmers in the Florida market depending upon seasonal availability. Pricing to customers is set on a weekly basis in accordance with market conditions. The Company's pricing formulas are very complex and take into effect a number of qualitative factors. Pricing is set at a detailed item by item level for each type of produce by customer. A small number of the larger accounts, in terms of sales, have pricing arrangements that represent a margin above cost. Some of the Company's larger customers currently include TGI Friday's, Darden (Red Lobster and Olive Garden), and Applebee's. No individual customer accounts for more than 10% of the Company's produce sales.

  Terrace Fresh, Inc. ("Fresh") supplies cut produce through A-One-A Produce and also to process food manufacturers directly. This business is approximately two years old. Its revenues in 1997 were approximately $1,500,000; approximately $800,000 of which represents sales to A-One-A for resale. The produce is processed by Fresh primarily by means of washing or peeling and cutting. The produce is then vacuum sealed in dated plastic bags and boxed for immediate delivery. The pre-cut, pre-packaged produce market is currently in its infancy in southern Florida. Although there can be no assurance, it is anticipated that this business segment will contribute material growth in revenues and profits in the future.

  A-One-A Produce leases a building housing its offices, warehouse and processing operations in Pompano Beach, Florida. This property is a 55,000 square foot warehouse on 3.5 acres and would allow for further expansion. The building has 24 loading docks (approximately half of which are refrigerated), 1,700 pallet locations, and includes 30,000 square feet of refrigerated warehouse space. The building is leased from an affiliate of Messrs. Scarbrough and Davis. The lease was negotiated in connection with the acquisition of A-One-A Wholesale and Fresh.

  In September, 1997, the Company acquired the assets of Dry Dock
Distributors, Inc. a Florida corporation d/b/a Bay Purveyors ("Bay Purveyors"), which distributes "dry" grocery items in the south Florida region. The purchase price was $340,000. The business of Bay Purveyors has been conducted as part of A-One-A Produce.

  In January, 1998, the Company acquired the assets of D.M.S. Food Distributors, Inc., a Florida corporation, d/b/a Gourmet Distributors ("Gourmet Distributors"), which distributes "dry" grocery items in the south

Florida region. The purchase price was $125,000. The business of Gourmet Distributors has been conducted as part of A-One-A Produce.

SALE OF FROZEN DESSERTS BUSINESS

  In December, 1997, the Company's wholly-owned subsidiary, Deering Ice Cream, Inc. ("Deering"), sold substantially all of its assets and related liabilities to a subsidiary of Fieldbrook Farms, Inc. ("Fieldbrook"), for an aggregate purchase price of $1,000,000, subject to later adjustment. In conjunction with the sale, Milton Namiot, Chief Executive Officer of the Company and President of Deering, and Joseph Dane, Controller of the Company and Chief Financial Officer of Deering, resigned their respective positions with the Company.

  Under the agreement with Fieldbrook, $200,000 of the purchase price was placed in escrow for 60 days pending receipt by the parties of a post-closing accounting of Deering, any third party claims against Deering relating to matters prior to the closing and certain other matters. In addition, there was a downward adjustment of the purchase price made at closing of $387,142 as a result of the working capital deterioration at Deering from September 30, 1997, to closing. On March 20, 1998, the Company released the full escrow amount to Fieldbrook and is currently in discussion to finalize the purchase price based on the post-closing accounting and final negotiation over the assumption of certain liabilities. The Company presently estimates it may have to refund approximately $50,000 more of the purchase price.

  The Company will receive annual royalties from Fieldbrook for four years at the rates of 2%, 2%, 1% and 1%, respectively, of net sales by Fieldbrook of products under the Howard Johnsons and Deering labels. At this time, the Company cannot estimate whether or if such royalties, if received, will be material.

ADVERTISING AND MARKETING

  The Company currently markets its products and services through the use of mailing lists and various trade publications. The Company presently is considering engaging in the future outside professional marketing firms to conduct its marketing activities, none of whom yet have been engaged. Such marketing activities may include an evaluation of all aspects of the Company's products and services. Depending upon the outcome of any such marketing evaluations, the Company may decide to make changes with respect to the marketing of its products and services.

COMPETITION

  The wholesale fresh produce, dairy grocery and processing businesses are very competitive, and the Company's subsidiaries face competition from other low-cost providers. However, the Company strives to maintain high quality and exceptional service in the market by making quality products and efficient service its priority. Food related businesses are often affected by arbitrary changes in consumer tastes, national, regional and local economic conditions, demographic trends, traffic patterns, the number and locations of competing businesses and employment trends.

GOVERNMENT REGULATION

  The Company is subject to various federal, state and local laws affecting its businesses. Each of the Company's foodservice operations is subject to licensing regulation by numerous governmental authorities which may include building, health and safety and fire agencies. Difficulties in obtaining or failures to obtain or maintain the necessary licenses or approvals would have a material adverse effect on the Company's operations.

  A-One-A Produce and Fresh maintain licenses under the Perishable Agricultural Commodities Act ("PACA") which regulates "commission merchants," "brokers," and "dealers" engaged in the business of shipping or receiving perishable agricultural commodities in interstate commerce.

EMPLOYEES

  The Company employs approximately 170 people which includes approximately 20 administrative, 40 transportation, 28 sales and customer service representatives, 75 warehouse and processing personnel, and 5 executive management. None of the Company's employees are represented by a union, nor have there been any work stoppages.

PROPERTIES

  Fresh leases from an unaffiliated third party approximately 8,000 square feet at 2001 N.W. 15th Avenue, Pompano Beach, Florida, for its offices, processing and warehouse. The lease is for a term of five years with an option to extend for an additional five years at an average annual rental of $70,000. Fresh may terminate the lease at its option on one year's notice.

  A-One-A Produce & Provisions, Inc. leases approximately 55,000 square feet at 1351 N.W. 22nd Street, Pompano Beach, Florida, for use as its principal offices and warehouse. The lease term is for five years with two five year options to extend expiring July 31, 2002, at a rental of $220,000 per year. The Pompano Beach facility is owned by an affiliate of Messrs. Scarbrough and Davis. A lease for this facility was negotiated as part of the purchase of A-One-A wholesale. Under the lease, the Company has an option to purchase the land and building in Pompano Beach, Florida at a purchase price of $2,000,000 until December, 1998. The Company's executive offices are located in the A-One-A Produce facility in Pompano Beach, Florida. Management believes that the above facilities will be sufficient for its operations in the foreseeable future. See "Recent Acquisition" concerning the properties owned and leased by Banner Beef and Seafood Co., Inc.

RECENT FINANCING

  In August, 1997, the Company guaranteed payment on a Loan and Security Agreement between Foothill Capital Corporation of Mechanicsville, Virginia ("Foothill"), a credit facility, and the Company's wholly-owned subsidiaries, Deering Ice Cream, Inc. and A-One-A Produce under which Foothill has provided revolving loans in a total amount of approximately $4,200,000, which were being used to refinance the principal accounts receivable and inventory financing with respect to Deering Ice Cream, Inc., and also to provide for the ongoing working capital needs of A-One-A Produce. This financing was repaid as described below.

  On July 15, 1998, the Company entered into a Revolving Credit Term Loan and Security Agreement with IBJ Schroder Credit Corp. ("Schroder"), a credit facility, providing the Company and its wholly-owned subsidiaries an aggregate of up to $6,000,000 in senior secured financing, the proceeds of which have been and will be used for (i) repayment of the senior indebtedness to Foothill, described above (ii) the acquisition of Banner Beef and Seafood Co., Inc. (see "Recent Acquisition"), and (iii) ongoing working capital. Under the terms of the loan agreement, the Company has executed (i) a $2,000,000 Term Note which the Company is to make monthly principal repayments in the amount of $23,810, with final payment due in July, 2001, and (ii) a $4,000,000 Revolving Credit Note on which the Company will receive advances of up to $4,000,000 based on its accounts receivable and inventory. The Revolving Credit Note is repayable in full at the time of final payment of the Term Note.

  On June 25, 1998, the Company issued to an unaffiliated private investor, Network Funds III, Ltd., (the "Fund") $2,625,000 principal amount of 12% Convertible Subordinated Notes ("Notes"), and warrants to purchase 400,000 shares of Common Stock of the Company. The proceeds of the Notes have been added to the working capital of the Company. The Notes will be repaid from the first net proceeds, if any, received by the Company from the exercise of its $4.00 Warrants at the temporary $1.25 per share exercise price. At any time subsequent to the expiration of the 60-day Temporary Exercise Period, the Notes are convertible at the option of the Fund, at the rate of one share of Common Stock for each $1.25 of principal and accrued but unpaid interest, and the warrants are exercisable at a price of $1.25 per share of Common Stock. At any time subsequent to the Temporary Exercise Period, any Notes not then converted or repaid, will be converted by the Company, into $1.25 Redeemable Convertible 8% Cumulative Preferred Stock ("Preferred Stock") of the Company. The Notes, warrants and Preferred Stock issued to the Fund are subject to anti-dilution adjustments, registration rights, interest and dividend adjustments and payment by the Company of certain fees and expenses in connection with the transaction. In addition, the Company has granted to the Fund an option expiring no later than December 31, 1998 to purchase 500,000 shares of the Company's Common Stock at a price determined on the basis of the average closing price for the Company's Common Stock for the ten trading days immediately following the expiration of the Temporary Exercise Period. See "Risk Factors--Warrants Subject to Redemption; Temporary Exercise Price."

  While the issuance of the Notes and warrants do not require shareholder approval under the Delaware General Corporation Law, the NASDAQ Stock Market Rules ("NASDAQ") require a listed company to secure such shareholder approval unless the Audit Committee of the Board of Directors expressly approves an exception, application is made to NASDAQ and the shareholders are notified of the omission to seek shareholder approval. On June 23, 1998, the Audit Committee unanimously approved such an exception and determined that the delay in securing shareholder approval would seriously jeopardize the financial viability of the Company. On June 29, 1998, application for the exception was made to NASDAQ and on August 7, 1998, the shareholders were notified via the Company's 1998 Proxy Statement.

RECENT ACQUISITION

  On July 15, 1998, the Company acquired substantially all the assets and assumed substantially all the liabilities of Banner Beef and Seafood Co., Inc. ("Banner") for an aggregate purchase price of $1,800,000. The assets acquired and the liabilities assumed were assigned to the Company's subsidiary which changed its name to Banner. The acquisition was financed by the Company with a portion of the Schroder financing. See "Recent Financing."

  As part of the acquisition, the Company entered into a five year Employment Agreement with Mr. Manuel Jimenez to act as Chief Executive Officer of Banner at an annual base salary of $200,000. Mr. Jimenez is a shareholder of the former Banner Beef and Seafood Co., Inc. and was its Chief Operating Officer.

  The former Banner Beef and Seafood Co., Inc., has been in business since 1965. As part of the acquisition, the Company also acquired the land and building at 1111 N.W. 21st Terrace, Miami, Florida, where the Banner processing facilities and offices are located. In addition, the Company has entered into a five-year lease for the building and real estate at 6601 N.W. 37th Avenue, Hialeah, Florida, which is used as a processing facility. This facility is approximately 22,000 square feet of processing, warehouse and office space and is leased at approximately $120,000 per year. During the term of the lease, provided it is not in default, the Company has an option to purchase this property for the lesser of $1,270,000 or its independently appraised value. The owners of this real estate are the two principal shareholders of the former Banner Beef and Seafood Co., Inc., each of whom has executed a Non-Competition Agreement with the Company. The Company believes that the current Banner facilities are adequate for its operations for the reasonably foreseeable future.

  Banner employs approximately 90 persons, 16 administrative personnel and 74 processing, warehousing, delivery and similar personnel. There are no union contracts and Management of Banner believes that its labor relations are good. Banner is a custom value-added processor of meat, seafood and poultry. It manufactures food products customized to customer specifications for the retail and discount store, airline, restaurant and other industries. See "Financial Statements" for audited historical and unaudited pro forma financial information concerning this acquisition.

LEGAL PROCEEDINGS

  The Company is not currently involved in any material legal proceeding.

                                  MANAGEMENT

DIRECTORS AND OFFICERS

  The following table sets forth certain information with respect to the Company's directors and executive officers:

   NAME                     AGE                         POSITION HELD
   ----                     ---                         -------------
   Steven Shulman.......... 57  Chairman of the Board of Directors President and Chief
                                Executive Officer
   Jonathan S. Lasko....... 27  Executive Vice-President, Secretary, Chief Operating
                                Officer and Director
   Richard Power........... 49  Director
   Fred A. Seigel.......... 42  Director
   Houssam T. Aboukhater... 27  Director
   William P. Rodrigues,    55  Vice-President--Finance Treasurer and Chief Financial Officer.
   Jr......................

  Directors are elected on an annual basis. All directors of the Company hold office until the next annual meeting of the shareholders or until their successors are elected and qualified. At present, the Company's by-laws provide for not less than one director nor more than seven. Currently, there are five directors. The Company's by-laws permit the Board of Directors to fill any vacancy and such director may serve until the next annual meeting of shareholders or until his successor is elected and qualified. Officers are elected to serve, subject to the discretion of the Board of Directors, until their successors are appointed.



  STEVEN SHULMAN, age 57, is a Managing Director of Latona Associates, Inc., an investment banking firm involved in advisory services and principal investments. He serves as a director of a number of public and private companies and is currently a director of WPI Group, Inc., Ermanco Incorporated, Beacon Capital Partners, L.P. and Corinthian Directory, Inc. Mr. Shulman holds an M.S. in Industrial Management from the Stevens Institute of Technology, where he currently serves as Vice Chairman of its Board. Since February, 1997, Mr. Shulman has served as the Chairman of the Board of Directors and since February 18, 1998, has also served as the Chief Executive Officer of the Company.

  JONATHAN S. LASKO, age 27, has been a director of the Company since September, 1994, and its Chief Operating Officer and Secretary since August, 1995. He has also been the Company's Executive Vice-President since May, 1993. Mr. Lasko was the vice-president of A&E Management Corp. from October 27, 1993, The Lasko Companies, Inc. from May 11, 1995, and Prime Concern Kosher Foods, Inc. from December, 1995 until such businesses were sold in 1998. He is also President and Chief Executive Officer of A-One-A Produce and Provisions, Inc. Mr. Lasko attended Yeshiva University, New York, New York, in 1988 and 1989, and Bernard Baruch College of City University of New York, New York in 1990 and 1991. From January, 1990 until October, 1993, when he became a full-time employee of the Company, Mr. Lasko was a part-time employee of the Company and managed its food and beverage operations for its Passover holiday vacation. Mr. Lasko is the son of Dr. Samuel H. Lasko, the founding President of the Company.

  RICHARD D. POWER, age 49, has been Vice-President of Tyco Fire and Safety Services since May, 1997, and the President of Carlisle Plastics, Inc., from January, 1997, to May 1997, both divisions of Tyco International Ltd., a New York Stock Exchange listed corporation. He served as a consultant to Tyco in Mergers and Acquisitions from 1995 through 1996, Vice President and Chief Financial officer of Abex Inc. a New York Stock Exchange listed corporation between 1994 and 1995, and was the Managing Director of a private investment company from 1992 through 1994. Mr. Power holds a B.S. and an M.B.A. from Boston College. Since February, 1997, Mr. Power has served as a director of the Company.

  FRED A. SEIGEL, age 42, was elected a Director on February 18, 1998, to fill a vacancy. Mr. Seigel is a founder, President and a Director of Energy Capital Partners, a privately-held, Boston-based company organized in September, 1993, providing financing for energy efficiency projects for commercial, industrial and institutional property owners throughout the United States. He has more than twenty years experience in the energy field.

From January, 1988, to October, 1994, he served as a limited partner in two large-scale energy co-generation projects in New York state, representing a total investment of $350,000,000. From March, 1984, to November, 1986, Mr. Seigel was a project manager for Wheelabrator-Frye, Inc., in that company's Resource Recovery Division. From January, 1981, to January, 1993, he was the Director of the Executive Office for Energy for the State of New Hampshire. Mr. Seigel holds a B.A. from New England College, Henniker, New Hampshire.

  HOUSSAM T. ABOUKHATER, age 27, was elected a Director of the Company on August 26, 1998. He is Vice President of Prestolite Wire, a privately-held, Southfield, Michigan based company, which is a leading producer of telecommunications wire. From 1993 to 1996, Mr. Aboukhater served as Vice President of Balcrank Products, an automotive components division of the General Chemical Group, a New York Stock Exchange listed corporation. Mr. Aboukhater also currently serves as Director of Market Analysis for Latona Associates, an investment banking firm involved in advisory services and principal investments. Mr. Aboukhater holds a B.A. in business administration from the University of San Diego, San Diego, California.

  William P. Rodrigues Jr., age 55 was appointed Vice President-Finance and Chief Financial Officer on July 18, 1998. Previously, he had been Controller of Mueller Co. a unit of Tyco, International, Inc. since 1989. From 1976 to 1986 he was Vice President-Finance and Controller of Clearfield Cheese Company, a subsidiary of H.P. Hood Inc. a Boston based dairy products company. Mr Rodrigues holds an A.B. degree from Boston College.

DIRECTOR COMPENSATION

  Directors are reimbursed for expenses actually incurred in connection with attending meetings of the Board of Directors and commencing in fiscal 1996, non-employee directors are paid $750 for each directors' meeting attended. In addition to the foregoing, directors through 1997 were also granted 20,000 options annually under the Company's 1997 Stock Option Plan. At the Annual Directors Meeting held August 26, 1998 the Chairman of the Board and President, Mr. Shulman, was granted 50,000 options and each of the other four directors was granted 30,000 options for 1999. The Company anticipates that the Board of Directors will continue to meet at least four times a year.

EXECUTIVE COMPENSATION

  The following table sets forth all compensation paid or distributions made during the fiscal years ended December 31, 1997, 1996 and 1995, by the Company or any of its subsidiaries to the Chief Executive Officer of the Company and to each of its most highly compensated executive officers, other than the Chief Executive Officer, whose compensation exceeded $100,000.

                                         ANNUAL COMPENSATION
                              ---------------------------------------------
                              YEAR ENDED   ANNUAL     OTHER
NAME & PRINCIPAL POSITION     DECEMBER 31  SALARY  COMPENSATION     OPTIONS
-------------------------     ----------- -------- ------------     -------
Samuel H. Lasko..............    1995     $ 31,403   $169,081(1)    750,000(4)
President and Treasurer(8)       1996     $125,000   $  9,517(2)(3)
                                 1997     $150,000   $ 22,502(2)    125,000(7)
Jonathan S. Lasko............    1995     $ 24,592   $169,081(1)    750,000(4)
Executive Vice President,
 Secretary and                   1996     $ 70,000   $  7,255(2)
Chief Operating Officer          1997     $ 95,000   $ 21,727(2)    125,000(7)
Steven Shulman...............    1997     $      0   $      0       130,000(7)
Chief Executive Officer(5)
Milton Namiot................    1997     $175,000   $  9,500(2)    125,000(7)
Chief Executive Officer(6)

--------
(1) Represents combined "S" corporation distributions in the nature of dividends through December 5, 1995, when the Company first offered and sold its securities to the public.

(2) Represents amounts paid for lease of automobile, automobile insurance, cellular phone and health insurance.

(3) Does not include repayments of loans from A&E, The Lasko Companies, Inc. and the Company.

(4) In connection with the DownEast acquisition in February, 1997, each of Samuel Lasko and Jonathan Lasko surrendered their respective right to 750,000 options based on performance, contained in their respective employment agreements and, in lieu thereof, the Company issued to each of Samuel H. Lasko and Jonathan D. Lasko warrants to purchase 375,000 shares of the Company's common stock at $1.1875 per share exercisable immediately and expiring August 31, 2000.

(5) Steven Shulman became Chief Executive Officer of the Company in February, 1998, subsequent to the resignation of former CEO Milton Namiot (in connection with the closing of the sale of the Deering business).
(6) In connection with the sale of the Company's Deering Ice Cream, Inc. business, Mr. Namiot resigned as an officer. He was an officer and director of the Company from February 17, 1997, until the closing of the Deering transaction. In connection with his resignation and the termination of this three year employment contract, 50% of the options theretofore granted Mr. Namiot, or options to purchase 125,000 shares of the Company's common stock, were made immediately exercisable. They have since expired unexercised.
(7) Represents options granted to directors and executive officers under the Company's 1997 Stock Option Plan.

(8) Resigned effective August 26, 1998. See "Business--Hospitality--Sale of Hospitality Segments."

                  OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                 INDIVIDUAL GRANTS
                         -----------------------------------------------------------------
                          NUMBER OF    % OF TOTAL
                          SECURITIES  OPTIONS/SARS
                          UNDERLYING   GRANTED TO
                         OPTIONS/SARS EMPLOYEES IN    EXERCISE OF
     NAME                GRANTED (#)  FISCAL YEAR  BASE PRICE ($/SH)  EXPIRATION DATE
     ----                ------------ ------------ ----------------- -----------------
Samuel H. Lasko**.......   125,000       16.9%          $1.185       February 20, 2007
Jonathan S. Lasko.......   125,000       16.9%          $1.185       February 20, 2007
Steven Shulman..........   130,000       17.6%          $1.185       February 20, 2007
Milton Namiot*..........

--------

   *See Footnote (6) to "Executive Compensation" above.

  **See Footnote (8) to "Executive Compensation" above.

EMPLOYMENT AGREEMENTS AND AGGREGATE OPTIONS HOLDINGS

  The Company has 5-year employment agreements, ending August 31, 2000, with each of Dr. Samuel H. Lasko and Jonathan S. Lasko. Dr. Samuel H. Lasko tendered to the Company the balance of his employment agreement in partial consideration of his purchase of the Company's "hospitality" segments. See "Business--Sale of Hospitality Segments."

  Under his employment agreement, Dr. Samuel H. Lasko had received an annual base salary of $95,000 for the first two years and was to receive $125,000 for the third year, $150,000 for the fourth year and $175,000 for the fifth year of his employment. Under his employment agreement, Jonathan S. Lasko receives an annual base salary of $70,000 for the first two years, $95,000 for the third year, $115,000 for the fourth year and $125,000 for the fifth year of his employment. In connection with the DownEast transaction, by amendments dated February 17, 1997, to their respective employment agreements, Dr. Lasko and Jonathan Lasko each voluntarily surrendered their one-time performance based options under their respective employment agreements to purchase up to an aggregate of 750,000 shares of common stock, and in lieu thereof, the Company issued to each of Dr. Lasko and Jonathan Lasko, warrants to purchase 375,000 shares of its common stock at an exercise price of $1.1875 per share. The employment agreements also entitle the individuals to the use of an automobile and to employee benefit plans, such as group life, health, hospitalization and life insurance. Under each of these employment agreements, employment terminates upon death or total disability of the employee and may be terminated by the Company for "cause," which is defined, among other things, as the willful failure to perform duties, embezzlement, conviction of a felony, or breach of the employee's covenant not to compete or maintain confidential certain information. On February 18, 1998, the Board of Directors accepted the recommendation of its Compensation Committee and increased Jonathan S. Lasko's base compensation for 1998 to $125,000.

  In connection with the acquisition of DownEast, the Company entered into a 3-year employment agreement, effective February 17, 1997, and ending August 31, 2000, with Milton Namiot under which Mr. Namiot served as the President and Chief Executive Officer of Deering and Chief Executive Officer of the Company. As a result of the sale of the Deering business, Mr. Namiot resigned from his positions as an officer and director of the Company.

  In connection with the acquisition of A-One-A, the Company entered into 5-year employment agreements, effective July 1, 1997, and ending July 30, 2002, with both Virgil D. Scarbrough and Scott Davis under which Messrs. Scarbrough and Davis will serve as senior executives of the Company's wholly-owned subsidiaries A-One-A Produce & Provisions, Inc. and Terrace Fresh, Inc. Under their respective employment agreements, Messrs. Scarbrough and Davis each receive an annual base salary of $120,000, an annual discretionary bonus, a performance incentive bonus of 20% of each one's annual salary, which percentage will be increased incrementally if the pre-tax income of A-One-A and Fresh exceed specified levels, and all other benefits available to other Company executives.

  In connection with the Bay Purveyors acquisition, the Company's wholly-owned subsidiary, A-One-A Produce, entered into a 5-year employment agreement effective September 1, 1997, with Kenneth Cohen under which Mr. Cohen will serve in an upper level management position for A-One-A Produce. Under his employment agreement, Mr. Cohen receives an annual base salary of $65,000, an annual discretionary bonus, a performance incentive bonus of 20% of each one's annual salary, which percentage will be increased incrementally if the pre-tax income of A-One-A exceeds specified levels, and all other benefits available to other Company employees.

  In connection with the Gourmet Distributors acquisition, the Company entered into a 3-year consulting agreement with Phyllis Forstein, to assist in and consult concerning the business acquired. Ms. Forstein receives an annual consulting fee of approximately $92,000.

  In connection with the Banner acquisition, the Company entered into a five year employment agreement with Manuel Jimenez to act as Chief Executive Officer of Banner. See "Business--Recent Acquisition."

THE 1997 STOCK OPTION PLAN AND PARTICIPANTS

  The Company adopted the 1997 Stock Option Plan (the "Plan") which enables it to grant options for shares of its Common Stock. The Plan authorizes the grant of options to purchase up to an aggregate of 1,250,000 shares of the Company's Common Stock, to (i) officers, directors, and other full-time salaried employees of the Company and its subsidiaries with managerial, professional or supervisory responsibilities, and (ii) consultants and advisors who render bona fide services to the Company and its subsidiaries, in each case, where the Compensation Committee determines that such officer, director, employee, consultant or advisor has the capacity to make a substantial contribution to the success of the Company. As used herein with respect to the Plan, references to the Company include subsidiaries of the Company.

  The purposes of the Plan are to enable the Company to attract and retain persons of ability as officers, directors, and other key employees with managerial, professional or supervisory responsibilities, to retain able consultants and advisors, and to motivate such persons to use their best efforts on behalf of the Company by providing them with an equity participation in the Company. The full text of the Plan is set forth as an exhibit to this Registration Statement, and the following description is qualified in its entirety by reference thereto.

  The Plan is administered by the Compensation Committee, which was appointed by the Company's Board of Directors, and consists of three members of the Board of Directors, two of whom are "disinterested" persons within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934. Under the terms of the Plan, the

Committee will have the authority to determine, subject to the terms and conditions of the Plan, the persons to whom options are granted, the number of options granted to each optionee, and the terms and conditions of each option, including its duration.

  The Plan can be amended, suspended, reinstated or terminated by the Board of Directors; provided, however, that without approval of the Company's shareholders, no amendment shall be made which (i) increases the maximum number of shares of Common Stock which may be subject to stock options granted under the Plan, except for specified adjustment provisions, (ii) extends the term of the Plan, (iii) materially increases the benefits accruing to optionees under the Plan, (iv) materially modifies the requirements as to eligibility for participation in the Plan, or (v) will cause stock options granted under the Plan to fail to meet the requirements of Rule 16b-3. Unless previously terminated or extended by the Board of Directors, the Plan will terminate on February 20, 2007.

  Stock options may be granted to purchase Common Stock under the Plan at not less than the fair market value of the shares as of the date of grant. The maximum number of shares for which options may be issued to an employee of the Company during any calendar year may not exceed 250,000. Other than the limit of 250,000 options per year, there is no limitation on the aggregate number of stock options which may be granted to any optionee pursuant to the Plan.

  As of the date hereof, 898,000 options have been granted, including 445,000 to the current officers and directors.

  Stock options may be granted for a term of up to ten years. The Plan provides that if a stock option, or portion thereof, expires, lapses without being exercised or is terminated, canceled or surrendered for any reason without being exercised in full, the unpurchased shares of Common Stock which were subject to such stock option or portion thereof shall be available for future grants of stock options under the Plan.

  Pursuant to the terms of the Plan, the option price for all options must be paid in cash, by check, bank draft or money order payable in United States dollars to the order of the Company, or with Common Stock of the Company owned by the optionee and having a fair market value on the date of exercise equal to the aggregate exercise price of the shares to be so purchased, or a combination thereof.

  Options granted pursuant to the Plan will not be assignable or transferable except by will or the laws of intestate succession. Options acquired pursuant to the Plan may be exercised by the optionee (or the optionee's legal representative) only while the optionee is employed by the Company, or within six months after termination of employment due to a permanent disability, or within three months after termination of employment due to a permanent disability, or within three months after termination of employment due to retirement. The executor or administrator of a deceased optionee's estate or the person or persons to whom the deceased optionee's rights thereunder have passed by will or by the laws of descent or distribution shall be entitled to exercise the option within the sixth month after the decedent's death. Options expire immediately in the event an optionee is terminated with or without cause or resigns; provided, however, in the event the Company terminates the employment of an optionee who at the time of such termination was an officer of the Company and had been continuously employed by the Company during the two year period immediately preceding such termination, for any reason except "good cause" (as defined in the Plan), each stock option held by such optionee (which had not then previously lapsed or terminated and which had been held by such optionee for more than six months prior to such termination) shall be exercisable for a period of three months after such termination to the extent otherwise exercisable during that period. All of the aforementioned exercise periods set forth in this paragraph are subject to the further limitation that an option shall not, in any case, be exercisable beyond its stated expiration date.

  The purchase price and the number and kind of shares that may be purchased upon exercise of options granted pursuant to the Plan, and the number of shares which may be granted pursuant to the Plan, are subject to adjustment in certain events, including stock splits, recapitalizations, mergers, and reorganizations.

  As of August 31, 1998, the following officers, directors, significant employees and other employees have received the number of options as is designated opposite their respective names:

        NAME                                                NUMBER OF OPTIONS(1)
        ----                                                --------------------
        Samuel H. Lasko(2).................................       125,000
        Jonathan S. Lasko..................................       155,000(3)
        Steven Shulman.....................................       180,000(4)(5)
        Bruce S. Phillips(2)...............................        20,000(4)
        Richard Power......................................        50,000(3)(4)
        Fred A. Seigel.....................................        30,000(3)
        Houssam T. Aboukhater..............................        30,000(3)
        Other Employees(6).................................       188,000
                                                                  -------
          TOTAL............................................       778,000(7)
                                                                  =======

--------

(1) Unless otherwise stated, these options were granted at an exercise price of $1.185 per share and become exercisable one third per year over three years from the date granted.

(2) Former Director.

(3) Includes 30,000 options granted at the Annual Board of Directors meeting on August 26, 1998, at an exercise price of $1.375 per share, which become exercisable one third per year over three years from the date granted.

(4) All of Mr. Phillips' options, 20,000 of Mr. Power's options, as well as 30,000 of Mr. Shulman's options, granted in February 1997, at a price of $1.185, became exercisable at the time they were granted.

(5) Includes 50,000 options granted at the Annual Board of Directors meeting on August 26, 1998, at an exercise price of $1.375 per share, which become exercisable one third per year over three years from the date granted.

(6) Includes options granted to four of the Company's employees at an exercise price of $1.185 per share and 19 individual employees of the Company's subsidiaries at an exercise price of $2.31 per share. All such options become exercisable one third per year over three years from the date granted.

(7) Does not include options granted to Milton Namiot, a former director and Chief Executive Officer, and Joseph Dane, former Corporate Controller of the Company. In February, 1997, Messrs. Namiot and Dane were granted 250,000 and 25,000 options, respectively. Although they were no longer affiliated with the Company subsequent to the sale of the Company's Deering Ice Cream business, the Compensation Committee determined to make immediately exercisable 125,000 of Mr. Namiot's options and all of Mr. Dane's options for a total of 120 days beyond the date of the cessation of their employment by the Company. All of such options have expired unexercised.

PRINCIPAL SHAREHOLDERS

  The following table provides information concerning the beneficial ownership of Common Stock of the Company by each director, certain executive officers, and by all directors and officers of the Company as a group as of August 31, 1998. In addition, the table provides information concerning the beneficial owners known to the Company to hold more than 5 percent of the outstanding Common Stock of the Company as of August 31, 1998.

                                                       COMMON STOCK
                                                        BENEFICIAL    PERCENT OF
NAME OF BENEFICIAL OWNER                               OWNERSHIP(1)   CLASS(1)(2)
------------------------                               ------------   -----------
Dr. Samuel H. Lasko(3)................................    383,750(4)       *
Jonathan S. Lasko.....................................    405,000(5)       *
Richard Power.........................................    304,154          *
Steven Shulman........................................    446,154         5.4%
Bernard Rubin, M.D.(8)................................     30,000          *
Fred A. Seigel........................................     64,577          *
Bruce S. Phillips(8)..................................        -0-         -0-
Houssam T. Aboukhater(6)..............................    150,000          *
All Directors and Executive Officers as a Group
 (8 persons)..........................................  1,783,635(7)     21.3%

--------
   *Less than five percent
(1) In each case the beneficial owner has sole voting and investment power except that shares held by Dr. Samuel H. Lasko are held in joint tenancy with his wife Arlene Lasko and the shares held by Jonathan S. Lasko are held in joint tenancy with his wife Ellen J. Lasko.

(2) The calculation of percent of class is based upon the number of shares of Common Stock outstanding as of July 31, 1998.

(3) In connection with the sale of the "hospitality" businesses, Dr. Lasko resigned as an officer of the Company effective August 26, 1998 and is no longer a director.
(4) Includes 3,750 shares held for the benefit of Dr. Lasko's minor child.

(5) Includes 25,000 shares held for the benefit of Jordana Lasko, a minor.

(6) Mr. Aboukhater was elected a director on August 26, 1998.

(7) Includes an aggregate of 355,000 shares of Common Stock which was automatically converted from Preferred Stock on July 31, 1998. Does not include stock options granted in the amounts and prices as follows: Samuel
    H. Lasko--125,000 @ $1.185; Jonathan S. Lasko--125,000 @ $1.185 and 30,000
    @ $1.375; Steven Shulman--130,000 @ $1.185 and 50,000 @ $1.375; Richard
    Power--20,000 @ $1.185 and 30,000 @ $1.375; Fred A. Seigel--30,000 @
    $1.375; and Houssam T. Aboukhater--30,000 @ $1.375. See "1997 Stock Option Plan and Participants." Also does not include warrants to purchase Common Stock at a price of $1.1875 in the following amounts: Samuel H. Lasko-- 375,000; Jonathan S. Lasko--375,000; Steven Shulman--36,666.7; Richard Power--31,666.7; Fred A. Seigel--15,833.3; Bernard Rubin, M.D.--20,000;
    and Bruce S. Phillips--70,000.

(8) Former director

LIMITATION OF LIABILITY AND INDEMNIFICATION OF DIRECTORS

  As permitted by the Delaware General Corporation Law ("DGCL"), the Company has included in its Certificate of Incorporation a provision to eliminate the personal liability of its directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, as provided in Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. The effect of this provision in the Company's Certificate of Incorporation is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a Director for breach of the fiduciary duty of care as a Director except in the situations described in (i) through (iv) above. This provision does not limit nor eliminate the rights of the Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a Director's duty of care. These provisions will not alter the liability of Directors under federal securities laws.

  The Certificate of Incorporation and the by-laws of the Company provide that the Company is required and permitted to indemnify its officers and directors, employees and agents under certain circumstances. In addition, the Company is required to advance expenses to its officers and directors as incurred in connection with proceedings against them for which they may be indemnified upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to indemnification. At present, the Company is not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of the Company in which indemnification would be required or permitted. The Company may obtain directors and officers insurance in amounts it deems necessary. The Company believes that its charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. Insofar as indemnification for liabilities arising under the Securities

Act may be permitted to directors and officers of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Samuel H. Lasko loaned Terrace Holdings, Inc., The Lasko Companies, Inc. and A&E Management Corp. the sums of $7,276, $42,715 and $235,558, respectively, or an aggregate of $285,549. Each loan provided interest at the prime rate of interest and principal and interest due on demand. $100,000 of principal of these loans was repaid from the proceeds of the Company's initial public offering. Pursuant to agreements, the remaining principal of $185,549, together with all accrued interest, was payable out of the Company's working capital in twelve equal monthly installments commencing in December, 1995. At December 31, 1996, the principal balance of these loans was paid in full.

  In connection with the DownEast acquisition, the Company issued to each of Samuel H. Lasko and Jonathan D. Lasko (collectively the "Laskos") warrants to purchase 375,000 shares of the Company's common stock at $1.1875 per share. The Laskos surrendered their respective performance options to purchase up to 750,000 shares of the Company's common stock, contained in their respective employment agreements. In addition, they entered into an option agreement to purchase the businesses, assets or capital stock of three of the Company's wholly owned subsidiaries, The Lasko Family Kosher Tours, Inc., The Lasko Companies, Inc. and A&E Management Corp. at the fair market value thereof to be independently determined. The option was exercised by Samuel H. Lasko alone and on March 13, 1998, he purchased The Lasko Family Kosher Tours, Inc. and A&E Management Corp. for consideration equal to $575,000 in accordance with "fair value opinion" and "fairness" opinions received by the Company and Dr. Lasko from an independent valuation firm. The sale was ratified by the shareholders at the 1998 Annual Meeting on August 26, 1998. See "Business-- Sale of Hospitality Segments."

  A-One-A Produce & Provisions, Inc. leases approximately 55,000 square feet at 1351 N.W. 22nd Street, Pompano Beach, Florida, for use as its principal offices and warehouse. The lease term is for five years with two five year options to extend expiring July 31, 2002 at an annual rental of $220,000. The Pompano Beach facility is owned by an affiliate of Messrs. Scarbrough and Davis. A lease for this facility was negotiated as part of the A-One-A acquisition. Under the lease, the Company has an option to purchase the land and building in Pompano Beach, Florida at a purchase price of $2,000,000 until December, 1998.

  All of the foregoing transactions were approved by at least two disinterested directors at the time of those transactions. In addition, of the transactions that are currently ongoing, all have been ratified by independent, disinterested directors.

  All future material transactions and loans made with and by the Company will be on terms no less favorable to the Company than those that can be obtained from unaffiliated third parties. In addition, any forgiveness of loans will be approved by a majority of the Company's independent directors who do not have an interest in the transactions and who have access, at the Company's expense, to the Company's or independent counsel.

                          SELLING SECURITIES HOLDERS

  The following table sets forth the record and beneficial ownership by each of the Selling Securities Holders, the number of shares of Common Stock, Warrants or other warrants to be offered for resale by each as of the date of this Prospectus. No person owned of record or beneficially more than 10% of the Common Stock of the Company. The Selling Securities Holders will not pay any of the expenses incident to the offering made by this Prospectus other than any sales, commissions or concessions applicable to the securities offered by them hereby.

                                                                  PERCENTAGE
                                                                 OWNERSHIP OF
                                    COMMON                       COMMON STOCK
NAME                               STOCK(1)      WARRANTS(2)   AFTER OFFERING(3)
----                               ---------     -----------   -----------------
Boca Raton Synagogue.............                   107,850(4)         --
Biltmore Securities, Inc.(5).....     12,750         94,050            --
Carpionato, Alfred...............    250,000        250,000           3.8%
Feinberg, Michael................    200,000(6)                       1.6%
Gelfand, Mark E..................     25,000         25,000            --
Haber, Sidney and Linda..........     50,000         50,000            --
Healthcare Financial Corporation,
 LLC.............................     50,000         50,000            --
Katz Investments II..............    100,000        100,000           1.6%
Kaufman, Howard..................        --         186,550           1.4%
Kraut, Dr. Irving................    250,000        250,000           3.8%
Kulman, Craig....................     25,000            --             --
Loewenstern Properties, Inc.(7)..    312,650(8)     562,650           6.8%
Lyons Community Property Trust,
 Phillip N. Lyons, Trustee.......    300,000        300,000           4.7%
Masada I Limited Partnership.....        --          25,000            --
NAC Group, Inc...................     50,000            --             --
Namiot, Milton(9)................     25,000         25,000            --
Phillips, Bruce S................     70,000(10)                       --
Rothstein, Martin................     96,500        149,400           1.9%
Waldman, Cory....................     50,000         50,000            --
                                   ---------      ---------          -----
  TOTAL..........................  1,866,900      2,225,500          31.7%
                                   =========      =========          =====

--------

(1) Unless otherwise indicated, includes Common Stock issued upon automatic conversion of preferred stock on July 31, 1998. See "Description of Securities--Preferred Stock."

(2) There currently is a public market for these Warrants. See "Price Range of Securities." Upon exercise of the Warrants, these amounts represent the Common Stock underlying such Warrants.

(3) Assumes exercise of all the Warrants and assumes that none of the Common Stock owned or received upon exercise of the Warrants has been sold. Unless otherwise indicated, percentage of ownership is less than one percent.

(4) Received as a charitable contribution from Loewenstern Properties, Inc.

(5) The Underwriter of the Company's initial public offering in 1995, and its Warrant Soliciting Agent.

(6) Represents shares of Common Stock previously issued for resale by the holder thereof.

(7) Received the Company's securities through various assignments from Midas Investment Group, Inc. d/b/a Biltmore Securities, Inc., the Underwriter of the Company's initial public offering in 1995 and its Warrant Soliciting Agent.

(8) Includes 250,000 shares underlying warrants exercisable at $1.1875. Loewenstern Properties, Inc. has notified the Company that it intends to exercise the warrants to purchase these shares.

(9) Former director and Chief Executive Officer of the Company.

(10) Represents Common Stock underlying warrants at $1.1875 which former director has indicated he intends to exercise.

                           DESCRIPTION OF SECURITIES

COMMON STOCK

  The Company is authorized to issue 25,000,000 shares of Common Stock, par value $.001 per share, of which 8,397,998 shares are currently outstanding. Assuming exercise of all of the 4,518,950 Warrants and all of the 1,740,000 warrants, there will be 14,656,948 shares of Common Stock outstanding.

  Holders of Common Stock are entitled to dividends when, as and if declared by the Board of Directors out of funds available therefor, subject to any priority as to dividends for any Preferred Stock that may be outstanding. The Preferred Stock currently authorized and outstanding is non-voting stock unless or until it is converted into Common Stock. Each share of Preferred Stock is convertible into two shares of Common Stock. Holders of Common Stock are entitled to cast one vote for each share held at all shareholder meetings for all purposes, including the election of Directors. The holders of more than fifty percent of the Common Stock issued and outstanding and entitled to vote, present in person or by proxy, constitute a quorum at all meetings of shareholders and the vote of the holders of a majority of Common Stock present at such a meeting will decide any question brought before such meeting, except for certain actions such as the election of directors, amendments to the Company's Certificate of Incorporation, mergers or dissolutions which require the vote of the holders of a majority of the outstanding Common Stock. Upon liquidation or dissolution, the holder of each outstanding share of Common Stock will be entitled to share equally in the assets of the Company legally available for distribution to such shareholder after the payment of all debts and other liabilities and after distributions to preferred shareholders, if any, legally entitled hereto. No holder of Common Stock has any preemptive or preferential rights to purchase or subscribe for any part of any unissued or any additional authorized stock or any securities of the Company convertible into shares of its stock. The outstanding shares of Common Stock are, and the Common Stock offered hereby will be, fully paid and nonassessable.

PREFERRED STOCK

  The Company is authorized to issue 10,000,000 shares of Preferred Stock, $.001 par value. The Preferred Stock may be issued in one or more series at such time or times and for such consideration as shall be authorized from time to time by the Board of Directors. The Board of Directors is authorized to fix the designation of each series of Preferred Stock and the relative rights, preferences, limitations, qualifications, powers or restrictions thereof, including the number of shares comprising each series, the dividend rates, redemption rights, rights upon voluntary or involuntary liquidation, provisions with respect to a retirement or sinking fund, conversion rights, voting rights, if any, preemptive rights, other preferences, qualifications, limitations, restrictions and the special or relative rights of each series not inconsistent with the provisions of the Certificate of Incorporation. The previously outstanding 1,523,825 shares of Preferred Stock were each automatically converted into two shares of Common Stock on July 31, 1998. See "Business--Recent Financing" concerning the possible issuance of up to 2,100,000 shares of a new series of Redeemable Convertible 8% Cumulative Preferred Stock by the Company to a private investor.

WARRANTS

  In addition to the 4,518,950 Warrants currently outstanding, an aggregate of 250,000 warrants were issued by the Company in connection with the DownEast transaction ("DownEast Warrants"), 90,000 warrants have been issued to two directors in recognition of their services to the Company ("Directors Warrants") 750,000 warrants were issued to two executive officers in connection with their employment agreements ("Executive Officers' Warrants"), 250,000 warrants were issued to the Company's initial underwriter in connection with its initial public offering ("Underwriter's Option"), 200,000 Class B Warrants were issued prior to the Company's initial public offering, and 400,000 warrants were issued to a private investor in connection with the Company's 12% Convertible Subordinated Notes ("Fund Warrants"). The terms of all of these warrants, described in more detail below, are identical to the Warrants, except that the exercise price of the DownEast Warrants, the Directors Warrants, the Executive Officers' Warrants and the Underwriter's Option is $1.1875, the exercise price of the Class B Warrants is $10.00, and the exercise price of the Fund Warrants is $1.25. Accordingly, the following description of Warrants is applicable to the Company's other warrants as well. Each Warrant entitles the holder to purchase one share of Common Stock at an exercise price of $4.00 per share, subject to adjustment, until December 5, 2000. No holder, as such, of Warrants shall be entitled to vote or receive dividends or be deemed the holder of shares of Common Stock for any purpose whatsoever until such Warrants have been duly exercised and the purchase price has been paid in full. Each Warrant is redeemable by the Company for $.05 per Warrant, at any time, upon thirty days' prior written notice, if the last reported sale price or average closing bid price of the Common Stock, as reported by the principal exchange on which the Common Stock is traded, NASDAQ or the National Quotation Bureau Incorporated, as the case may be, exceeds $9.00 per share for twenty consecutive trading days ending within ten days prior to the date of the notice of redemption. Any right to exercise a Warrant will terminate at 5:00 p.m. (New York time) on the business day immediately preceding the date of redemption.

  Upon thirty days' written notice to all holders of Warrants, the Company has the right, subject to compliance with applicable Commission rules, to reduce the exercise price or extend the term of the Warrants. The Warrants will be entitled to the benefit of adjustments in the exercise price of the Warrants and in the number of shares of Common Stock or other securities delivered upon the exercise thereof in the event of a stock dividend, stock split, reclassification, reorganization, consolidation or merger.

  During the 60-day period commencing on the date of this Prospectus, to and including 5:00 p.m., New York time, on December 4, 1998, subject to extension in the sole discretion of the Company ("Temporary Exercise Period"), the Company has reduced temporarily the exercise price of the Warrants from $4.00 to $1.25. After the expiration of the Temporary Exercise Period, the exercise price of the Warrants will return to the original $4.00 per share. See "Plan of Distribution."

  The fundamental business reasons for the temporary reduction in the exercise price of the Warrants are, first, to attempt to secure additional cash liquidity for immediate working capital and, second, to increase the Company's equity capital base. Management believes that temporarily reducing the Warrant exercise price is a substantially less expensive alternative to additional borrowings for its current and future cash and capital needs. There is no assurance, however, that the temporary exercise price reduction will successfully cause material exercises or that any resulting cash liquidity will benefit the Company. See "Risk Factors--Warrants Subject to Redemption; Temporary Exercise Price and Price Range of Securities."

  The Warrants may be exercised when there is a current effective registration statement covering the shares of Common Stock underlying the Warrants. If the Company does not or is unable to maintain a current effective registration statement, the Warrant holders will be unable to exercise the Warrants and the Warrants may become valueless. Moreover, if the shares of Common Stock underlying the Warrants are not registered, or qualified for sale in the state in which a Warrant holder resides, such Warrant holder might not be permitted to exercise the Warrants.

  Warrant certificates may be exchanged for new certificates of different denominations and may be exercised or transferred by presenting them at the office of the transfer agent. Holders of the Warrants may sell the Warrants if a market exists rather than exercise them. However, there can be no assurance that a market will continue as to such Warrants. If the Company is unable to qualify its Common Stock underlying such Warrants for sale in any state, holders of the Warrants in those states will have no choice but to either sell such Warrants or allow them to expire.

  Each Warrant may be exercised by surrendering the Warrant certificate, with the formal election to purchase on the reverse side of the Warrant certificate properly completed and executed, together with payment of the exercise price to the Warrant Agent. Prior to their expiration or redemption by the Company, the Warrants may be exercised in whole or, from time to time, in part. If less than all of the Warrants evidenced by a Warrant certificate are exercised, a new Warrant certificate will be issued for the remaining number of Warrants.

  Holders of the Warrants are protected against dilution of the equity interest represented by the underlying shares of Common Stock upon occurrence of certain events, including, but not limited to, issuance of stock dividends. If the Company merges, reorganizes or is acquired in such a way as to terminate the Warrants, they may be exercised immediately prior to such action. In the event of liquidation, dissolution or winding up of the Company, holders of the Warrants are not entitled to participate in any distribution of the Company's assets.

  For the life of the Warrants, the holders thereof are given the opportunity, at nominal cost, to profit from a rise in the market price of the Common Stock of the Company. The exercise of the Warrants will result in the dilution of the then book value of the Common Stock of the Company held by the public investors and will also result in a dilution of their percentage ownership of the Company. The terms upon which the Company may obtain additional capital may be adversely effected through the period that the Warrants remain exercisable. The holders of these Warrants may be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain equity capital on terms more favorable than those provided for by the Warrants.

  Because the Warrants may be transferred, it is possible that they may be acquired by persons residing in states where the Company has not registered, or is exempt from registration, such that the shares of Common Stock underlying the Warrants may not be sold or transferred upon exercise of the Warrants. Warrant holders residing in those states would have no choice but to attempt to sell their Warrants or let them expire unexercised. Also, it is possible that the Company may be unable, for any reason, to cause a registration statement covering the Common Stock underlying the Warrants to be in effect when they are exercisable. In such event, the Warrants may expire unless extended by the Company because a registration statement, including audited financial statements, must be in effect in order for Warrant holders to exercise their Warrants.

SHARES ELIGIBLE FOR FUTURE SALE

  2,537,848 of the 8,397,998 shares of Common Stock currently are "restricted securities" as that term is defined under the Securities Act and in the future may only be sold in compliance with Rules 144 and 144A promulgated under the Securities Act or pursuant to an effective registration statement. As of July 31, 1998, the 3,047,650 shares of Common Stock issued upon automatic conversion of the 1,523,825 shares of Preferred Stock may also be sold in compliance with those rules. Rule 144 provides, in essence, that a person (including a group of persons whose shares are aggregated) and including any person who may be deemed an "affiliate" of the Company, as that term is defined under the Securities Act, who has satisfied a one-year holding period for such restricted securities may sell within any three-month period, under certain circumstances, an amount of restricted securities which does not exceed the greater of 1% of that class of the Company's outstanding securities or the average weekly trading volume of that class of securities during the four calendar weeks prior to such sale. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company. In addition, pursuant to Rule 144, persons who are not affiliated with the Company and who have held their restricted securities for at least two years are not subject to the quantity limitations or the manner of sale restrictions of the rule.

  Sales of shares by the Company's current shareholders, whether pursuant to Rule 144 or otherwise, may have a depressing effect upon the market price of the Common Stock in any market for the Company's securities that may develop. To the extent that these shares enter the market, the value of the Common Stock in the over-the-counter market may be reduced. See "Risk Factors" and "Description of Securities."

  Commission Rule 144A permits unlimited resales of restricted securities of any issuer provided that the purchaser is a qualified institutional buyer (as that term is defined therein) that at the end of its most recent fiscal year has assets invested in securities of non-affiliated entities that were purchased for a total of more than $100 million. Rule 144A allows holders of restricted shares of the Company to sell such shares to such institutions without regard to any volume or other restrictions.

  In the event that shares of Common Stock which are not currently saleable become saleable by means of registration, eligibility for sale under Rule 144 or otherwise and the holders of such shares of Common Stock elect to sell such shares of Common Stock in the public market, there is likely to be a negative effect on the market price of the Company's securities and on the ability of the Company to obtain additional equity financing. No predictions can be made as to the effect, if any, that sales of the Common Stock or the exercise of the Warrants or the availability of Common Stock for sale will have on the market price of such securities prevailing from time to time. Nevertheless, the foregoing could adversely affect prevailing market prices. See "Risk Factors" and "Description of Securities."

  Sales of substantial amounts of shares of Common Stock, pursuant to Rule 144, Rule 144A or otherwise, could adversely affect the market prices of the Common Stock, and/or the Warrants, and may make it more difficult for the Company to sell equity securities in the future at a time and price that it deems appropriate. See "Risk Factors."

TRADING SYMBOLS

  The Common Stock and the Warrants are listed for quotation on NASDAQ under the symbols "THIS" and "THISW", respectively. There can be no assurances that an active trading market will continue. See "Risk Factors--No Assurance of Continued Public Trading Market or Continued Qualification for NASDAQ Inclusion."

TRANSFER AGENT AND WARRANT AGENT

  The transfer agent for the Company's Common Stock and its Warrant Agent for the Public and Preferred Warrants is American Stock Transfer and Trust Company, New York, New York.

SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

  The Company is not subject to the provisions of Section 203 of the Delaware General Corporation Law. That section provides, with certain exemptions, that a Delaware corporation may not engage in any of a broad range of business combinations with a person or affiliate or associate of such person who is an "interested shareholder" for a period of three years from the date that such person became an interested shareholders unless: (i) prior to such date the board of directors of the corporation approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder, or (ii) upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (a) by persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or
(iii) on or subsequent to such date the business combination is approved by the board of directors and authorized at an annual or special meeting of shareholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested shareholder. An "interested shareholder" is defined to include any person, and the affiliates and associates of such person that (i) is the owner of 15% or more of the outstanding voting stock of the corporation or (ii) is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested shareholder.

                             PLAN OF DISTRIBUTION

WARRANT SOLICITATION FEE

  To the extent not inconsistent with the guidelines of the National Association of Securities Dealers, Inc. and the rules and regulations of the Commission, the Company has agreed to pay to the Soliciting Agent a warrant solicitation fee equal to 4% of the then current exercise price for each solicited Warrant exercised, payable upon exercise of the Warrant. However, no compensation will be paid to the Soliciting Agent in connection with the exercise of the Warrants if (a) the market price of the underlying shares of Common Stock is lower than the then current exercise price of the Warrants,
(b) the Warrants are held in a discretionary account, except where prior specific written approval for the exercise has been received, (c) the Warrants are exercised in an unsolicited transaction, (d) the Soliciting Agent has not provided bona fide services in connection with the solicitation of the Warrant, (e) the holder of the Warrant has not in writing designated the Soliciting Agent as the party to receive the solicitation fee, or (f) these compensation arrangements have not been disclosed at the time of the exercise. In addition, unless exempt from Regulation M promulgated by the Commission, the Soliciting Agent will be prohibited from engaging in any market making activities or solicited brokerage activities with regard to the Company's securities until the later of the termination of such solicitations activities or the termination by waiver or otherwise of any right the Soliciting Agent may have to receive a fee for the exercise of the Warrants following such solicitation.

RECENT PRIVATE PLACEMENT AND INVESTMENT BANKING AGREEMENT

  On July 1, 1997, the Company entered into an Investment Banking Agreement with Midas Investment Group, Inc. d/b/a Biltmore Securities, Inc. ("Midas"), under which for a period of three years Midas is to provide services including, without limitation, (i) review of business plans and projections;
(ii) review of financial data as it relates to raising financing; (iii) advising on the Company's capital structure and on alternatives for raising capital; (iv) reviewing and advising on prospective mergers and acquisitions, and on any financing required to complete such transactions; (v) advising on issues relating to public offerings;(vi) providing fairness opinions; (vii) reviewing managerial needs; and (viii) advising on issues relating to financial public relations. In consideration, the Company issued to Midas and its assignees warrants to purchase 750,000 shares of Common Stock of the Company.

  As the Company's investment banker, Midas, was its placement agent with respect to the private offer and sale to accredited investors of 1,352,500 Units, each Unit consisting of one share of convertible Preferred Stock and two warrants. Each share of Preferred Stock was automatically converted into two shares of the Company's Common Stock on July 31, 1998. For services rendered in connection with this placement of its securities, the Company issued an additional 156,325 Units to Midas, and 15,000 Units to Westport Capital Markets, LLC. See "Selling Securities Holders."

SALES OF SHARES OF COMMON STOCK

  Certain current shareholders of Common Stock or persons who become shareholders of Common Stock upon exercise of warrants or conversion of Preferred Stock may sell their shares from time to time following the date of this Prospectus through the Soliciting Agent or any other registered broker/dealer. Any commissions paid to such broker/dealers will be paid by those certain current shareholders and not the Company. Any of those certain current shareholders may be required to deliver a copy of this Prospectus with such sales. Accordingly, the Company may be required to update and amend this Prospectus to keep it current in accordance with applicable laws, rules and regulations. See "Selling Securities Holders."

                                    EXPERTS

  The financial statements of the Company, excluding Banner, included in this Prospectus have been audited by Moore Stephens, P.C., New York, New York, independent certified public accountants, to the extent and for the periods set forth in their reports appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

  The financial statements of Banner Beef and Seafood Co., Inc., as of December 31, 1997, and 1996, and for each of the two years in the period ended December 31, 1997, included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

                                 LEGAL MATTERS

  Certain legal matters, including the legality of the issuance of the securities offering hereby, are being passed upon for the Company by Fishman, Merrick, Miller, Genelly, Springer, Klimek & Anderson, P.C., 125 South Wacker Drive, Suite 2800, Chicago, Illinois 60606.

                            ADDITIONAL INFORMATION

  The Company has filed with the Securities and Exchange Commission, a registration statement under the Securities Act on Form SB-2 ("Registration Statement") with respect to the securities offered hereby. No distribution of these securities will be made until the Registration Statement, as it may be amended, has been declared effective. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto. For further information with respect to the Company and the securities offered hereby, reference is hereby made to the Registration Statement and the exhibits thereto. All of these documents may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10007 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies may be obtained at the prescribed rates from the Public Reference Section of the Commission at its principal office in Washington, D.C. In addition, the Commission maintains a website that contains reports, proxy and information statements and other information regarding issuers such as the Company that file electronically with the Commission. The address of such site is http://www.sec.gov. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

                         INDEX TO FINANCIAL STATEMENTS

                                                                       PAGE(S)
                                                                      ---------
Pro Forma Condensed Combined Financial Statements (Unaudited)........ P-2-P-6
Notes to Pro Forma Financial Statements.............................. P-7
Report of Independent Auditors (Terrace Holdings, Inc.).............. F-1
Financial Statements
 Consolidated Balance Sheets......................................... F-2
 Consolidated Statements of Operations............................... F-3
 Consolidated Statements of Stockholders' Equity..................... F-4
 Consolidated Statements of Cash Flows............................... F-5-F-6
 Notes to Consolidated Financial Statements.......................... F-7-F-22
Report of Independent Certified Public Accountants (Banner Beef and
 Seafood Co., Inc.).................................................. F-23
 Balance Sheets...................................................... F-24
 Statements of Operations............................................ F-25
 Statements of Stockholders' Equity.................................. F-26
 Statements of Cash Flows............................................ F-27
 Notes to Financial Statements....................................... F-28-F-30

                            TERRACE HOLDINGS, INC.

               PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)

  The following pro forma condensed combined statements of operations for the year ended December 31, 1997, give effect to the following:

    (1) A-One-A Wholesale Produce, Inc. Acquisition--On July 1, 1997, the Registrant acquired all of the assets and related liabilities of A-One-A Wholesale Produce, Inc. ["A-One-A"]. In consideration for the acquisition, the Registrant issued to A-One-A 500,000 unregistered shares of the Company's common stock valued at $1,000,000. The asset purchase agreement also provides for contingent consideration based upon the achievement of specified earnings levels in future periods. The Registrant also paid A-One-A $3,130,000 in cash. The total cost of the acquired company was approximately $4,300,000 including an estimate for the contingent consideration. The acquisition was accounted for as a purchase effective July 1, 1997. The operations of A-One-A have been included in the Registrant's results of operations from that date. Cost in Excess of Net Assets of businesses acquired totaling $3,461,947 was recorded as part of this acquisition. The excess purchase price is allocated to Cost in Excess of Net Assets of businesses acquired because the amounts are in effect inseparable from Cost in Excess of Net Assets of businesses acquired. The items sold by A-One-A are not unique in any way and the asset represents the relationships, reputation and the value of past services rendered provided to its customers.

    (2) Banner Beef and Seafood Co., Inc. Acquisition--On July 15, 1998, the Company, Terrace Holdings, Inc. ("Terrace"), acquired all of the assets and related liabilities with the exception of the stockholders loans of Banner Beef and Seafood Co., Inc. ("Banner"). In consideration for the acquisition, the Registrant paid Banner $1,800,000 in cash. The acquisition was accounted for as a purchase effective July 17, 1998. The operations of Banner Beef and Seafood Co., Inc. will be included in the Company's results of operations from that date. The excess purchase price is allocated to property and equipment based upon appraisals the Company received from an independent third party.

  The pro forma condensed combined statement of operations for the six months ended June 30, 1998, and the pro forma combined condensed balance sheet at June 30, 1998, give effect to the Banner Acquisition.

  The pro forma condensed combined statement of operations gives effect to these transactions as if they had occurred at the beginning of the fiscal year presented and were carried forward through the period presented. The pro forma balance sheet assumes that the acquisition was consummated at the balance sheet date.

  The pro forma combined statements have been prepared by the Company's management based upon the historical financial statements of the Company, A-One-A and Banner. These pro forma statements may not be indicative of the results that actually would have occurred if the acquisitions had been in effect on the dates indicated or which may be obtained in the future. The pro forma financial statements should be read in conjunction with the historical financial statements and notes contained elsewhere herein.

                             TERRACE HOLDINGS, INC.

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET

                                 JUNE 30, 1998
                                  (UNAUDITED)

                                   HISTORICALS
                              ----------------------  PRO FORMA       PRO FORMA
                                TERRACE     BANNER   ADJUSTMENTS      COMBINED
                              ----------- ---------- -----------     -----------
ASSETS
Current Assets:
  Cash....................... $   793,159 $      --  $1,800,000(4)   $   793,159
                                                     (1,800,000(5))
  Accounts Receivable--Net...   2,136,865    524,605        --         2,661,470
  Inventory..................     556,625    656,287        --         1,212,912
  Restricted Cash............      94,497        --         --            94,497
  Current Portion of Note Due
   From Officer..............      53,000        --         --            53,000
  Other Current Assets.......     463,459     88,928        --           552,387
                              ----------- ---------- ----------      -----------
    Total Current Assets.....   4,097,605  1,269,820        --         5,367,425
Property and Equipment--Net..   1,270,353    761,019    749,619(5)     2,780,991
Intangible Assets--Net.......   4,537,811        --         --         4,537,811
Note Due From Officer........     106,000        --         --           106,000
Other Assets.................     180,000     11,703        --           191,703
                              ----------- ---------- ----------      -----------
    Total Assets............. $10,191,769 $2,042,542 $  749,619      $12,983,930
                              =========== ========== ==========      ===========

                             TERRACE HOLDINGS, INC.

                                 JUNE 30, 1998
                                  (UNAUDITED)

                                HISTORICALS
                           -----------------------  PRO FORMA       PRO FORMA
                             TERRACE      BANNER   ADJUSTMENTS      COMBINED
                           -----------  ---------- -----------     -----------
LIABILITIES AND
 STOCKHOLDERS' EQUITY:
Current Liabilities:
  Cash Overdrafts......... $       --   $    1,118  $     --       $     1,118
  Accounts Payable and
   Accrued Expenses.......   2,453,496     327,154        --         2,780,650
  Current Portion of Long
   Term Debt..............     182,321     406,313    285,720 (4)      874,354
  Line of Credit..........   1,064,729     500,000        --         1,564,729
  Term Loan...............      50,000         --         --            50,000
  Other Current
   Liabilities............      87,499         --         --            87,499
                           -----------  ----------  ---------      -----------
    Total Current
     Liabilities..........   3,838,045   1,234,585    285,720        5,358,350
                           -----------  ----------  ---------      -----------
Long-Term Debt............     209,745      90,556   (332,980)(5)    1,481,601
                                                    1,514,280 (4)
Convertible Subordinated
 Notes....................   2,625,000         --                    2,625,000
                           -----------  ----------  ---------      -----------
Commitments and
 Contingencies............         --          --         --               --
                           -----------  ----------  ---------      -----------
    Total Liabilities.....   6,672,790   1,325,141  1,467,020        9,464,951
                           -----------  ----------  ---------      -----------
Stockholders' Equity:
  Convertible Preferred
   Stock $.001 Par Value,
   10,000,000 Shares
   Authorized, 1,523,825
   Shares Issued; None,
   Pro forma..............       1,524         --      (1,524)(10)         --
  Common Stock--$.001 Par
   Value, 25,000,000
   Shares Authorized,
   5,270,348 Issued,                                    3,048 (10)
   8,317,998, Pro forma...       5,270     100,000   (100,000)(5)        8,318
  Additional Paid-in
   Capital................   9,501,330     150,000   (150,000)(5)    9,499,806
                                                       (1,524)(10)
  (Accumulated Deficit)
   Retained Earnings......  (5,989,145)    467,401   (467,401)      (5,989,145)
                           -----------  ----------  ---------      -----------
    Total Stockholders'
     Equity...............   3,518,979     717,401   (717,401)       3,518,979
                           -----------  ----------  ---------      -----------
    Total Liabilities and
     Stockholders' Equity. $10,191,769  $2,042,542  $ 749,619      $12,983,930
                           ===========  ==========  =========      ===========

                             TERRACE HOLDINGS, INC.

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                     FOR THE SIX MONTHS ENDED JUNE 30, 1998
                                  (UNAUDITED)

                                 HISTORICALS
                            -----------------------
                                                      PRO FORMA      PRO FORMA
                              TERRACE      BANNER    ADJUSTMENTS     COMBINED
                            -----------  ----------  -----------    -----------
Revenue...................  $13,429,518  $2,821,303   $     --      $16,250,821
Cost of Sales.............    9,725,178   2,550,591         --       12,275,769
                            -----------  ----------   ---------     -----------
    Gross Profit..........    3,704,340     270,712         --        3,975,052
                            -----------  ----------   ---------     -----------
Operating Expenses:
  Selling, General and
   Administrative.........    3,563,713     563,802      33,732(6)    4,161,247
  Provision for Doubtful
   Accounts...............      105,608         --          --          105,608
                            -----------  ----------   ---------     -----------
    Total Operating
     Expenses.............    3,669,321     563,802      33,732       4,266,855
                            -----------  ----------   ---------     -----------
    Income (Loss) from
     Operations...........       35,019    (293,090)    (33,732)       (291,803)
                            -----------  ----------   ---------     -----------
Other (Expense) Income:
  Other Income............       26,000      32,459         --           58,459
  Interest Income.........        3,180         --          --            3,180
  Interest Expense........     (159,925)    (56,747)    (85,500)(8)    (302,172)
                            -----------  ----------   ---------     -----------
    Total Other (Expense).     (130,745)    (24,288)    (85,500)       (240,533)
                            -----------  ----------   ---------     -----------
    Loss from Continuing
     Operations...........  $   (95,726) $ (317,378)  $(119,232)    $  (532,336)
                            ===========  ==========   =========     ===========
Income Per Share of Common
 Stock:
  Loss from Continuing
   Operations.............  $      (.02)                            $     (0.10)
                            ===========                             ===========
  Basic Loss Per Share of
   Common Stock...........  $      (.02)                            $     (0.10)
                            ===========                             ===========
  Diluted Loss Per Share
   of Common Stock........  $      (.02)                            $     (0.10)
                            ===========                             ===========
  Weighted Average Shares
   of Common Stock
   Outstanding............    5,187,161                               5,187,161
                            ===========                             ===========

                            TERRACE HOLDINGS, INC.

             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                     FOR THE YEAR ENDED DECEMBER 31, 1997.
                                  (UNAUDITED)

                                     HISTORICALS
                         --------------------------------------
                                        A-ONE-A
                           TERRACE     SIX MONTHS     BANNER
                          YEAR ENDED     ENDED      YEAR ENDED
                         DECEMBER 31,   JUNE 30,   DECEMBER 31,  PRO FORMA      PRO FORMA
                             1997        1997*         1997     ADJUSTMENTS     COMBINED
                         ------------  ----------  ------------ -----------    -----------
Revenue................. $ 8,929,464   $8,180,688   $6,082,085   $     --      $23,192,237
Cost of Sales...........   6,853,507    5,771,292    5,384,848         --       18,009,647
                         -----------   ----------   ----------   ---------     -----------
Gross Profit............   2,075,957    2,409,396      697,237         --        5,182,590
                         -----------   ----------   ----------   ---------     -----------
Selling, General and
 Administrative
 Expenses...............   3,370,480    1,883,273    1,400,380      86,549(2)    6,808,146
                                                                    67,464(7)
Bad Debts...............      60,000          --           --          --           60,000
                         -----------   ----------   ----------   ---------     -----------
  Total Operating
   Expenses.............   3,430,480    1,883,273    1,400,380     154,013       6,868,146
                         -----------   ----------   ----------   ---------     -----------
(Loss) Income from
 Operations.............  (1,354,523)     526,123     (703,143)   (154,013)     (1,685,556)
                         -----------   ----------   ----------   ---------     -----------
Other Income (Expense):
Other Income............         --           --        16,381         --           16,381
Interest (Expense)......     (56,993)     (17,432)    (108,526)    (19,619)(3)    (373,570)
                                                                  (171,000)(9)
                         -----------   ----------   ----------   ---------     -----------
Total Other Income           (56,993)     (17,432)     (92,145)   (190,619)       (357,189)
 (Expense)..............
                         -----------   ----------   ----------   ---------     -----------
(Loss) Income from
 Continuing Operations
 Before Income Taxes....  (1,411,516)     508,691     (795,288)   (344,632)     (2,042,745)
Income Taxes............         --       203,476          --     (203,476)(1)         --
                         -----------   ----------   ----------   ---------     -----------
(Loss) Income from
 Continuing Operations.. $(1,411,516)  $  305,215   $ (795,288)  $(141,156)    $(2,042,745)
                         ===========   ==========   ==========   =========     ===========
(Loss) Per Share........ $      (.32)                                          $      (.46)
                         ===========                                           ===========
Weighted Average Shares
 Outstanding............   4,454,034                                             4,454,034
                         ===========                                           ===========

--------
* The Registrant's December 31, 1997 statement of operations includes the statement of operations for A-One-A Wholesale, Inc. for the six months then ended.

                            TERRACE HOLDINGS, INC.

          NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)

  On July 1, 1997, the Company acquired all of the assets and related liabilities of A-One-A Wholesale Produce, Inc.

A-ONE-A ACQUISITION:

INCOME STATEMENT ADJUSTMENTS:

      (1) To reflect reduction of income tax expense as computed on
          a consolidated basis.                                      $  203,476
                                                                     ----------
      (2) To reflect six months' amortization of Cost in Excess of
          Net Assets of business acquired associated with the
          A-One-A acquisition. The total amount of Cost in Excess
          of Net Assets of business acquired, $3,461,947, has been
          amortized over 20 years using the straight-line method.    $   86,549
                                                                     ----------
      (3) To reflect six months of interest cost incurred for the
          acquisition of A-One-A approximately $356,700 @ 11%.       $   19,619
                                                                     ----------

BANNER BEEF AND SEAFOOD CO. INC. ACQUISITION:

BALANCE SHEET ADJUSTMENTS:

      (4)To reflect $1,800,000 term loan over 36 months at 9.5%.     $1,800,000
                                                                     ----------
      (5) To reflect the Banner acquisition which includes the
          elimination of the Banner shareholders' loans not
          acquired and the elimination of Banner's stockholders'
          equity

INCOME STATEMENT ADJUSTMENTS:

      (6) To reflect six months depreciation of property and
          equipment associated with the Banner acquisition. The
          total amount of property and equipment has been
          depreciated over 30 years for buildings and 5 years for
          machinery and equipment using the straight-line method.    $   33,732
                                                                     ----------
      (7) To reflect twelve months depreciation of property and
          equipment associated with the Banner acquisition. The
          total amount of property and equipment has been
          depreciated over 30 years for buildings and 5 years for
          machinery and equipment using the straight-line method.    $   67,464
                                                                     ----------
      (8) To reflect six months interest expense incurred for the
          term loan of $1,800,000 at 9.5%.                           $   85,500
                                                                     ----------
      (9) To reflect twelve months interest expense incurred for
          the term loan of $1,800,000 at 9.5%.                       $  171,000
                                                                     ----------

Actions taken by management or expected to occur after the business combination include the termination of two selling shareholder employees. For the year ended December 31, 1997 expenses related to these employees which include their salaries and related benefits totaled approximately $401,000.
Similar costs for the six months ended June 30, 1998 was approximately
$121,000. The effects of these terminations will be included in operations within the twelve months following the transaction but they were not considered in the pro forma statements of operations.

TERRACE HOLDINGS, INC:

BALANCE SHEET ADJUSTMENT:

      (10) To reflect the automatic conversion of Preferred Stock to Common on July 31, 1998.

                        REPORT OF INDEPENDENT AUDITORS

To the Stockholders and Board of Directors of Terrace Holdings, Inc.

  We have audited the accompanying consolidated balance sheet of Terrace Holdings, Inc. and its subsidiaries as of December 31, 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the two years in the period ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Terrace Holdings, Inc. and its subsidiaries as of December 31, 1997, and the consolidated results of their operations and their cash flows for each of the two years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          Moore Stephens, P. C.
                                          Certified Public Accountants

New York, New York
March 13, 1998

                             TERRACE HOLDINGS, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                       JUNE 30,
                                                         1998      DECEMBER 31,
                                                      (UNAUDITED)      1997
                                                      -----------  ------------
                       ASSETS
Current Assets:
  Cash and Cash Equivalents.........................  $   793,159          --
  Accounts Receivable (Less Allowance for Doubtful
   Accounts of $118,000 and $60,000 at June 30,
   1998, and December 31, 1997, respectively).......    2,136,865  $ 1,869,198
  Inventories.......................................      556,625      280,458
  Due from Related Party............................          --       122,752
  Restricted Cash...................................       94,497      137,701
  Due on Sale of Discontinued Operations............          --        90,000
  Current Portion Note Due From Officer.............       53,000          --
  Other Current Assets..............................      463,459      107,823
                                                      -----------  -----------
    Total Current Assets............................    4,097,605    2,607,932
Property and Equipment--Net.........................    1,270,353      665,282
Intangible Assets--Net of Accumulated Amortization
 of $206,167 at June 30, 1998, and Cost in Excess of
 Net Assets of Businesses Acquired--Net of
 Accumulated Amortization of $88,148 at December 31,
 1997...............................................    4,537,811    3,639,882
Net Assets of Discontinued Operations...............          --           --
Note Due From Officer...............................      106,000          --
Other Assets........................................      180,000       14,246
                                                      -----------  -----------
    Total Assets....................................  $10,191,769  $ 6,927,342
                                                      ===========  ===========
        LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Cash Overdraft....................................  $       --   $   372,451
  Accounts Payable..................................    1,818,596      892,742
  Accrued Expenses..................................      634,900      805,890
  Current Portion of Long-Term Debt.................      182,321      162,370
  Line of Credit....................................    1,064,729    1,354,084
  Provision for Phase-Out Costs.....................          --        20,000
  Term Loan.........................................       50,000          --
  Other Current Liabilities.........................       87,499       50,000
                                                      -----------  -----------
    Total Current Liabilities.......................    3,838,045    3,657,537
                                                      -----------  -----------
Long-Term Debt......................................      209,745       81,380
Convertible Subordinated Notes......................    2,625,000          --
                                                      -----------  -----------
    Total Liabilities...............................    6,672,790    3,738,917
                                                      -----------  -----------
Commitments and Contingencies.......................          --           --
                                                      -----------  -----------
Stockholders' Equity:
  Convertible Preferred Stock, $.001 Par Value,
   10,000,000 Shares Authorized, 1,523,825 Shares
   Issued and Outstanding...........................        1,524        1,524
  Common Stock--$.001 Par Value, 25,000,000 Shares
   Authorized, 5,270,348 and 5,006,400 Issued and
   Outstanding at June 30, 1998 and December 31,
   1997, respectively...............................        5,270        5,006
  Additional Paid-in Capital........................    9,501,330    9,075,343
  Accumulated Deficit...............................   (5,989,145)  (5,893,448)
                                                      -----------  -----------
    Total Stockholders' Equity......................    3,518,979    3,188,425
                                                      -----------  -----------
    Total Liabilities and Stockholders' Equity......  $10,191,769  $ 6,927,342
                                                      ===========  ===========

                See Notes to Consolidated Financial Statements.

                             TERRACE HOLDINGS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                               SIX MONTHS ENDED JUNE
                                        30,             YEARS ENDED DECEMBER
                                    (UNAUDITED)                  31,
                               ----------------------  ------------------------
                                  1998        1997        1997         1996
                               -----------  ---------  -----------  -----------
Net Sales....................  $13,429,518  $     --   $ 8,929,464  $       --
Cost of Sales................    9,725,178        --     6,853,507          --
                               -----------  ---------  -----------  -----------
  Gross Profit...............    3,704,340        --     2,075,957          --
                               -----------  ---------  -----------  -----------
Operating Expenses:
  Selling, General and
   Administrative Expenses...    3,563,713    411,651    3,370,480      348,439
  Loss on Disposal of Prime
   Concern Kosher Foods,
   Inc.......................                                  --       129,826
  Provision for Doubtful
   Accounts..................      105,608        --        60,000          --
                               -----------  ---------  -----------  -----------
    Total Operating Expenses.    3,669,321    411,651    3,430,480      478,265
                               -----------  ---------  -----------  -----------
  Income (Loss) from
   Operations................       35,019   (411,651)  (1,354,523)    (478,265)
                               -----------  ---------  -----------  -----------
Other (Expense) Income:
  Royalty Income.............       26,000        --           --           --
  Interest Expense...........     (159,925)       --       (79,594)         --
  Interest Income............        3,180     21,712       22,601       19,338
                               -----------  ---------  -----------  -----------
    Total Other (Expense)....     (130,745)    21,712      (56,993)      19,338
                               -----------  ---------  -----------  -----------
  Loss From Continuing
   Operations................      (95,726)  (389,939)  (1,411,516)    (458,927)
Discontinued Operations:
  Income (Loss) from
   Operations of Discontinued
   Business Segments (Net of
   Income Taxes of $-0-).....           29    189,568     (813,795)    (697,100)
  (Loss) on Disposal of
   Business Segments,
   including Provision of
   $20,000 for Operating Loss
   during the Phase Out
   Period (Net of Income
   Taxes of $-0-)............          --         --    (2,126,742)         --
                               -----------  ---------  -----------  -----------
    Net Loss.................  $   (95,697) $(200,371) $(4,352,053) $(1,156,027)
                               ===========  =========  ===========  ===========
Loss Per Share of Common
 Stock:
  Loss from Continuing
   Operations................  $      (.02) $    (.09) $      (.32) $      (.14)
  Income (Loss) from
   Operations of Discontinued
   Business Segments (Net of
   Income Tax of $-0-).......          --         .04         (.18)        (.21)
  (Loss) on Disposal of
   Discontinued Business
   Segments..................          --         --          (.48)         --
                               -----------  ---------  -----------  -----------
Basic Net Loss Per Share of
 Common Stock................  $      (.02) $    (.05) $      (.98) $      (.35)
                               ===========  =========  ===========  ===========
Diluted Net Loss Per Share of
 Common Stock................  $      (.02) $    (.05)        (.98)        (.35)
                               ===========  =========  ===========  ===========
Weighted Average Shares of
 Common Stock Outstanding--
 Basic.......................    5,187,161  4,306,400    4,454,034    3,312,500
                               -----------  ---------  -----------  -----------
Effect of Dilutive
 Securities--Convertible
 Preferred Stock.............    3,047,650        --           --           --
                               -----------  ---------  -----------  -----------
Weighted Average Shares of
 Common Stock--Diluted.......    8,234,811  4,306,400    4,454,034    3,312,500
                               ===========  =========  ===========  ===========

                See Notes to Consolidated Financial Statements.

                             TERRACE HOLDINGS, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

            AND THE SIX MONTHS ENDED JUNE 30, 1998 (UNAUDITED)

                            CONVERTIBLE
                          PREFERRED STOCK    COMMON STOCK   ADDITIONAL                  TOTAL
                          ---------------- ----------------  PAID-IN   ACCUMULATED  STOCKHOLDERS'
                           SHARES   AMOUNT  SHARES   AMOUNT  CAPITAL     DEFICIT       EQUITY
                          --------- ------ --------- ------ ---------- -----------  -------------
Balance--January 1,
 1996...................        --  $  --  3,312,500 $3,313 $3,945,948 $  (385,368)  $ 3,563,893
Net Loss................        --     --        --     --         --   (1,156,027)   (1,156,027)
                          --------- ------ --------- ------ ---------- -----------   -----------
Balance--December 31,
 1996...................        --     --  3,312,500  3,313  3,945,948  (1,541,395)    2,407,866
Asset Acquisition-
 Deering                        --     --    918,900    918    763,081         --        763,999
Finders Fee.............        --     --     75,000     75     88,238         --         88,313
Asset Acquisition
 A-One-A................        --     --    500,000    500    999,500         --      1,000,000
Private Placement.......  1,523,825  1,524       --     --   2,671,776         --      2,673,300
Stock Issuances.........        --     --    200,000    200    219,800         --        220,000
Stock Based
 Compensation...........        --     --        --     --     387,000         --        387,000
Net Loss................        --     --        --     --         --   (4,352,053)   (4,352,053)
                          --------- ------ --------- ------ ---------- -----------   -----------
Balance--December 31,
 1997...................  1,523,825 $1,524 5,006,400  5,006  9,075,343  (5,893,448)    3,188,425
Asset Acquisition-Fresh,
 Inc. ..................        --     --    138,948    138    269,862         --        270,000
Warrants Exercise.......        --     --    125,000    126    156,125         --        156,251
Net Loss................        --     --        --     --         --      (95,697)      (95,697)
                          --------- ------ --------- ------ ---------- -----------   -----------
Balance--June 30, 1998
 (unaudited)............  1,523,825 $1,524 5,270,348 $5,270 $9,501,330 $(5,989,145)  $ 3,518,979
                          ========= ====== ========= ====== ========== ===========   ===========




                See Notes to Consolidated Financial Statements.

                             TERRACE HOLDINGS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                  SIX MONTHS ENDED
                                      JUNE 30,          YEARS ENDED DECEMBER
                                    (UNAUDITED)                  31,
                               -----------------------  ----------------------
                                  1998        1997         1997        1996
                               ----------  -----------  -----------  ---------
Operating Activities:
  Net Loss from Continuing
   Operations................. $  (95,726) $  (389,939) $(1,411,516) $(458,927)
                               ----------  -----------  -----------  ---------
  Adjustments to Reconcile Net
   Income (Loss) to Net Cash
   (Used for) Provided by
   Operating Activities:
    Depreciation and
     Amortization.............    225,265          --       157,613        --
    Stock Based Compensation..        --           --       180,000        --
    Provision for Doubtful
     Accounts.................     58,000          --        60,000        --
  Changes in Assets and
   Liabilities:
    (Increase) Decrease in:
      Accounts Receivable.....   (325,667)         --      (541,699)       --
      Inventory...............   (276,167)         --      (102,069)       --
      Other Current Assets....   (355,636)         --        17,638        --
      Due from Related Party..    122,752          --                      --
      Due from Officer........   (159,000)         --                      --
      Due on sale of
       Discontinued Operation.     90,000          --                      --
      Other Assets............    165,754          --        (1,728)       --
  Increase (Decrease) in:
    Accounts Payable..........    925,854          --       182,082        --
    Accrued Expenses..........   (153,491)         --       338,955        --
                               ----------  -----------  -----------  ---------
        Total Adjustments.....    (13,844)         --       290,792        --
                               ----------  -----------  -----------  ---------
        Net Cash--Continuing
         Operations--Forward..   (109,570)    (389,939)  (1,120,724)  (458,927)
                               ----------  -----------  -----------  ---------
Discontinued Operations:
  Income (Loss) From
   Discontinued Business
   Segments...................         29      189,568   (2,940,537)  (697,100)
  Adjustments to Reconcile
   Income to Net Cash:
    Depreciation and
     Amortization.............        --       186,283      180,115    340,086
    (Loss) on Disposal of
     Business Segments
     (Including Provision of
     $20,000 for Operating
     Loss During Phase Out
     Period)..................        --           --     1,974,742        --
    Changes in Net Assets,
     Liabilities..............              (1,150,703)  (1,787,219)  (165,304)
                               ----------  -----------  -----------  ---------
        Net Cash--Discontinued
         Operations--Forward..         29     (774,852)  (2,572,899)  (522,318)
                               ----------  -----------  -----------  ---------
Investing Activities--
 Continuing Operations:
  Acquisition of Assets.......   (712,316)         --      (201,744)  (179,308)
  Purchase of Business--Net of
   Cash Acquired..............   (745,948)         --    (3,616,993)       --
                               ----------  -----------  -----------  ---------
        Net Cash--Investing
         Activities--
         Continuing
         Operations--Forward.. (1,458,264)         --    (3,818,737)  (179,308)
                               ----------  -----------  -----------  ---------
Investing Activities--
 Discontinued Operations:
  Acquisition of Intangible
   Assets.....................        --       (19,699)         --    (675,000)
  Purchase and Disposal of
   DownEast Frozen Desserts,
   LLC--Net of Cash Acquired..        --           --       288,900        --
  Acquisition of Assets.......        --       (40,138)     (40,933)       --
                               ----------  -----------  -----------  ---------
        Net Cash--Investing
         Activities--
         Discontinued
         Operations--Forward..        --   $   (59,837) $   247,967  $(675,000)

                See Notes to Consolidated Financial Statements.

                            TERRACE HOLDINGS, INC.

                             SIX MONTHS ENDED JUNE    YEARS ENDED DECEMBER
                                30, (UNAUDITED)                31,
                             ----------------------  ------------------------
                                1998        1997        1997         1996
                             ----------  ----------  -----------  -----------
Net Cash--Continuing
 Activities--Forwarded...... $ (100,570) $ (389,939) $(1,120,724) $  (458,927)
                             ----------  ----------  -----------  -----------
Net Cash--Discontinued
 Operations--Forwarded......         29    (774,852)  (2,572,899)    (522,318)
                             ----------  ----------  -----------  -----------
Net Cash--Investing
 Activities--Continuing
 Operations--Forwarded...... (1,458,264)        --    (3,818,737)    (179,308)
                             ----------  ----------  -----------  -----------
Net Cash--Investing
 Activities--Discontinued
 Operations--Forwarded......        --      (59,837)     247,967     (675,000)
                             ----------  ----------  -----------  -----------
Financing Activities--
 Continuing Operations:
  Proceeds from Notes
   Payable..................        --          --       100,000          --
  Payment of Notes Payable..        --          --       (64,467)     (10,000)
  Payments of Demand Notes
   Payable--Stockholders and
   Related Parties..........        --          --           --      (185,549)
  Proceeds from Line of
   Credit...................   (289,355)        --     1,354,085          --
  Restricted Cash...........     43,204         --      (137,701)         --
  Bank Overdrafts...........   (372,451)        --       372,448          --
  Proceeds from Issuance of
   Convertible Preferred
   Stock....................        --          --     2,673,300          --
  Proceeds from Issuance of
   Common Stock.............        --          --       220,000          --
  Current Portion of Long
   Term Debt................     19,951         --           --           --
  Proceeds from Warrants
   Exercised................    156,250         --           --           --
  Payments of Long Term Debt
   Borrowing................    178,365         --           --           --
  Proceeds from Subordinated
   Convertible Notes........  2,625,000         --           --           --
                             ----------  ----------  -----------  -----------
        Net Cash--Financing
         Activities--
         Continuing
         Operations.........  2,360,964         --     4,517,665     (195,549)
                             ----------  ----------  -----------  -----------
Financing Activities--
 Discontinued Operations:
  Proceeds of Demand Notes
   Payable..................        --          --     1,175,821          --
  Payment of Demand Notes
   Payable..................        --      (39,280)         --           --
                             ----------  ----------  -----------  -----------
        Net (Decrease) in
         Cash and Cash
         Equivalents........    793,159  (1,263,911)  (1,570,907)  (2,031,102)
Cash and Cash Equivalents--
 Beginning of Periods and
 Years, respectively........        --    1,570,907    1,570,907    3,602,009
                             ----------  ----------  -----------  -----------
Cash and Cash Equivalents--
 End of Periods and Years,
 respectively............... $  793,159  $  306,996  $       --   $ 1,570,907
                             ==========  ==========  ===========  ===========
Supplemental Disclosures of
 Cash Flow Information:
  Cash paid during the
   periods and years for:
    Interest................ $  165,689  $   71,100  $    51,093  $     9,020
    Income Taxes............ $      --   $   32,205  $       --   $       --

Supplemental Disclosures of Non-Cash Financing Activities:

  During the quarter ending March 31, 1997, the Company issued 993,900 shares of common stock valued at approximately $853,000 in connection with the acquisition of DownEast Frozen Desserts, LLC.

  During the third quarter, the Company issued 500,000 shares of its common stock valued at $1,000,000 in connection with the acquisition of A-One-A Wholesale Produce, Inc.

  During the three months ended March 31, 1998, the Company issued 138,948 shares of Common Stock in connection with the acquisition of Fresh, Inc.

                See Notes to Consolidated Financial Statements.

                            TERRACE HOLDINGS, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

          (INFORMATION FOR JUNE 30, 1998 AND 1997 IS UNAUDITED)

(1) NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Terrace Holdings, Inc. ("Terrace" or the "Company"), was incorporated under the laws of the State of Delaware on June 15, 1995, to change the state of incorporation of Bon Adventure Kosher Tours, Inc., a Florida corporation, formerly known as Embassy Kosher Tours of South Florida, Inc. During 1997, the Board of Directors determined to dispose of the net assets of the Company's frozen dessert and hospitality business segments (See Note 3). The Company's continuing operations focus on the food services and distribution business through its wholly-owned subsidiary, A-One-A Produce & Provisions, Inc. ("A-One-A"). A-One-A is a Pompano Beach, Florida based produce distributor that sells and distributes fresh fruit and vegetables and dry grocery products to hotels, restaurants and other businesses in southern Florida.

  Consolidation Policy--The consolidated financial statements include the accounts of Terrace and its subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

  The consolidated financial statements as of and for the year ended December 31, 1997, include the accounts of Terrace and its wholly-owned subsidiaries, A&E Management Corp. ("A&E"), The Lasko Family Kosher Tours, Inc. ("LFKT"), The Lasko Companies ("Lasko") (together, the "Hospitality Group"), and A-One-
A. A-One-A's fiscal year ends on the Saturday nearest to December 31. LFKT was incorporated on February 14, 1997 for the purpose of managing and operating the Passover holiday vacation business, which was subsequently disposed of in December 1997 (See Note 3B). On February 10, 1997, Deering Ice Cream, Inc. ("Deering") was incorporated to acquire certain assets and related liabilities from DownEast Frozen Desserts, LLC ("DownEast"), to manufacture and market frozen desserts. This subsidiary was disposed of in December 1997 (See Note
3A).

  The consolidated financial statements for the year ended December 31, 1996, include the accounts of Terrace, A&E, Lasko and Prime Concern Kosher Foods, Inc. ["Prime"]. In July 1996, the Company disposed of all of the operating assets of Prime which operated a kosher delicatessen/fast food operation in Boca Raton, Florida incurring a loss of $129,826.

  Cash and Cash Equivalents--The Company considers certain highly liquid investments, with a maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents at December 31, 1997.

  Inventories--Inventories are recorded at the lower of cost or market. Cost is determined on the first-in, first-out ("FIFO") basis. Inventories consist of fresh fruit, vegetables and dry goods.

  Property and Equipment--Property and equipment are recorded at cost. Expenditures for normal repairs and maintenance are charged to earnings as incurred. When assets are retired or otherwise disposed, their costs and related accumulated depreciation are removed from the accounts and the resulting gains or losses are included in operations. Depreciation is recorded using the straight-line method over the shorter of the estimated lives of the related asset or the remaining lease term. Estimated useful lives are as follows:

      Transportation Equipment....................................... 7-10 Years
      Equipment, Furniture and Fixtures.............................. 5- 7 Years
      Leasehold Improvements......................................... 5-10 Years

  Cost in Excess of Net Assets of Businesses Acquired--The cost in excess of net assets of businesses acquired is being amortized on a straight-line basis over 20 years. Amortization expense amounted to $88,148 for the year ended December 31, 1997.

                            TERRACE HOLDINGS, INC.

                FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

          (INFORMATION FOR JUNE 30, 1998 AND 1997 IS UNAUDITED)


  Impairment--The Company's policy is to record an impairment loss against the balance of a long-lived asset in the period when it is determined that the carrying amount of the asset may not be recoverable. This determination is based on an evaluation of such factors as the occurrence of a significant event, a significant change in the environment in which the business assets operate or if the expected future non-discounted cash flows of the business was determined to be less than the carrying value of the assets. If impairment is deemed to exist, the assets will be written down to fair value. Management also evaluates events and circumstances to determine whether revised estimates of useful lives is warranted. As of December 31, 1997, management expects its long-lived assets to be fully recoverable.

  Use of Estimates--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

  Concentration of Credit Risk--Financial instruments that potentially subject the Company to concentration of credit risk include cash and cash equivalents and accounts receivable arising from its normal business activities. The Company places its cash and cash equivalents with high credit quality financial institutions. The Company had approximately $452,000 at December 31, 1997 in a financial institution subject to normal credit risk beyond insured amounts. The Company does not require collateral on its financial instruments.

  The Company extends credit to its customers, which results in accounts receivable arising from its normal business activities. The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk of its customers, believes that its receivable credit risk exposure is limited. The Company's estimate of the financial strength of its customers may be subject to change in the near term.

  Other Concentrations--In December 1997, A-One A became a full-time member of a cooperative of independent distribution specialists (the "Cooperative") which enables the Company to enter group negotiations which results in better pricing on purchases. Although the Company purchased approximately 37% through the Cooperative, management believes that there is no business vulnerability regarding this concentration of purchases from the Cooperative as the produce purchased is available from other sources.

  Business Risk--The Company is subject to the Perishable Agricultural Commodities Act ("PACA") which regulates certain entities engaged in the business of shipping or receiving perishable agricultural commodities in interstate commerce. Currently, the Company maintains a PACA license to distribute fresh produce, fruits and vegetables. The ability of the Company to continue distribution and sales of its fresh produce, fruits and vegetables is dependent upon its continued compliance with the PACA statute. Loss of its PACA license would have a materially adverse effect on the Company.

  Advertising--Advertising costs, which were not material at December 31, 1997 and 1996, are expensed as incurred.

  Earnings Per Share--The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share", which is effective for financial statements issued for periods ending after December 15, 1997. Accordingly, earnings per share data in the financial statements for the year ended December 31, 1997, have been calculated in accordance with SFAS No. 128. Prior period earnings per share data have been recalculated as necessary to conform prior year data to SFAS No. 128.

                            TERRACE HOLDINGS, INC.

                FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

          (INFORMATION FOR JUNE 30, 1998 AND 1997 IS UNAUDITED)


  SFAS No. 128 supersedes Accounting Principles Board Opinion No. 15, "Earnings per Share," and replaces its primary earnings per share with a new basic earnings per share representing the amount of earnings for the period available to each share of common stock outstanding during the reporting period. SFAS No. 128 also requires a dual presentation of basic and diluted earnings per share on the face of the statement of operations for all companies with complex capital structures. Diluted earnings per share reflects the amount of earnings for the period available to each share of common stock outstanding during the reporting period, while giving effect to all dilutive potential common shares that were outstanding during the period, such as common shares that could result from the potential exercise or conversion of securities into common stock.

  The computation of diluted earnings per share does not assume conversion, exercise, or contingent issuance of securities that would have an antidilutive effect on earnings per share (i.e., increasing earnings per share or reducing loss per share). The dilutive effect of outstanding options and warrants and their equivalents are reflected in dilutive earnings per share by the application of the treasury stock method which recognizes the use of proceeds that could be obtained upon exercise of options and warrants in computing diluted earnings per share. It assumes that any proceeds would be used to purchase common stock at the average market price during the period. Options and warrants will have a dilutive effect only when the average market price of the common stock during the period exceeds the exercise price of the options or warrants. Securities that could potentially dilute earnings per share in the future are disclosed in Notes 13 and 14.

(2) BUSINESS ACQUISITIONS

  In August 1997, but effective as of July 1, 1997, the Company acquired all of the assets and related liabilities of A-One-A in a transaction accounted for as a purchase. The operations of A-One-A have been included in the Company's results of operations from that date.

  In consideration for the acquisition, the Company issued 500,000 unregistered shares of its common stock valued at $1,000,000, and paid $3,130,000 in cash. Additionally, an adjustment to the purchase price of approximately $148,000 was made subsequent to the acquisition date and has been accrued at December 31, 1997.

  In connection with the acquisition, the Company entered into 5 year employment agreements with two officers, effective July 1, 1997, and ending July 30, 2002. The employment agreements, call for aggregate annual compensation of $240,000.

  Also in connection with the A-One-A acquisition, the Company entered into an agreement to lease space for use as its principal offices and warehouse. The lease term is for ten years with three five year options to extend expiring June 30, 2007, at an annual rental of approximately $222,000 including sales tax. The Pompano Beach facility is owned by an affiliate of A-One-A officers. Under the lease, the Company has an option to purchase the land and building at a purchase price of $2,000,000 until December, 1998 (See Note 12A).

  During 1997, the Company acquired all of the assets and related liabilities of Dry Dock Distributors, Inc. d/b/a Bay Purveyors, ("Bay Purveyors") a Miami, Florida based dry goods distributor which sells and distributes dry goods and dairy goods to various restaurants and other business in Southern Florida. The acquisition was deemed immaterial by management of the Company. Bay Purveyors has operated as a division of A-One-A since its October 1, 1997 effective purchase date. In connection with the Bay Purveyors acquisition, the Company entered into an employment agreement with an uppper level manager.

                            TERRACE HOLDINGS, INC.

                FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

          (INFORMATION FOR JUNE 30, 1998 AND 1997 IS UNAUDITED)

  In consideration for the acquisition, the Company paid the shareholders of Dry Dock Distributors, Inc. $340,000. The acquisition has been accounted for as a purchase.

  A summary of the allocation of the aggregate consideration paid for aforementioned acquisitions to the fair market value of the assets acquired and liabilities assumed is as follows:

      Current Assets:
        Cash........................................................ $   20,445
        Accounts Receivable.........................................  1,383,703
        Inventories.................................................    178,389
        Other.......................................................    123,082
                                                                     ----------
          Total.....................................................  1,705,619
                                                                     ----------
      Property, Plant and Equipment.................................    545,475
      Cost in Excess of Net Assets Acquired (Including Acquisition
       Costs of $239,725)...........................................  3,728,030
      Other Assets..................................................      4,366
                                                                     ----------
          Total.....................................................  5,983,490
                                                                     ----------
      Current Liabilities:
        Accounts Payable and Accrued Expenses.......................    914,206
        Other.......................................................    221,960
                                                                     ----------
          Total.....................................................  1,136,166
                                                                     ----------
      Aggregate Consideration Paid.................................. $4,847,323
                                                                     ==========

  The cost in excess of net assets acquired recorded for the acquisitions is to be amortized over 20 years using the straight-line method.

  The following pro forma information presents the results of the combined operations of Terrace and A-One-A, treating the latter as if it was a subsidiary of Terrace for the full period then ended. This pro forma information does not purport to be indicative of what would have occurred had the acquisitions been completed as of January 1, 1996 or results which may occur in the future. (See Note 17--Banner Beef and Seafood Co., Inc. Acquisition).

  Pro forma unaudited information:

                                                        TWELVE MONTHS ENDED
                                                           DECEMBER 31,
                                                      ------------------------
                                                         1997         1996
                                                      -----------  -----------
      Total Revenues................................. $17,110,152  $14,497,109
      Net (Loss) Income.............................. $(1,010,800) $  (179,669)
      Basic and Diluted Net (Loss) Income Per Share
       of Common Stock............................... $      (.23) $      (.05)

(3) DISCONTINUED OPERATIONS

  (A) Frozen Desert Business Segment--On February 17, 1997, the Company acquired certain of the assets and related liabilities of DownEast, which manufactured and marketed frozen desserts under the name Deering Ice Cream. The assets acquired included accounts receivable, inventories, and certain furniture and equipment. The stated liabilities assumed were principally trade payables and certain long-term debt.

                            TERRACE HOLDINGS, INC.

                FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

          (INFORMATION FOR JUNE 30, 1998 AND 1997 IS UNAUDITED)


  In consideration for the acquisition, the Company issued: (1) 993,900 shares of its common stock, including 75,000 shares of common stock issued for investment banking and finders fees, valued at approximately $853,000 and (2) warrants to purchase 250,000 additional shares of the Company's common stock at an exercise price of $1.1875 per share, (exercisable commencing February 17, 1997, through August 31, 2000), and paid approximately $114,000 in cash. The acquisition was accounted for as a purchase, effective January 1, 1997.

  The total cost of the consideration tendered and the liabilities assumed in excess of the assets purchased, including acquisition costs, was approximately $1,800,000.

  In November 1997, the Company adopted a formal plan to sell Deering. The disposal occurred in December 1997. The net proceeds on disposal was approximately $373,000. The loss on disposal was approximately $1,385,000 (including estimated disposal costs of $50,000 and $152,000 of liabilities not assumed by the Purchaser).

  Operating results of Deering, including net sales of approximately $6,360,000 are included in discontinued operations, in the statement of operations for the year ended December 31, 1997.

  Assets and liabilities disposed of consisted of the following at the disposal date:

      Cash.......................................................... $   43,784
      Accounts Receivable...........................................    573,808
      Inventories...................................................    581,648
      Property, Plant and Equipment--Net............................  1,667,520
      Intangible Assets--Net........................................    922,790
      Other.........................................................    486,281
                                                                     ----------
          Total Assets..............................................  4,275,831
                                                                     ----------
      Accounts Payable and Accrued Expenses.........................  1,543,930
      Notes Payable and Lines of Credit.............................  1,175,821
                                                                     ----------
      Total Liabilities.............................................  2,719,751
                                                                     ----------
          Net Assets Disposed of.................................... $1,556,080
                                                                     ==========

  (B) Hospitality Business Segment--In November 1997, the Company adopted a formal plan to sell the Hospitality Group to Samuel H. Lasko ("Dr. Lasko") (See Note 11) and to an unrelated party (See Notes 16 and 17). The disposal is expected to be completed within one year. The assets of the Hospitality Group to be sold consist primarily of accounts receivable, inventories, property and equipment and intangible assets.

  The estimated loss on the disposal of the Hospitality Group of approximately $742,000, includes a provision of $20,00 for expected losses during the phase-out period. The Company is to receive $90,000 from the unrelated party. Dr. Lasko relinquished his employment contract and certain warrants (See Note 11).

  Operating results, including net sales of approximately $4,853,000 and $4,557,000, respectively, of the Hospitality Group for the years ended December 31, 1997 and 1996 are included in discontinued operations, in the statements of operations. The statement of operations for 1996 has been restated. For the two years ended December 31, 1997, the Hospitality Group operated kosher Passover holiday vacation venues, kosher and non-kosher restaurants and a catering operation in southern Florida and New York. The Passover holiday usually occurs in the second quarter of the calendar year. The Company managed and operated three Passover holiday vacation venues in 1997 and four in 1996.

                            TERRACE HOLDINGS, INC.

                FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

          (INFORMATION FOR JUNE 30, 1998 AND 1997 IS UNAUDITED)


  Assets and liabilities of the Hospitality Group to be disposed of consisted of the following at December 31, 1997:

      Accounts Receivable............................................ $ 164,929
      Intangible Assets--Net.........................................   335,000
      Other Current Assets...........................................   105,540
      Property and Equipment--Net....................................   469,277
                                                                      ---------
          Total Assets............................................... 1,074,746
                                                                      ---------
      Accounts Payable and Accrued Expenses..........................   149,512
      Deferred Revenue...............................................   113,750
                                                                      ---------
          Total Liabilities..........................................   263,262
                                                                      ---------
      Net Assets to Be Disposed of................................... $ 811,484
                                                                      =========

  Assets are shown at their expected net realizable values and payables and deferred revenue are shown at their face amounts.

  There is no income tax benefit on the loss from operations of discontinued business segments or on the loss on disposal of discontinued business segments.

(4) GOING CONCERN CONSIDERATIONS AND RELATED PROPOSED FINANCING

  The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplates continuation of the Company as a going concern. However, the Company has suffered recurring losses from operations and has a working capital deficiency of approximately $1,050,000 at December 31, 1997. These factors had raised substantial doubt about the ability of the Company to continue as a going concern. Such substantial doubt has been alleviated primarily due to management's plans for dealing with the possible adverse effects of these factors.

  Management has initiated a financing plan with a bank and a number of its investors to provide the necessary funds to continue to operate its businesses and to provide additional capital for a possible acquisition.

  The Company has received a letter of intent from a bank to provide financing to the Company. The bank has commenced its normal due diligence investigation which should be completed shortly. Management is not presently aware of any matter which would prevent the completion of the financing.

  The Company has a pending registration statement covering a proposed offer to its warrantholders to exercise their warrants and purchase common stock at a temporarily reduced exercise price. In addition, if so requested by the Company, a private investor has indicated his intent to purchase equity capital in the Company if sufficient proceeds are not realized by the Company from such warrant exercises.

  Management believes that actions presently being taken to revise the Company's operating and financial requirements provide the opportunity for the Company to continue as a going concern. However, the success of management's plans is not assured.

                            TERRACE HOLDINGS, INC.

                FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

          (INFORMATION FOR JUNE 30, 1998 AND 1997 IS UNAUDITED)


(5) RESTRICTED CASH

  In connection with a financing agreement (See Note 8) the Company entered into a trust indenture with a bank, pursuant to which, the bank debits monthly principal and interest loan payments.

(6) FAIR VALUE OF FINANCIAL INSTRUMENTS

  The Company adopted SFAS No. 107, "Disclosure About Fair Value of Financial Instruments," which requires disclosing fair value, to the extent practicable, for financial instruments which are recognized or unrecognized in the balance sheet. The fair value of the financial instruments disclosed herein is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization or settlement.

  In assessing the fair value of these financial instruments, the Company used a variety of methods and assumptions, which were based on estimates of market conditions and risks existing at that time. For certain instruments, including trade receivables, amounts due on sale of discontinued operations, related party balances, trade payables and bank line of credit, it was assumed that the carrying amount approximated fair value for these instruments because of their short maturities. It was estimated that the carrying amount of the Company's long-term debt approximated its fair value based on quoted market prices for similar issues.

(7) PROPERTY AND EQUIPMENT

  The following is a summary of property and equipment:

      Transportation Equipment........................................ $608,820
      Office Equipment, Furniture and Fixtures........................  113,696
      Leasehold Improvements..........................................   12,231
                                                                       --------
          Total.......................................................  734,747
      Less: Accumulated Depreciation..................................   69,465
                                                                       --------
      Property and Equipment--Net..................................... $665,282
                                                                       ========

  Depreciation expense related to property and equipment amounted to $69,465 for the year ended December 31, 1997.

(8) LINE OF CREDIT

  During 1997, the Company had a working capital line of credit with Suntrust Bank, South Florida, N.A. amounting to $300,000, at a variable interest rate at .75% over the bank's prime-based rate. The working capital revolver was secured by a blanket lien on all Company assets, excluding amounts due from affiliates. The principal was paid in full on March 31, 1997, and the account was closed.

  In August 1997, the Company guaranteed payment on a Loan and Security Agreement between Foothill Capital Corporation of Mechanicsville, Virginia ("Foothill") and the Company's then wholly-owned subsidiaries, Deering and A-One-A under which Foothill agreed to provide revolving loans subject to available collateral to a maximum of $3,200,000. The principal balance of approximately $1,360,000 at December 31, 1997 represents substantially all credit available under the facility at that date. The balance incurs interest at 2.5% above the bank's prime rate. The prime rate at December 31, 1997, was 8.5%. The loan is collateralized by virtually all assets of the Company.

                            TERRACE HOLDINGS, INC.

                FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

          (INFORMATION FOR JUNE 30, 1998 AND 1997 IS UNAUDITED)


(9) LONG-TERM DEBT

  At December 31, 1997, long-term debt consisted of the following:

      Note payable in thirty-six monthly total installments of
       $6,583, including interest at 9.1% per annum, through June
       1999, collateralized by certain transportation equipment......  $110,370
      Note payable in thirty-six monthly total installments of
       $1,154, including interest at 9.8% per annum, through December
       1999, collateralized by certain transportation equipment......    25,071
      Note payable in thirty-six monthly total installments of
       $1,150, including interest at 9.8% per annum, through December
       1999, collateralized by certain transportation equipment......    24,976
      Note payable--bank in eighteen monthly total installments of
       $5,556, plus interest of 2.5% above a variable interest rate
       (prime rate), per annum, through February 1999, collateralized
       by certain transportation equipment...........................    83,333
                                                                       --------
          Total......................................................   243,750
      Less: Current Portion..........................................   162,370
                                                                       --------
          Total......................................................  $ 81,380
                                                                       ========

  Long-term debt at December 31, 1997, matures as follows:

             1998............................ $162,370
             1999............................   81,380
             2000............................      --
             2001............................      --
             2002............................      --
             Thereafter......................      --
                                              --------
                 Total....................... $243,750
                                              ========

  The Company is subject to restrictive covenants including restrictions on the use of proceeds, and collateral, and assurance of the maintenance of marketable title to collateral. Management believes the Company was in compliance with all debt covenants at December 31, 1997.

  The weighted average interest rate on short-term borrowings as of December 31, 1997, was 11%.

(10) INCOME TAXES

  Under generally accepted accounting principles, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which temporary differences are expected to be recovered or settled. Temporary differences include different tax and book bases of property and equipment and intangible assets. Generally accepted accounting principles requires the establishment of a deferred tax asset for all deductible temporary differences and operating loss carryforwards. The operating loss carryforwards at December 31, 1997, (assuming all operating loss carryforwards will be available) amount to

                            TERRACE HOLDINGS, INC.

                FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

          (INFORMATION FOR JUNE 30, 1998 AND 1997 IS UNAUDITED)

approximately $5,550,000. Such loss carryforwards will expire at the rate of $4,000,000 in 2012, $1,200,000 in 2011 and $350,000 in 2010. At December 31,
1997, based on the amount of operating loss carryforwards, the Company would have had a deferred tax asset of approximately $1,900,000. However, because of the uncertainty that the Company will generate income in the future sufficient to fully or partially utilize these carryforwards, a valuation allowance of $1,900,000 has been established representing an increase of $1,374,000 from December 31, 1996. Accordingly, no deferred tax asset is reflected in these financial statements.

(11) RELATED PARTIES TRANSACTIONS

  During 1996, the Hospitality Group paid off an outstanding loan due to a stockholder, which was payable on demand plus interest. The interest rate on the loan was 8.5%. Interest expense related to this loan amounted to $7,667 for the period ended December 31, 1996.

  A-One-A had sales to a related entity whose shareholders include shareholders of the Company. Sales to the related entity totaled $203,327 for the period July 1 (effective purchase date) to December 27, 1997.

  A-One-A also purchased goods from the same related party totaling $357,425 for the period July 1 (effective purchase date) to December 27, 1997. The Company had net receivables of $122,752 (net of a payable of $56,964) due from the related party at December 27, 1997, which will be collected and paid within one year, during the normal course of business. The Company purchased the related entity in February 1998 (See Note 16).

  In February 1997, the Company entered into an option agreement with Dr. Lasko, the President, Treasurer, and a Director of the Company and his son, Jonathan S. Lasko, the Executive Vice-President, Secretary, Chief Operating Officer and a Director of the Company, which gave the Laskos, individually or together, the option to purchase the businesses, assets or capital stock of the Hospitality Group at the fair market value thereof. The option is exercisable for approximately three years commencing April 1, 1998 until February 17, 2001, or earlier under certain circumstances, exercise of the option, is subject to shareholders' approval. The Company and Dr. Lasko agreed to accelerate the exercise of his option, and in March 1998, he purchased (subject to shareholder approval) LFKT and A&E in exchange for the relinquishment of his employment contract and certain warrants. Dr. Lasko did not purchase The Lasko Companies, Inc. however, but has agreed to manage it for the Company (See Notes 16 and 17).

(12) COMMITMENTS AND CONTINGENCIES

  (A) Operating Leases--The Company's operating facilities are leased from an affiliate of A-One-A's officers. Future minimum rentals payments under operating leases with terms in excess of one year are as follows:

             YEAR ENDING DECEMBER 31,         AMOUNT
             ------------------------       ----------
             1998.......................... $  240,852
             1999..........................    228,492
             2000..........................    221,544
             2001..........................    221,544
             2002..........................    221,544
             Thereafter....................    996,948
                                            ----------
                 Total..................... $2,130,924
                                            ==========

                            TERRACE HOLDINGS, INC.

                FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

          (INFORMATION FOR JUNE 30, 1998 AND 1997 IS UNAUDITED)


  Rent expense related to the leases for the years ended December 31, 1997 and 1996 was $142,630 and $15,900, respectively.

  (B) Employment Agreements--In addition to the A-One-A employment agreements (See Note 2), the Company has an employment agreement with Jonathan S. Lasko, through August 31, 2000, for a base salary of $125,000 per year. The employment agreement was amended in February 1997. The amendment eliminated certain options in the agreement in consideration of the issuance of warrants to purchase 375,000 shares of the Company's common stock. Additionally, the agreement was amended to provide that certain other benefits be made available to the executive.

  In connection with the Bay Purveyors acquisition (See Note 2), A-One-A entered into a 5-year employment agreement effective September 1, 1997 with an upper level manager for a base salary of $65,000 per year.

  (C) Standby Letter of Credit--The Company has available a standby letter of credit in the amount of $100,000, which is being maintained as security for payments related to purchases of inventory. The letter of credit expires May 1, 1998 and is collateralized by a blanket lien on the Company's assets. At December 31, 1997, there was no balance outstanding pursuant to the letter of credit.

(13) DESCRIPTION OF SECURITIES

  (A) Convertible Preferred Stock--The Company is authorized to issue 10,000,000 shares of convertible preferred stock (the "Convertible Preferred Stock"), par value $.001 per share. Pursuant to an offering memorandum dated July 7, 1997, the Company offered 1,750,000 units of its securities at $2 per unit (the "Preferred Units"). Each Preferred Unit consisted of one share of Convertible Preferred Stock and two warrants, each to purchase one share of Company common stock at an exercise price of $4 per share. As of December 31, 1997, 1,523,825 Preferred Units (including 171,325 Units issued as investment banking placement fees) were issued for aggregate consideration of $2,673,300 net of offering costs. Each share of Convertible Preferred Stock is non-voting, unless converted into common stock of the Company. The Convertible Preferred Stock is entitled to preference in the declaration of dividends if and when any dividends are declared or paid. There were no dividends declared or paid on the Convertible Preferred Stock at December 31, 1997. The Convertible Preferred Stock is entitled to preference over the common stock in the event of dissolution, liquidation or winding-up the Company. Each share of Convertible Preferred Stock is convertible into two shares of common stock of the Company at the option of the holder. All shares of the Convertible Preferred Stock not converted on or prior to July 31, 1998 will be automatically converted, based on that ratio, into shares of common stock of the Company on that date. The Company issued 156,325 Preferred Units to Biltmore Securities, Inc., and 15,000 Preferred Units to Westport Capital Markets, LLC, as placement fees (accounted for as offering costs) in connection with the offering. Additionally, the Company issued to Biltmore and its assignees, warrants to purchase 750,000 shares of Company common stock at a price of $4.00 per share, exercisable through and including December 4, 2000.

  (B) Common Stock--The Company is authorized to issue 25,000,000 shares of common stock, par value $.001 per share.

  Holders of common stock are entitled to dividends when, as and if declared by the Board of Directors, subject to any priority as to dividends for any preferred stock that may be outstanding. Holders of common stock are entitled to cast one vote for each share held at all stockholder meetings for all purposes, including the election of Directors.

                            TERRACE HOLDINGS, INC.

                FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

          (INFORMATION FOR JUNE 30, 1998 AND 1997 IS UNAUDITED)


  In November 1997, the Company sold 200,000 shares of unregistered common stock to an unrelated party for $1.10 per share. The issuance of these shares resulted in a charge to operations of $180,000.

  (C) Options and Warrants--In December 1995, the Company completed a public offering (the "Offering") of 1,437,500 units ("Units") of its securities at $3.75 per Unit.

  Each Unit consisted of one share of common stock and one redeemable common stock purchase warrant exercisable at $4.00 per share during the four year period commencing one year after the December 5, 1995 effective date of the Offering. The warrants ("Public Warrants") are redeemable under certain conditions. The Offering resulted in net proceeds of approximately $4,347,000 to the Company. In connection with the Offering, the underwriter purchased an option from the Company to purchase up to 125,000 Units (each Unit identical to the Units sold in the Offering) and up to 16,500 shares of common stock. The option is exercisable for a four-year period, which commenced December 5, 1996, and entitles the underwriter to purchase each unit and each share of common stock at an exercise price of $4.50, subject to adjustment under certain circumstances.

  During 1995, prior to the Offering, the Company received an aggregate of $400,000 in bridge loans. The loans were repaid from the proceeds of the Offering. As additional consideration, solely for making the loans, the Company granted the lenders the right to receive an aggregate of 200,000 units ("Bridge Units") which were substantially similar to the units sold in the Offering.

  Additionally, at December 31, 1997, the Company also had warrants outstanding (the "Bridge Warrants") to purchase 200,000 shares of its common stock at ten dollars ($10.00) per share. The terms and conditions of the Bridge Warrants (other than the exercise price) are identical to the terms and conditions of the Public Warrants.

  On February 17, 1997, in connection with the Deering acquisition, the Company issued; (i) warrants to purchase 250,000 shares of its common stock to Biltmore Securities, Inc. as its investment banking fee; and (ii) warrants to purchase 50,000 shares of its Common Stock to Bruce S. Phillips, a director of the Company, in recognition of his efforts successfully to negotiate and consummate this transaction. These warrants have an exercise price of $1.1875 exercisable commencing February 17, 1997, the closing date of the transaction, and expiring on August 31, 2000.

  (D) Reduction in Warrant Price--During a 60-day period ("Temporary Exercise Period") commencing with the effective date of a pending registration statement, the Company will temporarily reduce the exercise price of certain warrants with an exercise price of $4.00 per share to $1.25 to attempt to secure additional cash liquidity for immediate working capital and to increase the Company's equity capital base. After the expiration of the Temporary Exercise Period, the exercise price of the warrants will return to the original $4.00 per share for the balance of the term of the warrants.

(14) STOCK OPTION PLAN AND WARRANTS

  The Company adopted the 1997 Stock Option Plan (the "Plan") which enables its Board of Directors to grant options for the purchase of shares of its common stock. The Plan authorizes the grant of options to purchase up to an aggregate of 1,250,000 shares of the Company's Common Stock, to (i) officers and other full-time salaried employees of the Company and its subsidiaries with managerial, professional or supervisory

                            TERRACE HOLDINGS, INC.

                FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

          (INFORMATION FOR JUNE 30, 1998 AND 1997 IS UNAUDITED)

responsibilities, and (ii) consultants and advisors who render bona fide services to the Company and its subsidiaries, in each case, where the compensation committee of the Board of Directors determines that such officer, employee, consultant or advisor has the capacity to make a substantial contribution to the success of the Company. The purposes of the Plan are to enable the Company to attract and retain persons of ability as officers and other key employees with managerial, professional or supervisory responsibilities, to retain able consultants and advisors, and to motivate such persons to use their best efforts on behalf of the Company by providing them with an equity participation in the Company.

  Pursuant to the Plan, in February 1997, the Board of Directors granted certain officers, directors and significant employees 630,000 options to purchase Company common stock at an exercise price of $1.185 per share. The options of which the majority vest over a 3 year period, one-third per year and expire on February 20, 2007.

  In July and September 1997, the Board of Directors granted certain employees 108,000 options to purchase Company common stock at an exercise price of $2.31 per share. The options vest over a 3 year period , one-third per year and expire on June 30, and September 21, 2007.

  As per the amended employment agreements with two executives, they each received warrants to purchase 375,000 shares of Company common stock at $1.1875 per share which warrants are immediately exercisable at any time through August 31, 2000.

  The Company also issued two directors warrants to purchase 40,000 shares of the Company common stock at $1.1875 per share which are exercisable at any time through August 31, 2000.

  During 1997, the Company issued 300,000 stock options to consultants at an exercise price of $1.1875 at the date of grant, and having a weighted average exercise price of $1.1875. The total cost of issuing these stock options to consultants during 1997 is approximately $207,000 which is being charged to operations for the year ended December 31, 1997. The weighted average fair value of stock options granted to consultants during 1997 is estimated at $.69 using the Black-Scholes option-pricing model and using a weighted average risk-free interest rate of 6% and a weighted average expected life of 3.8 years with an estimated volatility of 75%. No dividends are expected to be paid during the expected life of the options.

  A summary of the options and warrants is as follows:

                                                                WEIGHTED AVERAGE
                                                       SHARES    EXERCISE PRICE
                                                      --------- ----------------
      Outstanding at December 31, 1995...............       --       $ --
        Granted......................................       --         --
        Exercised....................................       --         --
        Expired/Canceled.............................       --         --
                                                      ---------      -----
      Outstanding at December 31, 1996...............       --         --
        Granted...................................... 1,453,000       1.27
        Exercised....................................       --         --
        Expired/Canceled.............................       --         --
                                                      ---------      -----
      Outstanding at December 31, 1997............... 1,453,000      $1.27
                                                      =========      =====
      Exercisable at December 31, 1997...............   717,667      $1.24
                                                      =========      =====

                            TERRACE HOLDINGS, INC.

                FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

          (INFORMATION FOR JUNE 30, 1998 AND 1997 IS UNAUDITED)


  If compensation cost (totaling approximately $890,000), for options issued under the Plan had been determined based on the fair value at the grant dates for awards under Plan, consistent with the alternative method set forth under SFAS No. 123, the Company's net loss and basic and diluted net loss per share of common stock would have been reduced on a pro forma basis as indicated below:

                                                      YEAR ENDED DECEMBER 31,
                                                      ------------------------
                                                         1997         1996
                                                      -----------  -----------
      Net Loss:
        As Reported.................................  $(4,352,053) $(1,156,027)
        Pro Forma...................................  $(5,242,053) $(1,156,027)
      Basic and Diluted Net Loss Per Share of Common
       Stock:
        As Reported.................................  $      (.98) $      (.35)
        Pro Forma...................................  $     (1.18) $      (.35)

  The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for the grants awarded in 1997 and 1996, respectively:

                                                                 DECEMBER 31,
                                                                ---------------
                                                                  1997     1996
                                                                ---------  ----
      Dividend Yields..........................................         0% -- %
      Expected Volatility......................................        76% -- %
      Risk-Free Interest Rate..................................       6.0% -- %
      Expected Lives........................................... 4.0 Years  --

  The weighted-average fair value of options granted was $.76 and $-0- for the years ended December 31, 1997 and 1996, respectively.

  The following table summarizes information about stock options and warrants at December 31, 1997:

                                             OUTSTANDING                     EXERCISABLE
                              ----------------------------------------- ----------------------
                                            WEIGHTED        WEIGHTED               WEIGHTED
                                           REMAINING        AVERAGE                AVERAGE
   RANGE OF EXERCISE PRICES    SHARES   CONTRACTUAL LIFE EXERCISE PRICE SHARES  EXERCISE PRICE
   ------------------------   --------- ---------------- -------------- ------- --------------
   $1.185-$1.1875..........   1,345,000    9.2 Years         $1.186     681,667     $1.186
   $2.31...................     108,000    9.5 Years         $ 2.31      36,000     $ 2.31
                              ---------    ---------         ------     -------     ------
       Totals..............   1,453,000    9.3 Years         $ 1.27     717,667     $ 1.40
                              =========    =========         ======     =======     ======

(15) NEW AUTHORITATIVE ACCOUNTING PRONOUNCEMENTS

  The FASB has issued SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in the financial statements. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997. Earlier application is permitted. Reclassification of financial statements for earlier periods provided for comparative purposes is required. Management is in the process of determining its preferred format. The adoption of SFAS No. 130 will have no impact on the Company's consolidated results of operations, financial position or cash flows.

  The FASB has issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." SFAS No. 131 changes how operating segments are reported in annual financial statements and requires the reporting of selected information about operating segments in interim financial reports issued to

                            TERRACE HOLDINGS, INC.

                FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

          (INFORMATION FOR JUNE 30, 1998 AND 1997 IS UNAUDITED)

shareholders. SFAS No. 131 is effective for periods beginning after December 15, 1997, and comparative information for earlier years is to be restated. SFAS No. 131 need not be applied to interim financial statements in the initial year of its application. The Company is in the process of evaluating the disclosure requirements. The adoption of SFAS No. 131 will have no impact on the Company's consolidated results of operations; financial position or cash flows.

  In February 1998, the FASB issued SFAS No. 132, "Employers Disclosure about Pensions and Other Postretirement Benefits," which is effective for fiscal years beginning after December 15, 1997. The modified disclosure requirements are not expected to have a material impact on the Company's results of operations, financial position or cash flows.

(16) SUBSEQUENT EVENTS

  In January 1998, the Company entered into an employment agreement with its Chief Financial Officer. The compensation for services rendered under this agreement is $90,000 per annum and includes an incentive bonus. The agreement also includes options to purchase the Company's stock and a severance package.

  In January 1998, the Company purchased certain non-cash assets of D.M.S. Food Distributors, Inc., a Florida Corporation d/b/a Gourmet Distributors ("Gourmet"). Gourmet is a wholesaler of dry goods. In consideration for the purchase, the Company paid approximately $254,000 including inventory and furniture and fixtures, which resulted in costs in excess of net assets of approximately $125,000 which will be allocated to intangible assets.

  In February 1998, the Company purchased all of the outstanding stock of Fresh, Inc., ("Fresh") a related entity (See Note 11). Fresh is a wholesaler which sells packaged and cut fresh produce. In consideration for the purchase, the Company paid $105,000 in cash and issued 138,948 shares of common stock valued at $270,000. The acquisition resulted in costs in excess of net assets of approximately $350,000 which will be allocated to intangible assets.

  On March 13, 1998, the Company sold its A&E Management Corp. and The Lasko Family Kosher Tours, Inc., subsidiaries to Samuel H. Lasko for consideration aggregating $575,000 in accordance with an independent fair value opinion received by the Company, subject to the affirmative vote of shareholders at the next annual meeting. On that date the Company also entered into a management agreement with Dr. Lasko to operate and manage the business and activities of The Lasko Companies, Inc. ("TLC") which operates a restaurant business (the "Restaurant"). The agreement will terminate upon the sale or other disposition of the Restaurant or the The Lasko Companies. (See Notes 3 and 17).

(17) SUBSEQUENT EVENTS--UNAUDITED (SUBSEQUENT TO THE DATE OF THE REPORT OF INDEPENDENT AUDITORS)

  On March 23, 1998, the Company entered into a contract to sell its wholly-owned subsidiary, The Lasko Companies, Inc. The sale price $90,000 to be paid as follows, with $25,000 paid at the execution of the agreement (currently held in escrow by the seller's attorney) and $65,000 to be paid by cash or certified check upon execution and delivery of Bill of Sale. The sale was completed on May 29, 1998.

  On July 15, 1998, the Company received funding from an institutional lender, providing the Company and its wholly-owned subsidiaries an aggregate of up to $6,000,000 in senior secured financing, the proceeds of

                            TERRACE HOLDINGS, INC.

                FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

          (INFORMATION FOR JUNE 30, 1998 AND 1997 IS UNAUDITED)

which have been or will be used for (i) repayment of senior indebtedness, (ii) acquisition of a privately held company, and (iii) ongoing working capital. As of the date of this Prospectus, the new financing arrangement is being documented.

  On June 25, 1998, the Company issued to a private investor $2,625,000 principal amount of 12% Convertible Subordinated Notes ("Notes"), and warrants to purchase 400,000 shares of Common Stock of the Company. The proceeds of the Notes have been added to the working capital of the Company. The Notes will be repaid from the first net proceeds, if any, received by the Company from the exercises of its $4.00 warrants at the temporary $1.25 per share exercise price. At any time subsequent to the expiration of the 60-day Temporary Exercise Period, the Notes are convertible at the option of the private investor, at the rate of one share of Common Stock for each $1.25 of principal and accrued but unpaid interest, and the warrants are exercisable at a price of $1.25 per share of Common Stock. At any time subsequent to the Temporary Exercise Period, any Notes not then converted or repaid, will be converted by the Company, into $1.25 Redeemable Convertible 8% Cumulative Preferred Stock ("Preferred Stock") of the Company. The Notes, warrants and Preferred Stock issued to the private investor are subject to anti-dilution adjustments, registration rights, interest and dividend adjustments and payment by the Company of certain fees and expenses in connection with the transaction. A discount of approximately $300,000 will be amortized to interest expense over the period from the date the security is issued to the date it first becomes convertible. In addition, the Company has granted to such private investor an option expiring no later than December 31, 1998 to purchase 500,000 shares of the Company's Common Stock at a price determined on the basis of the average closing price for the Company's Common Stock for the ten trading days immediately following the expiration of the Temporary Exercise Period. See "Risk Factors--Warrants Subject to Redemption; Temporary Exercise Price."

  On July 15, 1998, the Company acquired the assets and substantially all the liabilities of Banner Beef and Seafood Co., Inc. ("Banner") a privately held south Florida company engaged in the business of processing meat, seafood and poultry. The base purchase price is $1,800,000 and was financed through the Company's new senior secured financing arrangement described below. The acquisition was accounted for as a purchase effective July 17, 1998. The operations of Banner Beef and Seafood Co., Inc. will be included in the Company's results of operations from that date. The excess purchase price is allocated to property and equipment based upon appraisals the Company received from an independent third party.

  As part of the acquisition, the Company entered into a five year Employment Agreement with its Chief Executive Officer (the "CEO") at an annual base salary of $200,000. The CEO is a shareholder of the former Banner Beef and Seafood Co., Inc. and was its Chief Operating Officer.

  The former Banner Beef and Seafood Co., Inc. has been in business since 1965. As part of the acquisition, the Company also acquired the land and building in Miami, Florida, where the Banner business and offices are located. In addition, the Company has entered into a five-year lease for the building and real estate located in Hialeah, Florida, where the Banner seafood operations are housed. This facility is approximately 22,000 square feet of processing, warehouse and office space and is leased at approximately $120,000 per year. During the term of the lease, provided it is not in default, the Company has an option to purchase this property for the lesser of $1,270,000 or its independently appraised value. The owners of this real estate are the two principal shareholders of the former Banner Beef and Seafood Co., Inc., each of whom has executed a Non-Competition Agreement with the Company.

  The following pro forma information presents the results of the combined operations of Terrace, A-One-A and Banner Beef and Seafood Co., Inc., treating the latter two as if they were subsidiaries of Terrace for the full

                          TERRACE HOLDINGS, INC.

         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONCLUDED)

              FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

          (INFORMATION FOR JUNE 30, 1998 AND 1997 IS UNAUDITED)

period then ended. This pro forma information does not purport to be indicative of what would have occurred had the acquisitions been completed as of January 1, 1996 or results which may occur in the future.

  Pro forma unaudited information:

                                SIX MONTHS ENDED JUNE          YEARS ENDED
                                         30,                  DECEMBER 31,
                               ------------------------  ------------------------
                                  1998         1997         1997         1996
                               -----------  -----------  -----------  -----------
      Total Revenues.......... $16,250,821  $11,360,389  $23,192,237  $20,579,194
      Net Loss ............... $  (532,336) $  (230,671) $(2,042,745) $  (396,916)
      Basic and Diluted Net
       Loss Per Share of
       Common Stock........... $       (--) $        --  $      (.46) $      (.12)

  On July 29, 1998 Dr. Lasko replaced certain warrants he had given as partial consideration for his purchase of LFKT and A&E (see Notes 3(B) and 11) with his promissory note in the principal amount of $159,000, bearing interest at 8%. See "Business--Hospitality."

  In July 1998, the Company and its subsidiaries secured a financing agreement with IBJ Schroder Business Credit Corporation ("IBJ") under which IBJ agreed to provide a revolving loan subject to available collateral to a maximum of $4,000,000. The principal balance incurs interest at .5% above the bank's prime rate. The loan is collateralized by virtually all assets of the Company.

  In July 1998, the Company and its subsidiaries also obtained a term note from IBJ in the principal amount of $2,000,000. The note is payable in thirty-six monthly installments of $23,810 plus interest of 1% above the bank's prime rate, per annum, through July 2001, collateralized by virtually all assets of the Company.

(18) UNAUDITED INTERIM PERIODS

  The unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and Item 310(b) of Regulation S-B. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

  In the opinion of management, such statements include all adjustments [consisting only of normal recurring items] which are considered necessary in order to make the financial statements not misleading. The results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year.

            REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and

Stockholders of Banner Beef and Seafood Co., Inc.

  In our opinion, the accompanying balance sheets and the related statements of operations and retained earnings and of cash flows present fairly, in all material respects, the financial position of Banner Beef and Seafood Co., Inc. at December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP

Miami, Florida

June 12, 1998

                     BANNER BEEF AND SEAFOOD CO., INC.

                              BALANCE SHEETS

                                           JUNE 30,   DECEMBER 31, DECEMBER 31,
                                             1998         1997         1996
                                          ----------- ------------ ------------
                                          (UNAUDITED)
                 ASSETS
Current assets:
  Cash and cash equivalents.............. $      --    $   48,044   $  195,114
  Accounts receivable....................    524,605      535,226      783,808
  Inventories............................    656,287      763,246    1,545,987
  Prepaid expenses and other current
   assets................................     88,928       93,895       49,175
                                          ----------   ----------   ----------
    Total current assets.................  1,269,820    1,440,411    2,574,084
Fixed assets, net........................    761,019      810,738      808,593
Deposits and other assets................     11,703       11,703       11,703
                                          ----------   ----------   ----------
                                          $2,042,542   $2,262,852   $3,394,380
                                          ==========   ==========   ==========
  LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued expenses.. $  327,154   $  375,649   $  521,944
  Bank overdrafts........................      1,118          --           --
  Line of credit payable to bank.........    500,000      325,000      600,000
  Current portion of debt................    406,313      406,313      241,813
                                          ----------   ----------   ----------
    Total current liabilities............  1,233,467    1,106,962    1,363,757
Long term debt, less current portion.....     90,556      121,111      200,556
                                          ----------   ----------   ----------
Total liabilities........................  1,325,141    1,228,073    1,564,313
                                          ----------   ----------   ----------
Stockholders' equity:
  Common stock, no par value, 100 shares
   authorized, issued and outstanding....    100,000      100,000      100,000
  Additional paid in capital.............    150,000      150,000      150,000
  Retained earnings......................    467,401      784,779    1,580,067
                                          ----------   ----------   ----------
Total stockholders' equity...............    717,401    1,034,779    1,830,067
                                          ----------   ----------   ----------
                                          $2,042,542   $2,262,852   $3,394,380
                                          ==========   ==========   ==========

The accompanying notes are an integral part of these financial statements.

                     BANNER BEEF AND SEAFOOD CO., INC.

                         STATEMENTS OF OPERATIONS

                                    SIX MONTHS ENDED            YEARS ENDED
                                        JUNE 30,               DECEMBER 31,
                                 ------------------------  ----------------------
                                    1998         1997         1997        1996
                                 -----------  -----------  ----------  ----------
                                 (UNAUDITED)  (UNAUDITED)
Net sales....................... $2,821,303   $3,179,701   $6,082,085  $9,922,547
Cost of sales...................  2,550,591    2,772,185    5,384,848   8,454,264
                                 ----------   ----------   ----------  ----------
Gross profit....................    270,712      407,516      697,237   1,468,283
                                 ----------   ----------   ----------  ----------
Operating expenses:
  Selling.......................    231,203      277,586      526,500     397,955
  General and administrative....    332,599      449,296      873,880   1,075,365
                                 ----------   ----------   ----------  ----------
                                    563,802      726,882    1,400,380   1,473,320
                                 ----------   ----------   ----------  ----------
Loss from operations............   (293,090)         --      (703,143)     (5,037)
Other income....................     32,459       31,782       16,381      32,169
Interest expenses...............    (56,747)     (47,931)    (108,526)   (101,455)
                                 ----------   ----------   ----------  ----------
Net loss........................ $ (317,378)  $ (335,515)  $ (795,288) $  (74,323)
                                 ==========   ==========   ==========  ==========

The accompanying notes are an integral part of these financial statements.

                     BANNER BEEF AND SEAFOOD CO., INC.

                    STATEMENTS OF STOCKHOLDERS' EQUITY

                            COMMON STOCK
                         ------------------ ADDITIONAL                 TOTAL
                         NUMBER OF           PAID-IN    RETAINED   STOCKHOLDERS'
                          SHARES    AMOUNT   CAPITAL    EARNINGS      EQUITY
                         --------- -------- ---------- ----------  -------------
Balance--December 31,
 1995...................    100    $100,000  $150,000  $1,654,390   $1,904,390
  Net loss..............    --          --        --      (74,323)     (74,323)
                            ---    --------  --------  ----------   ----------
Balance--December 31,
 1996...................    100     100,000   150,000   1,580,067    1,830,067
  Net loss..............    --          --        --     (795,288)    (795,288)
                            ---    --------  --------  ----------   ----------
Balance--December 31,
 1997...................    100     100,000   150,000     784,779    1,034,779
  Net loss..............    --          --        --     (317,378)    (317,378)
                            ---    --------  --------  ----------   ----------
Balance--June 30, 1998
 (unaudited)............    100    $100,000  $150,000  $  467,401   $  717,401
                            ===    ========  ========  ==========   ==========

The accompanying notes are an integral part of these financial statements.

                     BANNER BEEF AND SEAFOOD CO., INC.

                         STATEMENTS OF CASH FLOWS

                                      SIX MONTHS ENDED         YEARS ENDED
                                          JUNE 30,            DECEMBER 31,
                                   ----------------------- --------------------
                                      1998        1997       1997       1996
                                   ----------- ----------- ---------  ---------
                                   (UNAUDITED) (UNAUDITED)
Cash flows from operating
 activities:
  Net loss.......................   $(317,378)  $(335,515) $(795,288) $ (74,323)
  Adjustments to reconcile net
   loss to net cash provided by
   (used in) operating
   activities:
    Depreciation and
     amortization................      62,664      53,836    111,494    104,146
    Changes in assets and
     liabilities:
      (Increase) decrease in
       accounts receivable.......      10,621     222,252    248,582     88,230
      (Increase) decrease in
       inventories...............     106,959     691,528    782,741   (102,776)
      Increase in prepaid
       expenses and other current
       assets....................       4,967       2,105    (44,720)    (1,092)
      Increase (decrease) in
       accounts payable, accrued
       expenses and bank
       overdrafts................     (47,377)   (252,706)  (146,295)   (57,004)
                                    ---------   ---------  ---------  ---------
        Net cash (used in)
         provided by operating
         activities..............    (179,544)    381,500    156,514    (42,819)
                                    ---------   ---------  ---------  ---------
Cash flows used in investing
 activities:
  Capital expenditures, net......     (12,945)     82,091   (113,639)   (47,168)
                                    ---------   ---------  ---------  ---------
        Net cash used in
         investing activities....     (12,945)     82,091   (113,639)   (47,168)
                                    ---------   ---------  ---------  ---------
Cash flows from financing
 activities:
  Net borrowings (repayments)
   under line of credit payable
   to bank.......................     175,000    (425,000)  (275,000)   250,000
  Proceeds from loans payable to
   shareholders..................         --      162,980    164,500     21,690
  Principal payments on long term
   debt..........................     (30,555)   (205,147)   (79,445)   (73,333)
                                    ---------   ---------  ---------  ---------
        Net cash provided by
         (used in) financing
         activities..............     144,445    (467,167)  (189,945)   198,357
                                    ---------   ---------  ---------  ---------
Net (decrease) increase in cash
 and cash equivalents............     (48,044)   (167,758)  (147,070)   108,370
Cash and cash equivalents,
 beginning of period.............      48,044     195,114    195,114     86,744
                                    ---------   ---------  ---------  ---------
Cash and cash equivalents, end of
 period..........................   $       0   $  27,356  $  48,044  $ 195,114
                                    =========   =========  =========  =========
Supplemental disclosure of cash
 flow information:
  Cash paid during the year for
   interest......................   $  41,763   $  40,596  $  88,593  $ 100,755
                                    =========   =========  =========  =========

The accompanying notes are an integral part of these financial statements.

                    BANNER BEEF AND SEAFOOD CO., INC.

                      NOTES TO FINANCIAL STATEMENTS

                        DECEMBER 31, 1997 AND 1996

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

  Banner Beef and Seafood Co., Inc. (the "Company") is engaged in the processing and wholesale distribution of meat, poultry and seafood products.

  A summary of significant accounting principles followed in the preparation of the accompanying financial statements is presented below:

 Accounting estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Cash and cash equivalents

  The Company has defined cash and cash equivalents as those highly liquid investments with an original maturity of three months or less.

 Inventories

  Inventories are recorded at the lower of cost or market, cost being determined under the first-in, first-out method.

 Fixed assets

  Fixed assets are stated at cost, less accumulated depreciation. Depreciation is provided using the straight line method over the estimated useful lives of the related assets. Expenditures for maintenance and repairs which do not extend the useful life of the asset are charged to expense as incurred. Expenditures for betterments and major renewals are capitalized.

 Income taxes

  The Company has elected to be taxed as an S Corporation. Under the S Corporation provisions of the Internal Revenue Code, the Company's taxable income or loss is included in the federal tax return of its stockholders.

 Revenues recognition

  Revenue is recognized at the time of delivery.

 Reclassifications

  Certain amounts have been reclassified from the prior year to conform to current year's presentation.

                    BANNER BEEF AND SEAFOOD CO., INC.

2. INVENTORIES

                                                               DECEMBER 31,
                                                            -------------------
                                                              1997      1996
                                                            -------- ----------
      Unprocessed goods.................................... $112,619 $  138,120
      Finished goods:
        Seafood products...................................  618,481  1,348,959
        Meat and poultry products..........................   32,146     58,908
                                                            -------- ----------
                                                            $763,246 $1,545,987
                                                            ======== ==========

3. FIXED ASSETS

                                               DECEMBER 31,          ESTIMATED
                                          ------------------------  USEFUL LIVES
                                             1997         1996       (IN YEARS)
                                          -----------  -----------  ------------
      Land............................... $    45,000  $    45,000
      Buildings and improvements.........   1,111,835    1,111,835       30
      Machinery..........................   1,968,698    1,858,982      5-8
      Office furniture and equipment.....     147,007      143,083        5
      Automobiles........................     136,212      136,212        5
                                          -----------  -----------
                                            3,408,752    3,295,112
      Less accumulated depreciation......  (2,598,014)  (2,486,519)
                                          -----------  -----------
                                          $   810,738  $   808,593
                                          ===========  ===========

4. DEBT

                                                             DECEMBER 31,
                                                         ---------------------
                                                           1997        1996
                                                         ---------  ----------
      Line of credit payable to a bank, interest at
       prime plus 1/2% (8.75% at December 31, 1997)....  $ 325,000  $  600,000
      Stockholders' loans, unsecured, interest at 9% in
       1997, no specific principal repayment terms.....    332,980     168,480
      Mortgage note payable to a bank, payable in equal
       monthly installments of $6,111 plus interest at
       prime plus 1/2% (8.75% at December 31, 1997)....    194,444     273,889
                                                         ---------  ----------
                                                           852,424   1,042,369
      Less current portion of debt.....................   (731,313)   (841,813)
                                                         ---------  ----------
                                                         $ 121,111  $  200,556
                                                         =========  ==========

  Interest expense to related parties in 1997 and 1996 was approximately $20,000 and $13,000, respectively.

  The line of credit has a maximum borrowing base of $500,000 or 30% of certain inventory and 75% of eligible receivables. The line of credit is secured by all the Company's assets and the personal guarantee of the Company's shareholders. The line of credit is cross collateralized with a note payable secured by a building owned by the Company. Under the terms of the line of credit agreement there are, among others, covenants regarding debt to net worth restrictions. The line of credit expires on July 31, 1998.

  The mortgage note is secured by a building owned by the Company, all Company assets and by the personal guarantees of the principal shareholders.

                    BANNER BEEF AND SEAFOOD CO., INC.

5. PRINCIPAL CUSTOMERS AND SUPPLIERS

  The Company had sales of approximately $4,907,000 to one customer for the year ended December 31, 1996. Purchases of approximately $1,027,000 and $1,845,000 during 1997 and 1996, respectively, were made from two third party suppliers.

6. COST OF SALES

                                                             DECEMBER 31,
                                                         ----------------------
                                                            1997        1996
                                                         ----------  ----------
      Beginning inventory............................... $1,545,987  $1,443,211
      Purchases.........................................  2,765,136   6,537,822
      Salaries..........................................    945,220     908,352
      Depreciation and amortization.....................     96,895      89,646
      Repairs and maintenance...........................    180,270     307,003
      Other.............................................    614,586     714,217
      Less ending inventory.............................   (763,246) (1,545,987)
                                                         ----------  ----------
                                                         $5,384,848  $8,454,264
                                                         ==========  ==========

  During 1997 and 1996, the Company purchased approximately $362,000 and $1,144,000, respectively, of seafood products from an affiliated company in Panama.

7. SELLING EXPENSES

                                                               DECEMBER 31,
                                                             -----------------
                                                               1997     1996
                                                             -------- --------
      Commissions (approximately $42,000 and $60,000 to
       stockholders in 1997 and 1996, respectively)......... $237,261 $118,589
      Freight...............................................  131,561  182,226
      Other.................................................  157,678   97,140
                                                             -------- --------
                                                             $526,500 $397,955
                                                             ======== ========

8. GENERAL AND ADMINISTRATIVE EXPENSES

                                                                DECEMBER 31,
                                                             -------------------
                                                               1997      1996
                                                             -------- ----------
      Salaries.............................................. $719,893 $  857,781
      Other.................................................  153,987    217,584
                                                             -------- ----------
                                                             $873,880 $1,075,365
                                                             ======== ==========

9. SUBSEQUENT EVENT

  In February 1998, the Company entered into an acquisition agreement with Terrace Holdings, Inc. Under the terms of the acquisition agreement the Company will sell to Terrace Holdings, Inc., all assets and liabilities of the Company with the exception of its stockholders' loans.